THIRD AMENDED AND RESTATED
                         CREDIT AGREEMENT

                    dated as of June 30, 1998

                              among

                         INTERFACE, INC.,

                      INTERFACE EUROPE B.V.,

                    INTERFACE EUROPE LIMITED,


                    THE LENDERS LISTED HEREIN,


                      SUNTRUST BANK, ATLANTA
                               and
               THE FIRST NATIONAL BANK OF CHICAGO,
                          as Co-Agents,

                               and

                     SUNTRUST BANK, ATLANTA,
                       as Collateral Agent

=================================================================

               FIRST CHICAGO CAPITAL MARKETS, INC.
                               and
            SUNTRUST EQUITABLE SECURITIES CORPORATION,
                           as Arrangers

                    THIRD AMENDED AND RESTATED
                         CREDIT AGREEMENT


          THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT made and entered into as of June 30, 1998, by and among INTERFACE, INC., a Georgia corporation ("Interface"), INTERFACE EUROPE B.V., a "besloten vennootschap met beperkte aansprakelijkheid" (private company with limited liability) incorporated and existing under the laws of The Netherlands with its registered seat in Scherpenzeel, Gld., The Netherlands ("Europe B.V."), INTERFACE EUROPE LIMITED, a private company limited by shares organized and existing under the laws of England and Wales ("Europe Limited"), and each other Foreign Subsidiary (as hereinafter defined) that becomes a "Multicurrency Borrower" hereunder as provided in
Section 3.09 hereof (each an "Additional Multicurrency Borrower" and collectively, the "Additional Multicurrency Borrowers"; Interface, Europe B.V., Europe Limited, and all Additional Multicurrency Borrowers referred to collectively herein as the "Borrowers"), SUNTRUST BANK, ATLANTA, a banking corporation organized under the laws of the State of Georgia ("STBA"), THE FIRST NATIONAL BANK OF CHICAGO, a national banking association ("FNBC"), the other banks and lending institutions listed on the signature pages hereof, and any assignees of STBA, FNBC, or such other banks and lending institutions which become "Lenders" as provided herein (STBA, FNBC, and such other banks, lending institutions, and assignees referred to collectively herein as the "Lenders"), SUNTRUST BANK, ATLANTA, in its capacity as agent for those Lenders having Domestic Syndicated Loan Commitments or having outstanding Domestic Syndicated Loans as provided herein, and each successor agent for such Lenders as may be appointed from time to time pursuant to Article X hereof (the "Domestic Agent"), THE FIRST NATIONAL BANK OF CHICAGO, in its capacity as agent for those Lenders having outstanding Multicurrency Syndicated Loan Commitments or having outstanding Multicurrency Syndicated Loans as provided herein, and each successor agent for such Lenders as may be appointed from time to time pursuant to
Article X hereof (the "Multicurrency Agent"; the Domestic Agent and the Multicurrency Agent referred to collectively herein as the "Co-Agents"), and SUNTRUST BANK, ATLANTA, in its capacity as collateral agent for the Co-Agents and Lenders and each successor collateral agent as may be appointed from time to time pursuant to Article X hereof (the "Collateral Agent");


                       W I T N E S S E T H:


          WHEREAS, Interface, Europe B.V., Europe Limited, the lenders listed therein, SunTrust Bank, Atlanta and The First National Bank of Chicago, as Co-Agents, and SunTrust Bank, Atlanta, as Collateral Agent, are parties to a certain Second Amended and Restated Credit Agreement dated as of June 27, 1997, as amended by a certain First Amendment to Second Amended and Restated Credit Agreement dated as of December 2, 1997 (as so amended, the "Existing Credit Agreement");

          WHEREAS, the Borrowers have requested that the Existing Credit Agreement be modified so as to (i) increase the Domestic Syndicated Loan Commitments of the Domestic Syndicated Lenders from an aggregate principal amount of $170,000,000 to an aggregate principal amount of $220,000,000 and extend the maturity date thereof, (ii) extend the maturity date of the Multicurrency Syndicated Loan Commitments of the Multicurrency Syndicated Lenders and provide for the issuance of Multicurrency Letters of Credit in an aggregate stated amount at any time outstanding not to exceed the Dollar Equivalent of $50,000,000, and (iii) make certain other changes in the terms, conditions, covenants and other provisions thereof;

          WHEREAS, the Lenders, the Co-Agents, and the Collateral
Agent have agreed to amend and restate the Existing Credit
Agreement so as to incorporate the foregoing modifications, subject to the terms, conditions and requirements set forth in this Third Amended and Restated Credit Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrowers, the Lenders, the Co-Agents and the Collateral Agent agree as follows:


                            ARTICLE I.

                    DEFINITIONS; CONSTRUCTION

          Section 1.01.  DEFINITIONS.  In addition to the other
terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

          "ACCEPTED DOMESTIC BID RATE" shall mean, with respect to a Domestic Bid Rate Loan made by a particular Domestic Bid
Rate Lender for the relevant Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of one percent) offered by such Domestic Bid Rate Lender and accepted by Interface pursuant to Section 2.06(c)(5).

          "ACCEPTED MULTICURRENCY BID RATE" shall mean, with respect to a Multicurrency Bid Rate Loan made by a particular Multicurrency Bid Rate Lender for the relevant Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of one percent) offered by such Multicurrency Bid Rate Lender and accepted by or on behalf of a Multicurrency Borrower pursuant to
Section 3.06(c)(5).

          "ACCOUNTS RECEIVABLE FACILITIES" shall mean, collec-tively, the receivables financing facilities evidenced by the Receivables Transfer Agreements, the Receivables Sale Agreements and the Receivables Backup Purchase Agreements pursuant to which
(i) certain of the Consolidated Companies shall sell accounts receivable to Interface SPC, (ii) Interface SPC shall sell such accounts receivable (or undivided ownership interests therein) to SPARCC or CIBC, and (iii) under certain circumstances, Interface SPC shall sell such accounts receivable (or undivided ownership interests therein) to the Bank Purchasers, TOGETHER WITH any replacement receivables financing facilities for the Consolidated Companies providing for discounts and advance rates, reserves, and other pricing terms, recourse obligations, and covenants applicable to Interface SPC and the other Consolidated Companies that are no less favorable in any material respect than the comparable provisions of the Accounts Receivable Facilities being replaced or otherwise on terms and conditions approved by the Co-Agents and the Required Lenders.

          "ACQUIRED ENTITY" shall mean the assets, in the case of an acquisition of assets of a business, or the capital stock or other equity interests (or, if the context requires, the Person that is the issuer of such capital stock or other equity interests), in the case of an acquisition of capital stock or other equity interests of a business, acquired by Interface or any other Consolidated Company in an acquisition permitted under the terms of this Agreement.

          "ADDITIONAL MULTICURRENCY BORROWERS" shall mean, collectively, all Foreign Subsidiaries that become Multicurrency
Borrowers pursuant to the terms of Section 3.09 hereof, and their respective successors and permitted assigns.

          "ADDITIONAL MULTICURRENCY BORROWER AGREEMENT" shall mean any Additional Multicurrency Borrower Agreement entered into by a Foreign Subsidiary to become a Multicurrency Borrower hereunder in accordance with Section 3.09 and substantially in the form of Exhibit A.

          "ADJUSTED LIBO RATE" shall mean, with respect to each Interest Period for a LIBOR Advance, the sum of (i) the rate ob-tained by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to 1 MINUS the then stated maximum rate (stated as a decimal) of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Re-serve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D), PLUS (ii) a percentage sufficient to compensate the Multicurrency Lenders for the cost of complying with any reserves, liquidity and/or special deposit requirements directly or indirectly affecting the maintenance or funding of such Advances imposed by the Bank of England or any other central bank or governmental or quasi-governmental authority of any jurisdiction that is an issuer of an Agreed Currency or the Council of the European Union.

          "ADJUSTED SPECIAL LIBO RATE" shall mean the sum of
(i) the rate obtained by dividing (A) Special LIBOR as in effect from time to time by (B) a percentage equal to 1 MINUS the then stated maximum rate (stated as a decimal) of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D), PLUS (ii) a percentage sufficient to compensate the Multicurrency Syndicated Lenders for the cost of complying with any reserves, liquidity and/or special deposit requirements directly or indirectly affecting the maintenance or funding of such Advances imposed by the Bank of England or any other central bank or governmental or quasi-governmental authority of any jurisdiction that is an issuer of an Agreed Currency or the Council of the European Union.

          "ADJUSTING EBITDA" shall mean, with respect to any Acquired Entity or Divested Entity for any period, the net income of such Entity for such period PLUS to the extent deducted in the determination of such Entity's net income, the sum of such Entity's (a) aggregate amount of income tax expense for such period, (b) aggregate amount of interest expense for such period, and (c) aggregate amount of amortization, depreciation and other non-cash charges (including amortization of good will and other intangible assets) for such period, all as determined in accordance with GAAP, PROVIDED that (i) all non-recurring gains or losses of such Entity for such period, and (ii) the gain or loss for such period attributable to the sale of any assets of such Entity outside the ordinary course of business shall not be included in such Entity's net income.

          "ADMINISTRATIVE OFFICE" shall mean that office of the Multicurrency Agent designated as its "Administrative Office" on the signature page for such Multicurrency Agent, or such other office as may hereafter be designated in writing by the Multicurrency Agent to Interface as being the "Administrative Of-fice" for purposes of this Agreement.

          "ADVANCE" shall mean a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of Loans made (or continued or converted) at the same time and of the same Type and, in the case of LIBOR Advances, in the same Agreed Currency and for the same Interest Period, which shall be made and outstanding as (i) the Domestic Syndicated Loans, which Advance shall be made or outstanding in U.S. Dollars as a Base Rate Advance or Eurodollar Advance, as the case may be,
(ii) the Multicurrency Syndicated Loans, which Advance shall be made or outstanding as a Base Rate Advance (which Advance shall be made in U.S. Dollars) or Eurocurrency Advance (which Advance may be made in any Agreed Currency), as the case may be, (iii) the Domestic Swing Line Loans, which Advance shall be made or outstanding in U.S. Dollars as a Base Rate Advance or Domestic Transaction Rate Advance, as the case may be, (iv) the Multicurrency Swing Line Loans, which Advance shall be made or outstanding in U.S. Dollars as a Base Rate Advance or a Multicurrency Transaction Rate Advance, as the case may be, (v) the Domestic Bid Rate Loans, which Advance shall be made or outstanding in U.S. Dollars as a Domestic Bid Rate Advance, and
(vi) the Multicurrency Bid Rate Loans, which Advance shall be made or outstanding in U.S. Dollars as a Multicurrency Bid Rate Advance.

          "AFFILIATE" of any Person means any other Person di-rectly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

          "AGGREGATE DOMESTIC L/C OUTSTANDINGS" shall mean, at any time with respect to all outstanding Domestic Letters of Credit, the sum of the L/C Outstandings for such Domestic Letters of Credit.

          "AGGREGATE MULTICURRENCY L/C OUTSTANDINGS" shall mean, at any time with respect to all outstanding Multicurrency Letters of Credit, the sum of the L/C Outstandings for such Multicurrency
Letters of Credit.

          "AGENTS" shall mean, collectively, the Co-Agents and the Collateral Agent.

          "AGREED CURRENCIES" shall mean (i) Dollars, (ii) so long as such currencies remain Eligible Currencies, British pounds sterling, German marks, Dutch guilders, French francs, Japanese yen, and, from and after becoming generally available in the international currency and exchange markets, the Euro, and
(iii) any other Eligible Currency which Interface requests the Multicurrency Agent to include as an Agreed Currency hereunder and which is acceptable to all of the Multicurrency Lenders. For the purposes of this definition, each of the specific currencies referred to in clause (ii) above shall mean and be deemed to refer to the lawful currency of the jurisdiction referred to in connection with such currency, E.G., "Japanese yen" means the lawful currency of Japan.

          "AGREEMENT" shall mean this Third Amended and Restated
Credit Agreement, as the same may be further amended, restated, and supplemented from time to time.

          "APPLICABLE COMMITMENT FEE RATE" shall mean the rate for any day to be used to calculate commitment fees payable by the Borrowers pursuant to Sections 4.05(b) and 4.05(c), expressed as a percentage and determined from the chart set forth below based on Interface's Funded Debt Coverage Ratio calculated as of the relevant determination date:

        Funded Debt                                     Applicable Commitment
        Coverage Ratio                                         Fee Rate
        --------------                                  ---------------------

        Greater than or equal to 3.00                               .25%

        Less than 3.00, but greater than
        or equal to 2.00                                            .20%

        Less than 2.00                                              .15%

Each change in the Applicable Commitment Fee Rate resulting from a change in the Funded Debt Coverage Ratio shall be effective from and after the date that is five (5) Business Days after the date of delivery to the Domestic Agent of the financial statements and certificates required by Section 7.07(a), (b), and
(c), as applicable, indicating such change, until the date that is five (5) Business Days immediately following the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, (i) from the Closing Date through the date that is five (5) Business Days after delivery by Interface of its financial statements for the second fiscal quarter of its 1998 fiscal year pursuant to Section 7.07(b), the Applicable Commitment Fee Rate shall be not less than .25%, and (ii) at any time during which Interface has failed to deliver the financial statements and certificates when required by Section 7.07(a), (b), and (c), as applicable, the Applicable Commitment Fee Rate shall be .25%.

          "APPLICABLE MARGIN" shall mean, with respect to all outstanding Loans bearing interest based on a LIBO Rate or a Special LIBO Rate, for any day, the applicable percentage determined from the chart set forth below based on Interface=s Funded Debt Coverage Ratio calculated as of the relevant determination date:

          Funded Debt
          Coverage Ratio                Applicable Margin
          --------------                -----------------

          Greater than or equal to 3.50      .750%

          Less than 3.50, but greater than
          or equal to 3.00                   .625%

          Less than 3.00, but greater than
          or equal to 2.50                   .500%

          Less than 2.50, but greater than
          or equal to 2.00                   .400%

          Less than 2.00                     .350%

Each change in the Applicable Margin resulting from a change in the Funded Debt Coverage Ratio shall be effective with respect to outstanding Loans from and after the date that is five (5) Business Days after the date of delivery to the Domestic Agent of the financial statements and certificates required by Section 7.07(a), (b), and (c), as applicable, indicating such change, until the date that is five (5) Business Days immediately following the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, (i) from the Closing Date through the date that is five (5) Business Days after delivery by Interface of its

financial statements for the second fiscal quarter of its 1998 fiscal year pursuant to Section 7.07(b), the Applicable Margin shall be not less than .625%, and (ii) at any time during which Interface has failed to deliver the financial statements and certificates when required by Section 7.07(a), (b), and (c), as applicable, the Applicable Margin shall be .750%.

          "APPROPRIATE CO-AGENT" shall mean (i) with respect to matters relating to the Multicurrency Revolving Loans and the Multicurrency Letters of Credit, the Multicurrency Agent, and
(ii) with respect to matters relating to the Domestic Revolving Loans, the Domestic Letters of Credit, and all other matters not described in the preceding clause (i), the Domestic Agent.

          "APPROXIMATE EQUIVALENT AMOUNT" of any currency with respect to any amount of Dollars shall mean the Equivalent Amount of such currency with respect to such amount of Dollars on or as of such date, rounded up to the nearest amount of such currency as determined by the Multicurrency Agent from time to time.

          "ARRANGERS" shall mean, collectively, First Chicago
Capital Markets, Inc. and SunTrust Equitable Securities
Corporation.

          "ASSET SALE" shall mean any sale or other disposition (or a series of related sales or other dispositions), including without limitation, loss, damage, destruction or taking, by any Consolidated Company to any Person other than a Consolidated Com-pany, of any property or asset (including capital stock but ex-cluding the issuance and sale by Interface of its own capital stock) having an aggregate Asset Value in excess of $100,000, other than (i) sales of inventory made in the ordinary course of business of any Consolidated Company and (ii) sales of accounts receivables (or undivided ownership interests therein) of a Consolidated Company pursuant to the Accounts Receivable Facilities.

          "ASSET VALUE" shall mean, with respect to any property or asset of any Consolidated Company, an amount equal to the greater of (i) the book value of such property or asset as estab-lished in accordance with GAAP, and (ii) the fair market value of such property or asset as determined in good faith by the board of directors (or equivalent governing body in the case of any limited liability company or partnership or any Foreign Subsidiary) of such Consolidated Company.

          "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of EXHIBIT H.

          "BANK PURCHASERS" shall mean, collectively, CIBC and each other financial institution, if any, that becomes a party to the Receivables Backup Purchase Agreements, and their respective successors and assigns.

          "BANKRUPTCY CODE" shall mean The Bankruptcy Code of
1978, as amended and in effect from time to time (11 U.S.C.
Section 101 ET SEQ.).

          "BASE RATE" shall mean the average of the following two rates (with any change in the Base Rate to be effective as of the date of change of either of the following rates):

         (i)   the higher of (a) the rate which the
     Multicurrency Agent publicly announces from time to time as its corporate base rate, as in effect from time to time, and (b) the Federal Funds Rate, as in effect from time to time, PLUS one-half of one percent (0.50%) per annum. The Multicurrency Agent's corporate base rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer; the Multicurrency Agent may make commercial loans or other loans at rates of interest at, above or below the Multicurrency Agent's corporate base rate; and

        (ii) the higher of (a) the rate which the Domestic Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, and
     (b) the Federal Funds Rate, as in effect from time to time, PLUS one-half of one percent (0.50%) per annum. The Domestic Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers; the Domestic Agent may make commercial loans or other loans at rates of inter-est at, above or below the Domestic Agent's prime lend-ing rate.

          "BASE RATE ADVANCE" shall mean an Advance made or out-standing as (i) a portion of the Domestic Revolving Loans bearing interest based on the Base Rate as provided in
Section 4.03(a)(i), or (ii) Multicurrency Revolving Loans made in U.S. Dollars bearing interest based on the Base Rate as provided in Section 4.03(b)(i).

          "BENTLEY" shall mean Bentley Mills, Inc., a Delaware corporation.

          "BENTLEY ACQUISITION" shall mean the acquisition by In-terface of all the capital stock of Bentley through the consumma-tion of the transactions described in the Bentley Purchase Agree-ment, other purchases of the capital stock of Bentley and the merger of a Consolidated Company with and into Bentley.

          "BENTLEY PURCHASE AGREEMENT" shall mean that certain Agreement for Purchase of Capital Stock dated as of June 8, 1993, among Interface, Bentley, First Capital Corporation of Chicago, Madison Dearborn Partners IV, Chrysler Capital Corporation, and Royce Renfroe, as the same may hereafter be amended, restated, or supplemented from time to time as permitted by Section 9.13(b),

providing for the purchase by Interface of capital stock of Bentley, as follows: (i) 32,700 shares (representing 85.7%) of the issued and outstanding shares of Bentley's Senior Preferred Stock, (ii) 15,621.5 shares (representing 78.5%) of the issued and outstanding shares of Bentley's Junior Preferred Stock,
(iii) 826,920 shares (representing 76.2%) of the issued and outstanding shares of Bentley's Class A Common Stock, and
(iv) 490,453 shares (representing 85.8%) of the issued and outstanding shares of Bentley's Class B Common Stock, together with all additional shares of such capital stock of each other shareholder of Bentley that subsequently becomes a party to such Agreement.

          "BORROWERS" shall mean, (i) with respect to the Domestic Revolving Loans, Interface, and (ii) collectively, with respect to the Multicurrency Revolving Loans, Interface, Europe
B.V., Europe Limited, and all Additional Multicurrency Borrowers, and their respective successors and permitted assigns.

          "BORROWING" shall mean the incurrence by any Borrower under any Facility of Advances of one Type and in the same Agreed Currency concurrently having the same Interest Period (except as otherwise provided in Sections 4.09 and 4.10) or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

          "BUSINESS DAY" shall mean (i) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois, Atlanta, Georgia, and New York, New York for the conduct of substantially all of their commercial lending activities and on which dealings in Dollars and the other Agreed Currencies are carried on in the London interbank market (and, if the Advances which are the subject of such borrowing, payment or rate selection are denominated in Euros, a day upon which such clearing system as is determined by the Multicurrency Agent to be suitable for clearing or settlement of Euros is open for business), and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois, Atlanta, Georgia, and New York, New York for the conduct of substantially all of their commercial lending activities.

          "CIBC" shall mean Canadian Imperial Bank of Commerce, a banking institution organized and existing under the laws of Canada, and its successors and assigns.

          "CAPITAL EXPENDITURES" shall mean, for any period, the sum of (i) expenditures (whether paid in cash or accrued as a li-ability, including the portion of capital leases originally in-curred during such period that is capitalized on the consolidated balance sheet of the Consolidated Companies) by the Consolidated Companies during that period that, in conformity with GAAP, are included in "capital expenditures", "additions to property, plant


or equipment" or comparable items in the financial statements of the Consolidated Companies, and (ii) to the extent not included in clause (i) above, expenditures for all net non-current assets of businesses acquired by the Consolidated Companies during that period, including all purchase price adjustments, other than such assets acquired in transactions where all or substantially all of the consideration paid for such assets consisted of capital stock of a Consolidated Company.

          "CHANGE IN CONTROL" shall mean and be deemed to occur on the earliest of, and upon any subsequent occurrence of, any of the following:

          (a)  at any time during which the holders of
     Interface's Class B common stock are entitled to elect a majority of Interface's board of directors, the members of the Existing Shareholder Group shall at any time fail to be the "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act")) of a majority of the issued and outstanding shares of Interface's Class B common stock;

          (b)  at any time during which the holders of
     Interface's Class B common stock have ceased to be entitled to elect a majority of Interface's board of directors, (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Existing Shareholder Group, shall become the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 35% of the total capital stock of Interface entitled to vote for the election of directors (the "Voting Stock"), if at such time the members of the Existing Shareholder Group (A) "beneficially own" (as so defined) a lower percentage of the Voting Stock than such other person or "group" and (B) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of Interface, or (ii) Interface consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, Interface, in any such event pursuant to a transaction in which the outstanding Voting Stock of Interface is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of Interface is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by Interface pursuant to Section 9.04, or a combination thereof, and (B) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the members of the Existing Shareholder Group, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation;

          (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of Interface (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of Interface was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Interface then in office; or

          (d) Interface is liquidated or dissolved or adopts a plan of liquidation.

          "CHANGE IN CONTROL PROVISION" shall mean any term or provision contained in any indenture, debenture, note, or other agreement or document evidencing or governing Interface Control Debt which requires, or permits the holder(s) of such Interface Control Debt to require, that such Interface Control Debt be re-deemed, repurchased, defeased, prepaid or repaid, either in whole or in part, or the maturity of such Interface Control Debt to be accelerated in any respect, as a result of a change in ownership of the capital stock of Interface or voting rights with respect thereto.

          "CLASS B SHAREHOLDERS' AGREEMENT" shall mean that cer-tain Voting Agreement for Interface, Inc. Class B Common Stock Shareholders dated as of April 13, 1993, by and among Ray C. Anderson and approximately 38 other holders of Class B common stock of Interface, pursuant to which Ray C. Anderson is entitled to direct the voting of the shares of Class B common stock subject thereto.

          "COLLATERAL AGENT" shall mean STBA acting in the capacity as collateral agent, collateral trustee, pledgee, secured party, or any similar capacity under any Security
Document, any nominee or designee of STBA acting in such capacity, and any successor collateral agent appointed from time to time pursuant to Article X.

          "COMMITMENT" shall mean (i) for any Lender at any time, any of its Domestic Syndicated Loan Commitment or Multicurrency Syndicated Loan Commitment, (ii) for the Domestic Swing Line Lender at any time, its Domestic Swing Line Commitment, and
(iii) for the Multicurrency Swing Line Lender at any time, its Multicurrency Swing Line Commitment, in each case as the context may require.

          "Consolidated Adjusted EBITDA" shall mean, for any fiscal period of Interface, an amount equal to (i) Consolidated EBITDA for such period, PLUS (or MINUS if the Adjusting EBITDA referred to in the following clause (ii) shall be a negative number) (ii) the Adjusting EBITDA for such period for each Acquired Entity acquired at any time after the beginning of such fiscal period (but without duplication of any amounts already reflected in Consolidated EBITDA as determined in clause (i) above), MINUS (or PLUS if the Adjusting EBITDA referred to in the following clause (iii) is a negative number) (iii) the Adjusting

EBITDA for such period for each Divested Entity sold or otherwise disposed of at any time after the beginning of such fiscal period
(but without duplication of any amounts already reflected in Consolidated EBITDA as determined in clause (i) above).

          "CONSOLIDATED COMPANIES" shall mean, collectively, In-terface and all of its Subsidiaries.

          "CONSOLIDATED EBITA" shall mean, for any fiscal period of Interface, an amount equal to (A) the sum for such fiscal period of Consolidated Net Income (Loss) PLUS, to the extent subtracted in determining such Consolidated Net Income (Loss), provisions for taxes based on income (or MINUS tax benefits in respect of such taxes as reflected in the financial statements for such fiscal period), Consolidated Interest Expense, and amortization of goodwill and deferred financing costs, MINUS (B) any non-recurring gains (or PLUS any non-recurring losses) for such period and MINUS (C) the gain (or PLUS the loss) for such period attributable to the sale of any assets outside the ordinary course of business.

          "CONSOLIDATED EBITDA" shall mean, for any fiscal period of Interface, an amount equal to (i) Consolidated EBITA for such period, PLUS (ii) to the extent subtracted in determining Consolidated Net Income (Loss) for such period, depreciation expense of the Consolidated Companies determined for such period in conformity with GAAP.

          "CONSOLIDATED INTEREST EXPENSE" shall mean, for any fiscal period of Interface, total interest expense of the Consolidated Companies (including without limitation, interest expense attributable to capitalized leases in accordance with GAAP, all capitalized interest, all commissions, discounts and other fees and charges owed with respect to bankers acceptance financing, and total interest expense (whether shown as interest expense, other expense, or as loss and expenses on sale of receivables) under a receivables purchase facility) determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED NET INCOME (LOSS)" shall mean, for any fiscal period of Interface, the net income (or loss) of the Con-solidated Companies on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any gains or losses, together with any related provision for taxes, realized upon any sale of assets other than in the ordinary course of business, (ii) any income or loss of any Acquired Entity accrued prior to the date of the acquisition thereof, and (iii) the income of any Consolidated Company to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Company of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation.

          "CONSOLIDATED NET WORTH" shall mean, as of any date of determination, Shareholders' Equity of Interface, excluding
(i) the effects of foreign currency translation adjustments under Financial Accounting Standards Board Statement No. 52 as in effect from time to time, and (ii) after-tax gains on the sales of assets outside the ordinary course of business of the Consolidated Companies and any after-tax gains with respect to pension reversions, in any case with respect to (i) and (ii) above, as such adjustments or gains occur subsequent to December 28, 1997.

          "CONSOLIDATED TOTAL LIABILITIES" shall mean, as at any date of determination, total liabilities of the Consolidated Com-panies determined on a consolidated basis in accordance with GAAP.

          "CONTRACTUAL OBLIGATION" of any Person shall mean any provision of any security issued by such Person or of any agree-ment, instrument or undertaking under which such Person is obli-gated or by which it or any of the property owned by it is bound.

          "CONTRIBUTION AGREEMENT" shall mean the Amended and Restated Contribution Agreement executed by each of the Guarantors, substantially in the form of EXHIBIT I attached hereto, as the same may be amended, restated or supplemented from time to time.

          "CREDIT DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Agreement, the
Guaranty Agreements, the L/C Cash Collateral Assignment, the IRB
Collateral Documents, and all other Security Documents.

          "CREDIT PARTIES" shall mean, collectively, each of the Borrowers, the Guarantors, and the L/C Account Parties (including all Persons that are currently Borrowers, Guarantors, and L/C Account Parties and all Persons who may at any time in the future become Borrowers, Guarantors, or L/C Account Parties), and every other Person who from time to time executes a Security Document with respect to all or any portion of the Obligations.

          "CURRENCY CONTRACTS" shall mean any forward contracts, futures contracts, foreign exchange contracts, currency swap agreements, and other similar agreements and arrangements entered into by any Consolidated Company designed to protect any Consoli-dated Company against fluctuations in foreign exchange rates.

          "DEFAULT" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of De-fault.

          "DIVESTED ENTITY" shall mean the assets, in the case of a sale or other disposition of assets of a business, or the capital stock or other equity interests (or, if the context requires, the Person that is the issuer of such capital stock or other equity interests), in the case of a sale or other disposition of capital stock or other equity interests of a business, sold or otherwise disposed of by Interface or any other Consolidated Company pursuant to a transaction permitted by this Agreement.
          "DOLLAR" and "U.S. DOLLAR" and the sign "$" shall mean lawful money of the United States of America.

          "DOLLAR EQUIVALENT" shall mean, with respect to any monetary amount in a currency other than U.S. Dollars, at any obtained by converting such currency involved in such computation into U.S. Dollars calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Multicurrency Agent for the purchase of U.S. Dollars with the applicable currency as quoted by the Multicurrency Agent for such currency on the London market at 11:00 a.m. London time on the date of determination thereof specified herein or, if the date of determination thereof is not otherwise specified herein, on the date two applicable Business Days prior to such determination.

          "DOMESTIC AGENT" shall mean STBA, acting in the manner and to the extent described in Article X, and any successor do-mestic agent appointed pursuant to Article X hereof.

          "DOMESTIC BID RATE" shall mean the rate of interest specified by a Domestic Syndicated Lender in its Domestic Bid
Rate Quote as provided in Section 2.06(c)(3).

          "DOMESTIC BID RATE ACCEPTANCE NOTICE" shall mean the notice given by Interface to the Domestic Agent accepting one or more Domestic Bid Rate Quotes as provided in Section 2.06(c)(5).

          "DOMESTIC BID RATE ADVANCE" shall mean a Borrowing pursuant to Section 2.06 consisting of the aggregate amount of one or more Domestic Bid Rate Loans made by one or more of the Domestic Syndicated Lenders to Interface at the same time, on the same interest rate basis, and for the same Interest Period.

          "DOMESTIC BID RATE BORROWING" shall mean a Borrowing consisting or to consist of a Domestic Bid Rate Advance.

          "DOMESTIC BID RATE FACILITY" shall mean the credit facility being made available by the Domestic Syndicated Lenders to Interface as described in Section 2.06(a).

          "DOMESTIC BID RATE LENDER" shall mean a Domestic
Syndicated Lender making one or more Domestic Bid Rate Loans pursuant to Section 2.06.


          "DOMESTIC BID RATE LOANS" shall mean, collectively, the loans made to Interface by the Domestic Bid Rate Lenders pursuant to Section 2.06.

          "DOMESTIC BID RATE NOTES" shall mean, collectively, the promissory notes evidencing the Domestic Bid Rate Loans substantially in the form of EXHIBIT L and duly completed in accordance with the terms hereof.

          "DOMESTIC BID RATE QUOTE" shall mean an offer or offers by a Domesticated Syndicated Lender to make one or more Domestic
Bid Rate Loans to Interface, substantially in the form of EXHIBIT Q hereto completed and delivered by such Domesticated
Syndicated Lender to the Domestic Agent in accordance with
Section 2.06(c)(3).

          "DOMESTIC BID RATE QUOTE REQUEST" shall mean a request transmitted by Interface to the Domestic Agent for offers from the Domestic Syndicated Lenders to make Domestic Bid Rate Loans substantially in the form of EXHIBIT O hereto completed and delivered to the Domestic Agent in accordance with Section 2.06(c)(1).

          "DOMESTIC L/C EXPOSURE" shall mean, for each Domestic Lender, and with respect to all Domestic Letters of Credit as to which it was a Participating Lender, the sum, for all such Domestic Letters of Credit, of the product of (i) the L/C Outstandings for each Domestic Letter of Credit, MULTIPLIED BY
(ii) such Domestic Lender's applicable L/C Pro Rata Share for such Domestic Letter of Credit.

          "DOMESTIC L/C ISSUER" shall mean SunTrust Bank,
Atlanta, a Georgia banking corporation, and each other issuer of a Domestic Letter of Credit pursuant to the Letter of Credit
Agreement, and their respective successors and assigns.

          "DOMESTIC L/C SUBCOMMITMENT" shall mean, at any time for any Domestic Syndicated Lender, the amount of the Domestic Letter of Credit Subcommitment set forth opposite such Domestic Syndicated Lender's name on the signature page of the Letter of Credit Agreement, as the same may be adjusted from time to time pursuant to the terms of the Letter of Credit Agreement. As of the date of this Agreement, the aggregate amount of the Domestic L/C Subcommitments for all Domestic Syndicated Lenders is $40,000,000.

          "DOMESTIC LETTER OF CREDIT" shall mean any letter of credit issued by the Domestic L/C Issuer for the account of an L/C Account Party pursuant to the Letter of Credit Agreement, as the same may be amended, extended or re-issued from time to time.

          "DOMESTIC REVOLVING LOANS" shall mean, collectively, all Domestic Syndicated Loans, Domestic Swing Line Loans, and
Domestic Bid Rate Loans.

          "DOMESTIC SWING LINE ADVANCE" shall mean a Borrowing pursuant to Section 2.05 consisting of a Domestic Swing Line Loan (which may be made either as a Base Rate Advance or as a Domestic Transaction Rate Advance) made by the Domestic Swing Line Lender to Interface on the same date and interest rate basis and, if made as a Fixed Rate Advance, for the same Interest Period.

          "DOMESTIC SWING LINE BORROWING" shall mean a Borrowing consisting or to consist of a Domestic Swing Line Advance.

          "DOMESTIC SWING LINE BORROWING NOTICE" shall mean the notice given by Interface to the Domestic Agent requesting a Domestic Swing Line Advance as provided in Section 2.05(c).

          "DOMESTIC SWING LINE COMMITMENT" shall mean the commitment of the Domestic Swing Line Lender to make Domestic
Swing Line Loans in an aggregate principal amount at any time outstanding not to exceed $5,000,000.

          "DOMESTIC SWING LINE FACILITY" shall mean the credit facility described in Section 2.05.

          "DOMESTIC SWING LINE LENDER" shall mean STBA or any subsequent Domestic Syndicated Lender extending to Interface the Domestic Swing Line Commitment hereunder.

          "DOMESTIC SWING LINE LOANS" shall mean, collectively, the loans made to Interface by the Domestic Swing Line Lender pursuant to Section 2.05.

          "DOMESTIC SWING LINE NOTE" shall mean the promissory note evidencing the Domestic Swing Line Loans substantially in the form of Exhibit K and duly completed in accordance with the terms hereof.

          "DOMESTIC SYNDICATED ADVANCE" shall mean a Borrowing pursuant to Section 2.02 consisting of the aggregate amount of Domestic Syndicated Loans made by the Domestic Syndicated Lenders to Interface at the same time, on the same interest rate basis and, if made as a Fixed Rate Advance, for the same Interest Period.

          "DOMESTIC SYNDICATED BORROWING" shall mean a Borrowing consisting or to consist of a Domestic Syndicated Advance.

          "DOMESTIC SYNDICATED BORROWING NOTICE" shall mean the notice given by Interface to the Domestic Agent requesting one or more Domestic Syndicated Advances as provided in Section 2.02(c).

          "DOMESTIC SYNDICATED FACILITY" shall mean the credit facility made available by the Domestic Syndicated Lenders to Interface as described in Section 2.02(a).

          "DOMESTIC SYNDICATED LENDERS" shall mean, collectively, the Lenders extending the Domestic Syndicated Loan Commitments to
Interface pursuant to Section 2.02(a).

          "DOMESTIC SYNDICATED LOAN COMMITMENT" shall mean, at any time for any Domestic Syndicated Lender, the amount of such commitment set forth opposite such Domestic Syndicated Lender's name on the signature pages of this Agreement, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.03, any assignment thereof pursuant to Section 11.06, or any amendment thereof pursuant to Section 11.02, such commitment including, without limitation, such Domestic Syndicated Lender's Domestic L/C Subcommitment. As of the date of this Agreement, the aggregate amount of the Domestic Syndicated Loan Commitments for all Domestic Syndicated Lenders if $220,000,000.

          "DOMESTIC SYNDICATED LOANS" shall mean, collectively, the loans made to Interface by the Domestic Syndicated Lenders pursuant to Section 2.02.

          "DOMESTIC SYNDICATED NOTES" shall mean, collectively, the promissory notes evidencing the Domestic Syndicated Loans in the form attached hereto as EXHIBIT B duly completed in accordance with the terms hereof.

          "DOMESTIC TRANSACTION RATE" shall mean the rate of interest specified by the Domestic Swing Line Lender to Interface as being applicable to a Domestic Swing Line Loan requested by Interface pursuant to Section 2.05(c).

          "DOMESTIC TRANSACTION RATE ADVANCE" shall mean an
Advance made or outstanding as a Domestic Swing Line Loan bearing interest based on the Domestic Transaction Rate as provided in
Section 4.03(a)(iv).

          "DOMESTIC TRANSACTION RATE QUOTE" shall mean an offer by the Domestic Swing Line Lender to make a Domestic Swing Line Loan to Interface at the Domestic Transaction Rate specified therein for the Interest Period to be applicable to the Domestic Swing Line Loan as specified therein, pursuant to Section 2.05(c).

          "ELIGIBLE ASSIGNEE" shall mean any financial institution reasonably acceptable to Interface and the Co-Agents.

          "ELIGIBLE CURRENCY" shall mean any currency other than Dollars (i) that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market, (iv) that is convertible into Dollars in the international interbank market and (v) as to which an Equivalent Amount may be readily calculated. If, after the designation by the Multicurrency Lenders of any currency as an Agreed Currency, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in the determination of the Multicurrency Agent, no longer readily available or freely traded, or (z) in the determination of the Multicurrency Agent, an Equivalent Amount of such currency is not readily calculable, the Multicurrency Agent shall promptly notify the Multicurrency Lenders and Interface, and such currency shall no longer be an Agreed Currency until such time as all of the Multicurrency Lenders agree to reinstate such currency as an Agreed Currency and promptly, but in any event within five Business Days of receipt of such notice from the Multicurrency Agent, the applicable Multicurrency Borrower shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or another Agreed Currency, subject to the other terms set forth in
Article III.

          "ENVIRONMENTAL LAWS" shall mean all federal, state, lo-cal and foreign statutes and codes or regulations, rules or ordi-nances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and
(iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation
(i) the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), (ii) the Clean Water Act (33 U.S.C. Section 1251 ET SEQ.), (iii) the

Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), (iv) the Toxic Substances Control Act (15 U.S.C.
Section 2601 ET SEQ.), (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C.
Section 9601 ET SEQ.), and (vi) all applicable national and local hindrance laws (including, without limitation "hinderwet") or regulations and the specific terms of hindrance licenses granted to the Heuga Entities and with all national and local building, zoning, environmental control or other similar laws or regulations under specific terms of construction licenses (including, without limitation, "bouwvergunningen").

          "EQUIVALENT AMOUNT" of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Multicurrency Agent for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

          "ERISA" shall mean the Employee Retirement Income Secu-rity Act of 1974, as amended and in effect from time to time.

          "ERISA AFFILIATE" shall mean, with respect to any Per-son, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Tax Code.

          "ESCROW LETTER" shall mean a letter agreement between Interface and the Collateral Agent substantially in the form of EXHIBIT J hereto.

          "EURO" and/or "EUR" shall mean the euro referred to in Council Regulations (EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

          "EURO IMPLEMENTATION DATE" shall mean the first date
(currently expected to be January 1, 1999) on which the Euro becomes the currency of some or all of the member states of the European Union.

          "EUROCURRENCY" means any Agreed Currency.

          "EUROCURRENCY ADVANCE" shall mean an Advance made or outstanding as Multicurrency Syndicated Loans bearing interest based on the Adjusted LIBO Rate or Adjusted Special LIBO Rate as provided in Section 4.03(b)(ii).

          "EURODOLLAR ADVANCE" shall mean an Advance made or out-standing in U.S. Dollars as a portion of the Domestic Syndicated
Loans bearing interest based on the Adjusted LIBO Rate as provided in Section 4.03(a)(iii).

          "EUROPE B.V." shall mean Interface Europe B.V., a "besloten vennootschap met beperkte aansprakelijkheid" (private company with limited liability) incorporated and existing under the laws of The Netherlands with its registered seat in Scherpenzeel, Gld., The Netherlands, its successors and permitted assigns.

          "EUROPE LIMITED" shall mean Interface Europe Limited
(formerly Interface Flooring Systems Limited), a private company limited by shares organized and existing under the laws of England and Wales, its successors and permitted assigns.

          "EVENT OF DEFAULT" shall have the meaning provided in
Article IX.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

          "EXISTING SHAREHOLDER GROUP" shall mean the individuals listed on SCHEDULE 9.11; PROVIDED that in the case of each individual referred to in such SCHEDULE 9.11, for purposes of this definition the reference to such individual shall be deemed to include the members of such individual's immediate family, such individual's estate, and any trusts established by such individual (whether INTER VIVOS or testamentary) for the benefit of members of such individual's immediate family.

          "FASB-52" shall mean Financial Accounting Standards Board Statement No. 52, as in effect on the date of this Agree-ment, specifying applicable accounting principles with respect to translation of foreign currencies.
          "FCB ACCOUNT" shall mean, with respect to Advances made in each Currency other than Dollars under the Multicurrency Loan Commitment, the account maintained by the Multicurrency Agent for disbursements to, and payments from, the respective Borrower in such Currency, as more particularly described on SCHEDULE 3.01.

          "FC BANK" shall mean, for each FCB Account, the bank at which such FCB Account shall be maintained, as more particularly described on SCHEDULE 3.01.

          "FACILITY" or "FACILITIES" shall mean the credit facilities made available to the Borrowers pursuant to the Domestic Syndicated Loan Commitments, the Domestic Swing Line Commitment, the Domestic Bid Rate Facility, the Multicurrency Syndicated Loan Commitments, the Multicurrency Swing Line Commitment, or the Multicurrency Bid Rate Facility, as the context may indicate.

          "FEDERAL FUNDS RATE" shall mean for any period, a fluc-tuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Domestic Agent from three Federal funds brokers of recognized standing selected by the Domestic Agent.

          "FNBC CURRENCY CONTRACT" shall mean the Interest Rate and Currency Exchange Agreement dated as of June 30, 1992, between Heuga Nederland B.V. (now Scherpenzeel B.V.) and The First National Bank of Chicago (acting through its London Branch), together with all exhibits and schedules thereto and all confirmations of transactions executed thereunder, as amended by the Amendment to Interest Rate and Currency Exchange Agreement dated as of January 9, 1995, and as the same have been and hereafter may be amended, restated or supplemented from time to time.

          "FIXED RATE ADVANCE" shall mean a LIBOR Advance, Domestic Bid Rate Advance, Multicurrency Bid Rate Advance and, to the extent quoted to and accepted by a Borrower on the basis of a fixed rate of interest for a specified Interest Period pursuant to Section 2.05 or 3.05, a Domestic Transaction Rate Advance or Multicurrency Transaction Rate Advance.

          "FOREIGN PLAN" shall mean any pension, profit sharing, deferred compensation, or other employee benefit plan, program or arrangement maintained by any Foreign Subsidiary which, under ap-plicable local law, is required to be funded through a trust or other funding vehicle.

          "FOREIGN SUBSIDIARY" shall mean each Consolidated Com-pany that is organized under the laws of a jurisdiction other than the United States of America or any State thereof.

          "FUNDED DEBT" shall mean all Indebtedness for money borrowed, Indebtedness evidenced or secured by purchase money Liens, capitalized leases, Synthetic Lease Obligations (other than those under the Guilford Equipment Lease), conditional sales contracts and similar title retention debt instruments, and Indebtedness evidenced by bonds, debentures, notes or other similar instruments, including all current maturities of such Indebtedness. The calculation of Funded Debt shall include all Funded Debt of the Consolidated Companies, PLUS (i) all Funded Debt of other Persons to the extent guaranteed by a Consolidated Company, to the extent supported by a letter of credit issued for the account of a Consolidated Company, or as to which and to the extent which a Consolidated Company or its assets otherwise have become liable for payment thereof, (ii) the aggregate outstanding "Investment" of the purchasers pursuant to the Receivables Sale Agreements, (iii) the aggregate outstanding "Investment" of the purchasers pursuant to the Receivables Backup Purchase Agreements PLUS (without duplication) (iv) any other amounts due and owing to the Bank Purchasers pursuant to the Receivables Backup Purchase Agreements.

          "FUNDED DEBT COVERAGE RATIO" shall mean, as of the last day of any fiscal quarter of Interface, the ratio of (A) Funded Debt as of such day, to (B) the sum of Consolidated Adjusted EBITDA for the fiscal quarter then ending and the immediately preceding three fiscal quarters.

          "GAAP" shall mean generally accepted accounting prin-ciples set forth in the opinions and pronouncements of the Ac-counting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circum-stances as of the date of determination.

          "GUARANTORS" shall mean, collectively, (i) Interface, Interface Interior Fabrics, Inc. (formerly Guilford of Maine, Inc.), Guilford (Delaware), Inc., Interface Flooring Systems, Inc., Interface Europe, Inc., Interface Asia-Pacific, Inc., Bentley Mills, Inc., Prince Street Technologies, Ltd., Intek, Inc., Toltec Fabrics, Inc., Interface Architectural Resources, Inc. (formerly C-Tec, Inc.), Flooring Consultants, Inc., Lasher/White Carpet Company, Inc., B. Shehadi & Sons, Inc., Guilford of Maine, Inc., Guilford of Maine Finishing Services, Inc., Guilford of Maine Decorative Fabrics, Inc., Guilford of Maine Marketing Co., Intek Marketing Co., Interface Holding Company, Interface Americas Workplace Solutions, Inc. (formerly Interface Americas Services, Inc.), Interface Americas, Inc., Interface Specialty Resources, Inc., Re:Source Americas Enterprises, Inc., Interface Royalty Company, Interface Licensing Company, Prince Street Royalty Company, Bentley Royalty Company, Superior/Reiser Flooring Resources, Inc., Quaker City International, Inc., Commercial Flooring Systems, Inc., Congress Flooring Corp., (ii) all other Material Subsidiaries (other than Interface SPC) that are not Foreign Subsidiaries, and (iii) all other Subsidiaries of Interface that are or become guarantors of the Senior Notes or Senior Subordinated Notes, and the respective successors and permitted assigns of all Persons described in the foregoing clauses (i) through (iii).

          "GUARANTY" shall mean any contractual obligation, con-tingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "GUARANTY AGREEMENTS" shall mean, collectively, the Third Amended and Restated Interface Guaranty Agreement and the Third Amended and Restated Subsidiary Guaranty Agreement executed by the Guarantors in favor of the Lenders and the Co-Agents, substantially in the form of EXHIBITS D-1 and D-2, respectively, as the same may be amended, restated or supplemented from time to time.

          "GUILFORD EQUIPMENT LEASE" shall mean the Master Equipment Lease Agreement dated as of June 30, 1995, between Fleet Credit Corporation and Guilford of Maine, Inc., relating to the leasing of various textile manufacturing equipment in aggregate amount (acquisition costs) of not more than $21,000,000, as such agreement, in whole or in part, may from time to time be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified, whether with the same or any other Person(s) as lessor(s) or lender(s) (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing).

          "HAZARDOUS SUBSTANCES" shall have the meaning assigned to that term in the Comprehensive Environmental Response
Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986.

          "HEUGA ENTITIES" shall mean Interface Europe B.V. (for-merly Interface Heuga B.V.) and all Subsidiaries of Interface Eu-rope B.V.

          "IRB COLLATERAL DOCUMENTS" shall mean, collectively, the mortgages, deeds of trust, deeds to secure debt, assignments of leases, security agreements, pledge agreements, and other security and collateral documents securing the obligations of any L/C Account Parties in respect of Domestic Letters of Credit issued by the Domestic L/C Issuer for the account of such parties in support of industrial development revenue bonds.

          "INDEBTEDNESS" of any Person shall mean, without dupli-cation (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments), (ii) all rental obligations under leases required to be capitalized under GAAP or under Synthetic Lease Obligations (other than those under the Guilford Equipment Lease), (iii) all Guaranties of such Person and all reimbursement obligations of such Person in respect of letters of credit issued for its account, (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed,
(v) obligations or other liabilities under Currency Contracts, Interest Rate Contracts, or similar agreements or combinations thereof, and (vi) Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be

determined pursuant to this Agreement, and if such price is based on, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

          "INDEMNITY AGREEMENT" shall mean the Third Supplemental Indemnification Agreement executed by Interface in favor of the Lenders and the Co-Agents, substantially in the form of Exhibit U, as the same may be amended, restated, or supplemented from time to time.

          "INTERCOMPANY LOAN DOCUMENTS" shall mean, collectively, the promissory notes and all related loan, subordination, and other agreements relating in any manner to the Intercompany
Loans.

          "INTERCOMPANY LOANS" shall mean, collectively, (i) the loans more particularly described on SCHEDULE 6.20 and (ii) those loans or other extensions of credit made by any Consolidated Com-pany to another Consolidated Company satisfying the terms and conditions set forth in Section 8.01(h) or as may otherwise be approved in writing by the Co-Agents; PROVIDED THAT, the advances made pursuant to the Receivables Subordinated Notes shall not constitute Intercompany Loans.

          "INTEREST COVERAGE RATIO" shall mean the ratio of Con-solidated EBITA to Consolidated Interest Expense.

          "INTEREST PERIOD" shall have the meaning set forth in
Section 4.04.

          "INTEREST RATE CONTRACTS" shall mean any forward con-tracts, futures contracts, interest rate exchange agreements, in-terest rate cap agreements, interest rate collar agreements, and other similar agreements and arrangements entered into by any Consolidated Company designed to protect any Consolidated Company against fluctuations in interest rates.

          "INTERFACE" shall mean Interface, Inc., a Georgia corporation, its successors and permitted assigns.

          "INTERFACE SPC" shall mean Interface Securitization Corporation, a Delaware corporation, the Consolidated Company organized as a special purpose corporation (i) to acquire accounts receivable from other Consolidated Companies pursuant to the Receivables Transfer Agreements, (ii) to sell such accounts receivable (or undivided ownership interests therein) to SPARCC

or CIBC pursuant to the Receivables Sale Agreements, and (iii) under certain circumstances, to sell such accounts receivable (or undivided ownership interests therein) to the Bank Purchasers pursuant to the Receivables Backup Purchase Agreements, and such Consolidated Company's successors and permitted assigns.

          "INTERFACE CONTROL DEBT" shall mean, at any time, debt of Interface for borrowed money in an aggregate principal amount outstanding at such time in excess of $10,000,000 which is subject to Change in Control Provisions, excluding debt of Interface arising under this Agreement or any Guaranty or Security Document of Interface delivered pursuant to this Agreement.

          "INVESTMENT" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person.

          "INVITATION FOR DOMESTIC BID RATE QUOTE" shall mean an invitation from Interface to each of the Domestic Syndicated Lenders to submit Domestic Bid Rate Quotes offering to make Domestic Bid Rate Loans, substantially in the form of EXHIBIT P hereto and transmitted by the Domestic Agent in accordance with
Section 2.06(c)(2).

          "INVITATION FOR MULTICURRENCY BID RATE QUOTE" shall mean an invitation from or on behalf of a Multicurrency Borrower to each of the Multicurrency Syndicated Lenders to submit Multicurrency Bid Rate Quotes offering to make Multicurrency Bid Rate Loans, substantially in the form of EXHIBIT S hereto and transmitted by the Multicurrency Agent in accordance with Section 4.06(c)(2).

          "L/C ACCOUNT PARTY" shall mean any Consolidated Company for whose account a Letter of Credit has been issued pursuant to the Letter of Credit Agreement.

          "L/C CASH COLLATERAL ACCOUNT" shall mean the cash col-lateral account established pursuant to the L/C Cash Collateral
Assignment (and designated thereunder as the L/C Cash Collateral
Account) in favor of the Collateral Agent.

          "L/C CASH COLLATERAL ASSIGNMENT" shall mean the Third Amended and Restated L/C Cash Collateral Assignment Agreement among those Consolidated Companies that are parties to the Letter of Credit Agreement and the Collateral Agent, substantially in the form of EXHIBIT W, as the same may hereafter be further amended, restated or supplemented from time to time.

          "L/C ISSUER" shall mean a Domestic L/C Issuer or a Multicurrency L/C Issuer, as the case may be.

          "L/C OUTSTANDINGS" shall mean, as at any date of deter-mination with respect to an outstanding Letter of Credit, the sum of (i) the maximum aggregate amount which at such date of determination is available to be drawn (assuming conditions for drawing thereunder have been met) under such Letter of Credit then outstanding, PLUS (ii) the aggregate amount of all drawings under such Letter of Credit and honored by the L/C Issuer not theretofore reimbursed by or on behalf of the L/C Account Party.

          "L/C PRO RATA SHARE" shall mean, at any time, for each Participating Lender in respect of a Letter of Credit, the applicable percentage designated in the Letter of Credit Agreement as such Lender's L/C Pro Rata Share in respect of any Domestic Letter of Credit or Multicurrency Letter of Credit, as the case may be, in each case as such L/C Pro Rata Share may have been adjusted pursuant to the terms of the Letter of Credit Agreement as of the date of issuance of such Letter of Credit.

          "L/C SUBCOMMITMENT" shall mean, at any time, the Domestic L/C Subcommitment or the Multicurrency L/C
Subcommitment, as the case may be.

          "LENDER" or "LENDERS" shall mean STBA, FNBC, the other banks and lending institutions listed on the signature pages hereof, and each assignee thereof, if any, pursuant to
Section 11.06(c).

          "LENDING OFFICE" shall mean for each Lender the office such Lender may designate in writing from time to time to the Borrowers and the Co-Agents with respect to each Type of Loan.

          "LETTER OF CREDIT" shall mean any Domestic Letter of
Credit or Multicurrency Letter of Credit, as the case may be.

          "LETTER OF CREDIT AGREEMENT" shall mean the Third Amended and Restated Letter of Credit Agreement among Interface, Interface Interior Fabrics, Inc. (formerly Guilford of Maine, Inc.), Interface Flooring Systems, Inc., Bentley Mills, Inc., Prince Street Technologies, Ltd., Interface Research Corporation, Interface Architectural Resources, Inc. (formerly C-Tec, Inc.), Toltec Fabrics, Inc., Intek, Inc., Europe B.V., Europe Limited, T.F. Firth & Sons, Limited, Camborne Holdings Limited, SunTrust Bank, Atlanta, as Domestic L/C Issuer, The First National Bank of Chicago, as Multicurrency L/C Issuer, the Lenders, the Domestic Agent, the Multicurrency Agent, and the Collateral Agent, substantially in the form of EXHIBIT V, as the same may hereafter be further amended, restated or supplemented from time to time.

          "LIBOR" shall mean, for any applicable Interest Period:


         (i) with respect to Eurodollar Advances under the Domestic Syndicated Loan Commitments, the offered rate for deposits in Dollars, for a period comparable to the Interest Period and in an amount comparable to the Domestic Agent's portion of such Advances, appearing on Telerate Page 3750 as of 11:00 A.M. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period. If two or more of such rates appear on Telerate Page 3750, the rate shall be the arithmetic mean of such rates. If the foregoing rate is unavailable from Telerate Page 3750 for any reason, then such rate shall be determined by the Domestic Agent from the Reuters Screen LIBO Page or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Domestic Agent to Interface and the other Lenders;

        (ii) with respect to Eurocurrency Advances under the Multicurrency Syndicated Loan Commitments, the offered rate for deposits in the applicable Agreed Currency, for a period comparable to the Interest Period and in an amount comparable to the Multicurrency Agent's portion of such Advances, appearing on Telerate Page 3750 or 3740, as the case may be, as of 11:00 A.M. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period. If the foregoing rate is unavailable from Telerate for any reason, then such rate shall be determined by the Multicurrency Agent from Reuters Screen FRBD as of 11:00 A.M. (London, England time) two Business Days prior to the first day of such Interest Period. If the foregoing rate is unavailable from both Telerate and from Reuters, then such rate shall be determined by the Multicurrency Agent from any other interest rate reporting service of recognized standing designated in writing by the Multicurrency Agent to Interface and the other Lenders;

in any such case rounded, if necessary, to the next higher 1/16 of 1.0%, if the rate is not such a multiple.

           "LIBOR ADVANCE" shall mean (i) a Eurodollar Advance, or (ii) a Eurocurrency Advance.

          "LIEN" shall mean any mortgage, pledge, security inter-est, lien, charge, hypothecation, assignment, deposit arrangement, title retention, preferential right, trust or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

          "LOANS" shall mean, collectively, the Domestic
Syndicated Loans, the Domestic Swing Line Loans, the Domestic Bid
Rate Loans, the Multicurrency Syndicated Loans, the
Multicurrency Swing Line Loans, and the Multicurrency Bid Rate
Loans.

          "MARCH 1998 EQUITY ISSUANCE" shall mean the issuance by Interface in March 1998 of 1,725,000 shares of its Class A common stock pursuant to which Interface received net cash proceeds of not less than $66,779,000.

          "MARGIN REGULATIONS" shall mean Regulation T,
Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

          "MATERIAL COMPANY" shall mean (i) Interface, (ii) each Material Subsidiary, and (iii) each corporation, joint venture, partnership, limited liability company, association, or other business entity in which one or more of the Consolidated Companies is a shareholder, partner, party, or member, and as to which such Consolidated Company or Companies has become liable, either by agreement, by operation of law, or otherwise, for obligations and liabilities thereof in an aggregate amount greater than $10,000,000.

          "MATERIAL SUBSIDIARY" shall mean (i) each Credit Party other than Interface, and (ii) each other Subsidiary of Interface, now existing or hereafter established or acquired, that at any time prior to the Maturity Date has or acquires total assets in excess of $10,000,000, or that holds any assets material to the operations or business of another Material
Subsidiary.

          "MATERIALLY ADVERSE EFFECT" shall mean any materially adverse change in (i) the business, results of operations, finan-cial condition, assets or prospects of the Consolidated Companies, taken as a whole, or (ii) the ability of Interface to perform its respective obligations under the Credit Documents.

          "MATURITY DATE" shall mean the earlier of (i) June 30, 2003, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article IX.

          "MULTICURRENCY AGENT" shall mean FNBC, acting in the manner and to the extent described in Article X, and any succes-sor multicurrency agent appointed from time to time pursuant to
Article X hereof.

          "MULTICURRENCY BID RATE" shall mean the rate of interest specified by a Multicurrency Syndicated Lender in its Multicurrency Bid Rate Quote as provided in Section 3.06(c)(3).

          "MULTICURRENCY BID RATE ACCEPTANCE NOTICE" shall mean the notice given by or on behalf of a Multicurrency Borrower to the Multicurrency Agent accepting one or more Multicurrency Bid
Rate Quotes as provided in Section 3.06(c)(5).

          "MULTICURRENCY BID RATE ADVANCE" shall mean a Borrowing in U.S. Dollars pursuant to Section 3.06 consisting of the aggregate amount of one or more Multicurrency Bid Rate Loans made by one or more of the Multicurrency Syndicated Lenders to the same Borrower at the same time, in the same Agreed Currency, on the same interest rate basis, and for the same Interest Period.

          "MULTICURRENCY BID RATE BORROWING" shall mean a
Borrowing in U.S. Dollars consisting or to consist of a Multicurrency Bid Rate Advance.

          "MULTICURRENCY BID RATE FACILITY" shall mean the credit facility being made available by the Multicurrency Syndicated
Lenders to the Multicurrency Borrowers as described in Section
3.06(a).

          "MULTICURRENCY BID RATE LENDER" shall mean a
Multicurrency Syndicated Lender making one or more Multicurrency
Bid Rate Loans pursuant to Section 3.06.

          "MULTICURRENCY BID RATE LOANS" shall mean, collectively, the loans made to the Multicurrency Borrowers by the Multicurrency Bid Rate Lenders pursuant to Section 3.06.

          "MULTICURRENCY BID RATE NOTE" shall mean the promissory notes evidencing the Multicurrency Bid Rate Loans in the form attached hereto as EXHIBIT N and duly completed in accordance with the terms hereof.

          "MULTICURRENCY BID RATE QUOTE" shall mean an offer or offers by a Multicurrency Syndicated Lender to make one or more Multicurrency Bid Rate Loans to a Multicurrency Borrower substantially in the form of EXHIBIT T hereto completed and delivered by such Multicurrency Syndicated Lender to the Multicurrency Agent in accordance with Section 3.06(c)(3).

          "MULTICURRENCY BID RATE QUOTE REQUEST" shall mean a request transmitted by or on behalf of a Multicurrency Borrower to the Multicurrency Agent for offers from the Multicurrency Syndicated Lenders to make Multicurrency Bid Rate Loans substantially in the form of EXHIBIT R hereto completed and delivered to the Domestic Agent in accordance with Section 3.06(c)(1).

          "MULTICURRENCY BORROWERS" shall mean, collectively,
Interface, Europe B.V., Europe Limited, and all Additional
Multicurrency Borrowers.

          "MULTICURRENCY L/C EXPOSURE" shall mean, for each Multicurrency Lender, and with respect to all Multicurrency Letters of Credit as to which it was a Participating Lender, the sum, for all such Multicurrency Letters of Credit, of the product of (i) the L/C Outstandings for each Multicurrency Letter of Credit, MULTIPLIED BY (ii) such Multicurrency Lender's applicable L/C Pro Rata Share for such Multicurrency Letter of Credit.

          "MULTICURRENCY L/C ISSUER" shall mean The First National Bank of Chicago, a national banking association, any affiliate of The First National Bank of Chicago issuing a Multicurrency Letter of Credit at its request, and each other issuer of a Multicurrency Letter of Credit pursuant to the Letter of Credit Agreement, and their respective successors and assigns.

          "MULTICURRENCY L/C SUBCOMMITMENT" shall mean, at any time for any Multicurrency Lender, the amount of the Multicurrency Letter of Credit Subcommitment set forth opposite such Multicurrency Lender's name on the signature page of the Letter of Credit Agreement, as the same may be adjusted from time to time pursuant to the terms of the Letter of Credit Agreement. As of the date of this Agreement, the aggregate amount of the Multicurrency L/C Subcommitments for all Multicurrency Syndicated Lenders is $50,000,000.

          "MULTICURRENCY LETTER OF CREDIT" shall mean any letter of credit issued by the Multicurrency L/C Issuer for the account of an L/C Account Party pursuant to the Letter of Credit
Agreement, as the same may be amended, extended or re-issued from time to time.

          "MULTICURRENCY REVOLVING LOANS" shall mean, collectively, all Multicurrency Syndicated Loans, Multicurrency
Swing Line Loans, and Multicurrency Bid Rate Loans.

          "MULTICURRENCY SWING LINE ADVANCE" shall mean a Borrowing in U.S. Dollars pursuant to Section 3.05 consisting of a Multicurrency Swing Line Loan (which may be made either as a Base Rate Advance or as a Multicurrency Transaction Rate Advance) made by the Multicurrency Swing Line Lender to a Multicurrency Borrower at the same time, on the same interest rate basis and, if made as a Fixed Rate Advance, for the same Interest Period.

          "MULTICURRENCY SWING LINE BORROWING" shall mean a
Borrowing in U.S. Dollars consisting or to consist of a Multicurrency Swing Line Advance.

          "MULTICURRENCY SWING LINE BORROWING NOTICE" shall mean the notice given by or on behalf of a Multicurrency Borrower to the Multicurrency Agent requesting a Multicurrency Swing Line
Advance as provided in Section 3.05(c).

          "MULTICURRENCY SWING LINE COMMITMENT" shall mean the commitment of the Multicurrency Swing Line Lender to make
Multicurrency Swing Line Loans in an aggregate principal amount at any time outstanding not to exceed $5,000,000.

          "MULTICURRENCY SWING LINE LENDER" shall mean FNBC or any subsequent Multicurrency Syndicated Lender extending to the Multicurrency Borrowers the Multicurrency Swing Line Commitment.

          "MULTICURRENCY SWING LINE LOANS" shall mean, collectively, the loans made to the Multicurrency Borrowers by the Multicurrency Swing Line Lender pursuant to Section 3.05.

          "MULTICURRENCY SWING LINE NOTES" shall mean the promissory notes evidencing the Multicurrency Swing Line Loans substantially in the form of EXHIBITS M-1, M-2, and M-3 and duly completed in accordance with the terms hereof.

          "MULTICURRENCY SYNDICATED ADVANCE" shall mean a Borrowing pursuant to Section 3.02 consisting of the aggregate amount of Multicurrency Syndicated Loans made by the Multicurrency Syndicated Lenders to a Multicurrency Borrower at the same time, on the same interest rate basis and, if made as a Fixed Rate Advance, for the same Interest Period.

          "MULTICURRENCY SYNDICATED BORROWING" shall mean a Borrowing consisting or to consist of a Multicurrency Syndicated
Advance.

          "MULTICURRENCY SYNDICATED BORROWING NOTICE" shall mean the notice given by or on behalf of a Multicurrency Borrower to the Multicurrency Agent requesting one or more Multicurrency
Syndicated Advances as provided in Section 3.02(c).

          "MULTICURRENCY SYNDICATED FACILITY" shall mean the credit facility made available by the Multicurrency Syndicated
Lenders to the Multicurrency Borrowers as described in Section
3.02(a).

          "MULTICURRENCY SYNDICATED LENDERS" shall mean, collectively, the Lenders extending the Multicurrency Syndicated
Loan Commitments to the Multicurrency Borrowers pursuant to
Section 3.02(a).

          "MULTICURRENCY SYNDICATED LOAN COMMITMENTS" shall mean, at any time for any Multicurrency Syndicated Lender, the amount of such commitment set forth opposite such Multicurrency Syndicated Lender's name on the signature pages hereof, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 3.03, any assignment thereof pursuant to Section 11.06, or any amendment thereof pursuant to Section 11.02. As of the date of this Agreement, the aggregate amount of the Multicurrency Syndicated Loan Commitments for all Multicurrency Syndicated Lenders is $80,000,000.

          "MULTICURRENCY SYNDICATED LOANS" shall mean, collectively, the loans made to a Multicurrency Borrower by the Multicurrency Syndicated Lenders pursuant to Section 3.02.

          "MULTICURRENCY SYNDICATED NOTES" shall mean, collectively, the promissory notes evidencing the Multicurrency
Syndicated Loans in the forms attached hereto as EXHIBITS C-1, C-
2 and C-3, duly completed in accordance with the terms hereof.

          "MULTICURRENCY TRANSACTION RATE" shall mean the rate of interest specified by the Multicurrency Swing Line Lender to a Multicurrency Borrower, or to Interface on behalf of a

Multicurrency Borrower, as the case may be, as being applicable to a Multicurrency Swing Line Loan requested by or on behalf of a Multicurrency Borrower pursuant to Section 4.05(c).

          "MULTICURRENCY TRANSACTION RATE ADVANCE" shall mean an
Advance made or outstanding as a Multicurrency Swing Line Loan bearing interest based on the Multicurrency Transaction Rate as provided in Section 3.03(b)(iii).

          "MULTICURRENCY TRANSACTION RATE QUOTE" shall mean an offer by the Multicurrency Swing Line Lender to make a Multicurrency Swing Line Loan to Interface, Europe B.V. or Europe Limited at the Multicurrency Transaction Rate specified therein for the Interest Period to be applicable to the Multicurrency Swing Line Loan as specified therein, pursuant to Section 3.05(c).

          "MULTIEMPLOYER PLAN" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

          "NATIONAL CURRENCY UNIT" shall mean the unit of currency (other than a Euro unit) of each member state of the European Union that participates in the third stage of Economic and Monetary Union.

          "NET PROCEEDS" shall mean, with respect to any Asset Sale, all cash, including (i) cash receivables (when received) by way of deferred payment pursuant to a promissory note, a receiv-able or otherwise (other than interest payable thereon), and
(ii) with respect to Asset Sales resulting from the loss, damage, destruction or taking of property, the proceeds of insurance settlements and condemnation awards (other than the portion of the proceeds of such settlements and such awards that are used to repair, replace, improve or restore the item of property in respect of which such settlement or award was paid provided that the recipient of such proceeds or another Consolidated Company enters into a binding contractual obligation to effect such repair, replacement, improvement or restoration within eighteen
(18) months of such loss, damage or destruction and completes such repair, replacement, improvement or restoration within thirty-six (36) months of such loss, damage, destruction or taking) as and when received in cash, in either case, received by any Consolidated Company as a result of or in connection with such transaction, net of reasonable sale expenses, fees and commissions incurred, and taxes paid or expected to be payable within the succeeding 36-month period in connection therewith, and net of any payment required to be made with respect to the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) secured by a Lien (to the extent permitted by Section 8.02) upon the asset sold in such Asset Sale.

          "1997 TERM LOAN AGREEMENT" shall mean the Term Loan Agreement dated as of June 25, 1997, among Interface, SunTrust Bank, Atlanta, as Administrative Agent and Collateral Agent, FNBC, as Syndication Agent, and the 1997 Term Lenders, as amended

by the First Amendment to Term Loan Agreement dated as of December 2, 1997, pursuant to which the 1997 Term Loans were made to Interface.

          "1997 TERM LOANS" shall mean, collectively, the term loans in an aggregate principal amount of $95,000,000 made to Interface by the 1997 Term Lenders pursuant to the terms of the 1997 Term Loan Agreement.

          "NOTES" shall mean, collectively, the Domestic
Syndicated Notes, the Domestic Swing Line Note, the Domestic Bid
Rate Notes, the Multicurrency Syndicated Notes, the Multicurrency
Swing Line Notes, and the Multicurrency Bid Rate Notes.

          "NOTICE OF DOMESTIC CONVERSION/CONTINUATION" shall mean the notice given by Interface to the Domestic Agent in respect of the conversion or continuation of an outstanding Domestic
Syndicated Borrowing as provided in Section 2.02(e).

          "NOTICE OF MULTICURRENCY CONVERSION/CONTINUATION" shall mean a notice given by or on behalf of a Multicurrency Borrower to the Multicurrency Agent in respect of the conversion or continuation of an outstanding Multicurrency Syndicated Borrowing pursuant to Section 3.02(e).

          "OBLIGATIONS" shall mean all amounts owing to any Co-Agent, Lender, L/C Issuer, or the Collateral Agent pursuant to the terms of this Agreement, the Letter of Credit Agreement, or any other Credit Document, including without limitation, all Loans (including all principal and interest payments due thereunder), fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

          "PBGC" shall mean the Pension Benefit Guaranty Corpora-tion, or any successor thereto.

          "PARTICIPATING LENDER" shall have the meaning specified for such term in the Letter of Credit Agreement.

          "PAYMENT OFFICE" shall mean (i) with respect to payments of principal and interest relating to Multicurrency Syndicated Loans outstanding in Agreed Currencies other than Dollars, the respective FCB Accounts designated for such Agreed Currencies, (ii) with respect to payments of all other principal, interest, fees or other amounts relating to the Multicurrency Syndicated Loans, Multicurrency Swing Line Loans, Multicurrency Bid Rate Loans, and Multicurrency Letters of Credit, the office specified as the "Payment Office" for the Multicurrency Agent on the signature page of the Multicurrency Agent, or such other

location as to which the Multicurrency Agent shall have given written notice to the Borrowers and its Co-Agent, and (iii) with respect to payments of principal, interest, fees or other amounts relating to the Domestic Revolving Loans, Domestic Bid Rate Loans, Domestic Letters of Credit, and all other Obligations not described in the preceding clauses (i) and (ii), the office specified as the "Payment Office" for the Domestic Agent on the signature page of the Domestic Agent, or such other location as to which the Domestic Agent shall have given written notice to Interface and its Co-Agent.

          "PERMITTED LIENS" shall mean those Liens expressly per-mitted by Section 8.02.

          "PERSON" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

          "PLAN" shall mean any "employee benefit plan" (as de-fined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money pur-chase pension plan, savings or thrift plan, stock bonus plan, em-ployee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (in-cluding post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits, but shall exclude any Foreign Plan.

          "PRINCE STREET" shall mean Prince Street Technologies,
Ltd., a Georgia corporation.

          "PRO RATA SHARE" shall mean, with respect to each of the Domestic Syndicated Loan Commitments (including, without limitation, the Domestic L/C Subcommitments) and Multicurrency Syndicated Loan Commitments (including, without limitation, the Multicurrency L/C Subcommitments) of each Domestic Syndicated Lender or Multicurrency Syndicated Lender, as the case may be, and each Loan to be made by and each payment (including, without limitation, any payment of principal, Letter of Credit reimbursement obligation, interest or fees) to be made to each such Lender, the percentage designated as such Lender's Pro Rata Share of such Commitments, such Loans or such payments, as applicable, set forth under the name of such Lender on the respective signature page for such Lender, in each case as such Pro Rata Share may change from time to time as a result of assignments, amendments, or reductions made pursuant to this Agreement.

          "READICUT" shall mean Readicut International plc.

          "READICUT ACQUISITION" shall mean the purchase by Europe Limited and Europe B.V. of all issued and outstanding shares of T.F. Firth & Sons Ltd., Vebe Floorcoverings B.V., and
Tayrich Limited, from Readicut.

          "READICUT DEBT" shall mean the Indebtedness in the approximate amount of U.S. $17,600,000 representing the deferred portion of the purchase price payable by Interface and/or its Subsidiaries in the Readicut Acquisition, such Indebtedness being due and payable on the first anniversary of the closing of the Readicut Acquisition.

          "READICUT DIVESTITURES" shall mean, collectively, the sales or other disposition by Interface and/or its Subsidiaries of any assets (including, without limitation, shares of Subsidiaries) acquired as part of the Readicut Acquisition; PROVIDED, HOWEVER, that the term Readicut Divestitures shall not include (i) any sales or other dispositions of any assets (other than the shares or assets of Network Flooring Ltd.) or any shares of T.F. Firth & Sons Ltd. or Firth Carpets Ltd., (ii) any sales or other dispositions of any of the assets or shares of Vebe Floorcoverings B.V. or Network Flooring Ltd. sold or disposed of after the first anniversary of the closing of the Readicut Acquisition, or (iii) any sales or other dispositions of any of the assets or shares of Tayrich Limited or Joseph, Hamilton & Seaton Ltd. sold or disposed of later than eighteen months after the closing of the Readicut Acquisition.

          "RECEIVABLES BACKUP PURCHASE AGREEMENTS" shall mean the agreements among Interface SPC, as seller, Interface, as collection agent, and the Bank Purchasers, as purchasers, providing for the sale by Interface SPC, and the purchase by the Bank Purchasers, of accounts receivable (or undivided ownership interests therein) originated by certain of the Consolidated Companies, as in effect on December 31, 1996, and as the same may be amended, restated or supplemented from time to time.

          "RECEIVABLES SALE AGREEMENTS" shall mean the agreements among Interface SPC, as seller, Interface, as collection agent, SPARCC, as purchaser, and CIBC, as servicing agent, providing for the sale by Interface SPC, and the purchase by SPARCC, of accounts receivable (or undivided ownership interests therein) originated by certain of the Consolidated Companies.

          "RECEIVABLES SUBORDINATED NOTES" shall mean any and all subordinated notes executed by Interface SPC from time to time in favor of Interface and evidencing advances made from time to time by Interface to Interface SPC in connection with, and pursuant to the terms of, the Accounts Receivable Facilities, PROVIDED THAT, the aggregate outstanding principal balance of such notes shall not at any time exceed $40,000,000.

          "RECEIVABLES TRANSFER AGREEMENTS" shall mean, col-lectively, the agreement(s) between certain of the Consolidated Companies, as originators, and Interface SPC, as purchaser, providing for the sale by such Consolidated Companies, and the purchase by Interface SPC, of accounts receivable originated by such Consolidated Companies.

          "REDEEMABLE CAPITAL STOCK" shall mean any shares of any class or series of capital stock that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable, or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Maturity Date or is redeemable at the option of the holder thereof at any time prior to the Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to the Maturity Date.

          "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

          "REPLACEMENT ASSETS" shall mean properties and assets that replace the properties and assets that were the subject of an Asset Sale or properties and assets that will be used in the business of Interface and the Consolidated Companies as existing on November 1, 1995 or in businesses reasonably related thereto.

          "REQUIRED LENDERS" shall mean at any time Lenders hold-ing at least 66-2/3% of the then aggregate amount of the Domestic Syndicated Loan Commitments and Multicurrency Syndicated Loan Commitments; PROVIDED, HOWEVER, that in connection with any proposed amendment or waiver of any of the following provisions, "Required Lenders" shall mean both the Lenders holding at least 66-2/3% of the then aggregate amount of the Domestic Syndicated Loan Commitments and Multicurrency Syndicated Loan Commitments, and Multicurrency Syndicated Lenders holding at least 66-2/3% of the then aggregate amount of the Multicurrency Syndicated Loan
Commitments:  (i) Article III, (ii) Section 4.03(b),
Section 4.07(b)(v) and (viii), and Section 4.13, or (iii) the definitions of the terms Payment Office, FCB Account or FC Bank.

          "REQUIRED MULTICURRENCY SYNDICATED LENDERS" shall have the meaning provided in Section 11.02.

          "REQUIREMENT OF LAW" for any person shall mean the ar-ticles or certificate of incorporation and bylaws or other orga-nizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "REUTERS SCREEN" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

          "SPARCC" shall mean Special Purpose Accounts Receivable
Cooperative Corporation, its successors and permitted assigns.

          "SECURITY DOCUMENTS" shall mean, collectively, the Guaranty Agreements, the L/C Cash Collateral Assignment, the IRB Collateral Documents, the Indemnity Agreement, and each other guaranty agreement, mortgage, deed of trust, security agreement, pledge agreement, or other security or collateral document guaranteeing or securing the Obligations, as the same may be amended, restated, and supplemented from time to time.

          "SENIOR NOTES" shall mean, collectively, (i) the unsecured Senior Notes due 2008 issued by Interface, and guaranteed by certain Subsidiaries of Interface, in the aggregate principal amount of $150,000,000, as more particularly described in the Senior Notes Indenture, and any unsecured senior notes issued by Interface, and guaranteed by such Subsidiaries of Interface, in an aggregate principal amount not to exceed $150,000,000 representing a refinancing or replacement of such Senior Notes due 2008, having a maturity not earlier than that of such Senior Notes, and financial and other covenants not less favorable to Interface in any material respect than those covenants in effect with respect to such Senior Notes, or otherwise on terms and conditions approved by the Co-Agents and the Required Lenders, and (ii) unsecured senior notes having a maturity not earlier than the maturity date of the Senior Subordinated Notes due 2005, in an aggregate principal amount not to exceed $125,000,000 representing a refinancing or replacement of such Senior Subordinated Notes having financial and other covenants not less favorable to Interface in any material respect than those covenants in effect with respect to such Senior Notes, or otherwise on terms and conditions approved by the Co-Agents and the Required Lenders.

          "SENIOR NOTES INDENTURE" shall mean the Indenture dated as of April 3, 1998, by and among Interface, as issuer, certain
Subsidiaries of Interface, as guarantors, and First Union
National Bank, as Trustee, as the same may be amended, restated and supplemented from time to time.

          "SENIOR SUBORDINATED NOTES" shall mean, collectively, the unsecured Senior Subordinated Notes due 2005 issued by Interface, and guaranteed by certain Subsidiaries of Interface, in the aggregate principal amount of $125,000,000 as more particularly described in the Senior Subordinated Notes Indenture, together with any and all "Exchange Notes" (as defined in the Senior Subordinated Notes Indenture) issued to holders of such Senior Subordinated Notes in exchange therefor, and any Subordinated Debt in an aggregate principal amount not to exceed $125,000,000 representing a refinancing or replacement thereof having a maturity not earlier than that of such Senior Subordinated Notes, an interest rate not in excess of the interest rate in effect with respect to such Senior Subordinated Notes, subordination terms not less favorable in any material respect to holders of senior indebtedness than those subordination terms in effect with respect to the Senior Subordinated Notes, and financial and other covenants not less favorable to Interface in any material respect than those covenants in effect with respect to such Senior Subordinated Notes, or otherwise on terms and conditions approved by the Co-Agents and the Required Lenders.

          "SENIOR SUBORDINATED NOTES GUARANTOR" shall mean each
Subsidiary of Interface that is a "Guarantor" with respect to the Senior Subordinated Notes as provided in the Senior Subordinated
Notes Indenture.

          "SENIOR SUBORDINATED NOTES INDENTURE" shall mean the Indenture dated as of November 15, 1995, by and among Interface, Bentley Mills, Inc., Guilford (Delaware), Inc., Guilford of Maine, Inc., Interface Asia-Pacific, Inc., Interface Europe, Inc., Interface Flooring Systems, Inc., Interface Research Corporation, Pandel, Inc., Prince Street Technologies, Ltd., Rockland React-Rite, Inc., and First Union National Bank of Georgia, pursuant to which Interface issued its Senior Subordinated Notes, as the same has been or may hereafter be amended and supplemented from time to time, and any subsequent Indenture entered into by Interface in respect of Subordinated Debt constituting a refinancing or replacement of such Senior Subordinated Notes as provided in the definition of the term "Senior Subordinated Notes" herein.

          "SHAREHOLDERS' EQUITY" shall mean, with respect to any Person as at any date of determination, shareholders' equity of such Person determined on a consolidated basis in conformity with GAAP.

          "SIGNIFICANT SUBSIDIARY" shall have the same meaning as in Rule 1.02(v) of Regulation S-X under the Securities Act of
1933, as amended.

          "SPECIAL LIBOR" shall mean the rate of interest per an-num as determined by the Multicurrency Agent (rounded, if neces-sary, to the next higher multiple of 1/16%) at which overnight or weekend deposits of the appropriate Agreed Currency (or if such amount remains unpaid for more than three Business Days, then for such other period of time not longer than three months as the Multicurrency Agent may select in its absolute discretion) for delivery in immediately available and transferable funds would be offered by the Multicurrency Agent to major banks in the London interbank market upon request of such major banks for the ap-plicable period as determined above and in an amount comparable to the Multicurrency Agent's portion of the unpaid Obligations bearing interest at such rate (or, if the Multicurrency Agent is not placing such deposits in such Agreed Currency in the London interbank market, then the Multicurrency Agent's cost of funds in such Agreed Currency for such period).

          "SUBORDINATED DEBT" shall mean (i) Indebtedness outstanding pursuant to the Senior Subordinated Notes, and (ii) other Indebtedness of Interface subordinated to all obligations of Interface or any other Credit Party arising under this Agreement, the Notes, and the Guaranty Agreements on terms and conditions satisfactory in all respects to the Co-Agents and the Required Lenders, including without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, and subordination provisions, as evidenced by the written approval of the Co-Agents and the Required Lenders.

          "SUBSIDIARY" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

          "SYNTHETIC LEASE OBLIGATIONS" shall mean, collectively, all payment obligations of Interface or any of the Consolidated Companies pursuant to so-called "synthetic" leases not treated as capital leases under GAAP, but which are treated as financings under the Tax Code.

          "TAX CODE" shall mean the Internal Revenue Code of
1986, as amended and in effect from time to time.

          "TAXES" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

          "TELERATE" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

          "TOTAL COMMITMENT" shall mean, for any Lender at any time, the sum of such Lender's Domestic Syndicated Loan Commitment and Multicurrency Syndicated Loan Commitment and, in the case of the Domestic Swing Line Lender or Multicurrency Swing Line Lender, as the case may be, its Domestic Swing Line Commitment or Multicurrency Swing Line Commitment, as applicable; and "TOTAL COMMITMENTS" shall mean, for all Lenders at any time, the sum of the Total Commitment of all Lenders.

          "TYPE" of Borrowing shall mean a Borrowing made as a Base Rate Advance, LIBOR Advance, Domestic Bid Rate Advance, Domestic Transaction Rate Advance, Multicurrency Bid Rate Advance, or Multicurrency Transaction Rate Advance, as the case may be.

          "YEAR 2000 ISSUES" shall mean the actual and anticipated costs, claims, losses, and liabilities associated with the inability of certain computer applications to handle effectively data that includes dates on and after January 1, 2000, as such inability in respect of Interface and its Subsidiaries and in respect of their respective material customers, suppliers and vendors affects the business, operations, and financial condition of Interface and its Subsidiaries.

          Section 1.02. ACCOUNTING TERMS AND DETERMINATION. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with, GAAP, except that financial records of Foreign Subsidiaries may be maintained in accordance with generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary; PROVIDED, HOWEVER, that compliance with the financial covenants and calculations set forth in
Section 7.09, Article VIII, and elsewhere herein, and in the definitions used in such covenants and calculations, shall be calculated, made and applied in accordance with GAAP and such generally accepted accounting principles in such foreign jurisdictions, as the case may be, as in effect on the date of this Agreement applied on a basis consistent with the preparation of the financial statements referred to in Section 6.14 unless and until the parties enter into an agreement with respect thereto in accordance with Section 11.13.

          Section 1.03. OTHER DEFINITIONAL TERMS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

          Section 1.04.  EXHIBITS AND SCHEDULES.  All
Exhibits and Schedules attached hereto are by reference made a part hereof.

                           ARTICLE II.

                     DOMESTIC REVOLVING LOANS

          Section 2.01. DESCRIPTION OF DOMESTIC REVOLVING CREDIT FACILITIES. Subject to and upon the terms and conditions herein set forth (i) the Domestic Syndicated Lenders hereby establish in favor of Interface a revolving credit facility pursuant to which such Domestic Syndicated Lenders agree to make Domestic Syndicated Loans to Interface in accordance with Section 2.02,
(ii) the Domestic Swing Line Lender hereby establishes in favor of Interface a swing line credit facility pursuant to which the Domestic Swing Line Lender agrees to make Domestic Swing Line Loans to Interface in accordance with Section 2.05, and (iii) each Domestic Syndicated Lender may, in its sole discretion, submit bids to make Domestic Bid Rate Loans to Interface in accordance with Section 2.06; PROVIDED, HOWEVER, that in no event may the aggregate principal amount of all outstanding Domestic Revolving Loans and the Aggregate Domestic L/C Outstandings exceed at any time the total Domestic Syndicated Loan Commitments from time to time in effect.

          Section 2.02.  DOMESTIC SYNDICATED LOANS.

          (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section 2.01), each Domestic Syndicated Lender severally agrees to make to Interface, from time to time prior to the Maturity Date, Domestic Syndicated Loans in an aggregate principal amount outstanding at any time not to exceed an amount equal to (i) such Domestic Syndicated Lender's Domestic Syndicated Loan Commitment, MINUS (ii) such Domestic Syndicated Lender's Domestic L/C Exposure. Interface shall be entitled to repay and reborrow Domestic Syndicated Loans in accordance with the provisions, and subject to the limitations, set forth herein (including the limitation set forth in Section 2.01).

          (b) Each Domestic Syndicated Loan shall, at the option of Interface, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing of Domestic Syndicated Loans shall be not less than $1,000,000 or a greater integral multiple of $100,000, PROVIDED that each Borrowing of Domestic Syndicated Loans comprised of Base Rate Advances shall be not less than $250,000 or a greater integral multiple of $1000, except to the extent otherwise provided with respect to Domestic Syndicated Loans made pursuant to Section 2.02(c)(2). At no time shall the total number of Borrowings outstanding under this Section 2.02 and
Section 2.06 exceed eight; PROVIDED THAT, for purposes of deter-mining the number of Borrowings outstanding and the minimum amount for Borrowings resulting from conversions or continuations, all Borrowings of Base Rate Advances under this
Section 2.02 shall be considered as one Borrowing.

          (c) (1) Whenever Interface desires to make a Domestic Syndicated Borrowing (other than one resulting from a conversion or continuation pursuant to Section 2.02(e)), it shall give the Domestic Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Domestic Syndicated Borrowing (each a "Domestic Syndicated Borrowing Notice") prior to 11:00 a.m. (Eastern time) at its Payment Office (i) one Business Day prior to the requested date of such Domestic Syndicated Borrowing in the case of Base Rate Advances, and (ii) three Business Days prior to the requested date of such Domestic Syndicated Borrowing in the case of Eurodollar Advances. Notices received after 11:00 a.m. (Eastern time) shall be deemed received on the next Business Day. Each Domestic Syndicated Borrowing Notice shall be irrevocable and shall specify the aggregate principal amount of the Domestic Syndicated Borrowing, the date of the Domestic Syndicated Borrowing (which shall be a Business Day), and whether the Domestic Syndicated Borrowing is to be made as a Base Rate Advance or Eurodollar Advance and, in the case of a Eurodollar Advance, the Interest Period to be applicable thereto.

          (2) Whenever there occurs any request or demand for payment under any Domestic Letter of Credit by the beneficiary thereof, and Interface shall not have notified the Domestic Agent and the Domestic L/C Issuer prior to 11:00 a.m. (Eastern time) on the Business Day immediately prior to the date on which such drawing is to be honored that the L/C Account Party or Interface, on behalf of such L/C Account Party, intends to reimburse the Domestic L/C Issuer for the amount of such drawing with funds other than the proceeds of Domestic Syndicated Loans, (i) Interface shall be deemed to have given a Domestic Syndicated Borrowing Notice to the Domestic Agent requesting a Domestic Syndicated Borrowing consisting of Base Rate Loans on the date on which such drawing is to be honored in an amount equal to the amount of such drawing, and (ii) each Domestic Syndicated Lender shall, by 1:00 p.m. (Eastern time) on the date of the honoring of such drawing, make a Domestic Syndicated Loan to Interface which is a Base Rate Loan in an amount equal to the product of the amount of such drawing and such Domestic Syndicated Lender's Pro Rata Share, the proceeds of which shall be applied directly by the Domestic Agent to reimburse the Domestic L/C Issuer for the amount of such drawing (PROVIDED THAT, solely for purposes of such Domestic Syndicated Borrowing, the conditions precedent set forth in Section 5.03 shall not be applicable to such Domestic Syndicated Borrowing).

          (d) No later than 11:00 a.m. (Eastern time) on the date of each Domestic Syndicated Borrowing (other than one resulting from a conversion or continuation pursuant to Section 2.02(e)), each Domestic Syndicated Lender will make available its Pro Rata Share of the amount of such Domestic Syndicated Borrowing in immediately available funds at the Payment Office of the Domestic Agent. The Domestic Agent will make available to Interface the aggregate of the amounts (if any) so made available by the Domestic Syndicated Lenders to the Domestic Agent in a timely manner by crediting such amounts to Interface's demand deposit account maintained with the Domestic Agent. If any Domestic Syndicated Lender does not make such amount available to the Domestic Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to Interface in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

          (e) Whenever Interface desires to convert all or a portion of an outstanding Domestic Syndicated Borrowing made as a Base Rate Advance or Eurodollar Advance into one or more Domestic Syndicated Borrowings consisting of an Advance of another Type, or to continue outstanding a Domestic Syndicated Borrowing made as a Eurodollar Advance for a new Interest Period, it shall give the Domestic Agent at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Domestic Syndicated Borrowing to be converted into or continued as a Eurodollar Advance. Such notice (each a "Notice of Domestic Conversion/Continuation") shall be given prior to 11:00 a.m. (Eastern time) on the date specified. Each such Notice of Domestic Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advance to be converted or continued, the date of such conversion or continuation, and the Interest Period to be

applicable thereto. If, upon the expiration of any Interest Period in respect of any Domestic Syndicated Borrowing, Interface shall have failed, or pursuant to the following sentence be unable, to deliver the Notice of Domestic Conversion/Continuation, Interface shall be deemed to have elected to convert or continue such Domestic Syndicated Borrowing to a Domestic Syndicated Borrowing made as a Base Rate Advance. So long as any Default or Event of Default shall have occurred and be continuing, no Domestic Syndicated Borrowing may be converted into or continued as (upon expiration of the current Interest Period) a Fixed Rate Advance. No conversion of any Domestic Syndicated Borrowing made as a Fixed Rate Advance shall be permitted except on the last day of the Interest Period in respect thereof.

          (f) Interface's obligations to pay the principal of, and interest on, the Domestic Syndicated Loans to each Domestic Syndicated Lender shall be evidenced by the records of the Domestic Agent and such Domestic Syndicated Lender and by the Domestic Syndicated Note payable to such Domestic Syndicated Lender (or the assignor of such Domestic Syndicated Lender) completed in conformity with this Agreement.

          (g) All outstanding principal amounts under the Domestic Syndicated Loans shall be due and payable in full on the Maturity Date.

          Section 2.03.  REDUCTIONS OF DOMESTIC SYNDICATED LOAN
COMMITMENTS AND MANDATORY PREPAYMENTS.

          (a) Upon at least three Business Days' prior telephonic notice (promptly confirmed in writing) to the Domestic Agent, Interface shall have the right, without premium or penalty, to terminate the Domestic Syndicated Loan Commitments, in part or in whole, provided that (i) any such termination shall apply to reduce proportionately and permanently the Domestic Syndicated Loan Commitments of each of the Domestic Syndicated Lenders, (ii) any partial termination pursuant to this Section
2.03 shall be in an amount of at least $1,000,000 and integral multiples of $100,000, and (iii) no such reduction shall be permitted which would (x) require a prepayment that is not permitted by Section 4.06, or (y) reduce the Domestic Syndicated Loan Commitments to an amount less than the sum of (A) the Aggregate Domestic L/C Outstandings and (B) the aggregate principal amount outstanding under the Domestic Revolving Loans.

          (b) No mandatory permanent reductions in Commitments or mandatory prepayments shall be required pursuant to this
Section 2.03(b) until the aggregate amount of Asset Sales occurring after November 15, 1995 exceeds $15,000,000 (based on the Asset Values thereof, but excluding in the foregoing computation and from the requirements of this Section 2.03(b),
(i) Asset Sales resulting from loss, damage, destruction, or taking where the proceeds thereof are utilized so as to be excluded from the definition of Net Proceeds, and (ii) Asset Sales occurring as a part of any sale and leaseback transactions permitted pursuant to Section 8.06). If, within fourteen (14) months following any Asset Sale at and after the time such Asset Values have exceeded $15,000,000, the entire amount of the Net Proceeds of such Asset Sale have not been applied to an investment in Replacement Assets, then the amount of the Net Proceeds from such transaction that have not been so applied shall immediately be used to prepay on a pro rata basis the

outstanding Domestic Revolving Loans and Multicurrency Revolving Loans as provided in Section 2.03(d) and Section 3.03(g), and the Domestic Syndicated Loan Commitments and Multicurrency Syndicated Loan Commitments shall be permanently reduced by such amount on a pro rata basis.

          (c) Notwithstanding the provisions of paragraph (b) of this Section 2.03, (i) no mandatory prepayment or reduction in Commitments shall be required to be made under said paragraph (b) if the Senior Subordinated Notes and all other Subordinated Debt having terms requiring prepayments from any Asset Sales are no longer outstanding or in effect, (ii) no mandatory prepayment or reduction in Commitments shall be required to be made under said paragraph (b) if the amount of such prepayment or reduction would be less than $100,000 in any instance, and (iii) mandatory prepayment amounts and reduction in Commitments otherwise required under said paragraph (b) shall be rounded to nearest multiple of $100,000 (such that, for example, if the portion of Net Proceeds required to be prepaid pursuant to paragraph (b) is $250,000 or more, but less than $350,000, the mandatory principal prepayment amount and reduction in Commitments under this
Section 2.03 shall equal $300,000 PLUS interest accrued and unpaid on such amount).

          (d) If the aggregate outstanding principal amount of the Domestic Revolving Loans and the Aggregate Domestic L/C Outstandings exceed at any time the amount of the Domestic Syndicated Loan Commitments, as reduced pursuant to this Section
2.03 or otherwise, Interface shall immediately repay the Domestic Revolving Loans by an amount equal to such excess, together with all accrued but unpaid interest on such excess amount. Each prepayment of Domestic Revolving Loans under this Section 2.03 shall be applied first to Base Rate Advances to the full extent thereof before application to Fixed Rate Advances; PROVIDED, HOWEVER, that so long as no Default or Event of Default has occurred and is continuing, in lieu of application of such prepayment to Fixed Rate Advances prior to the expiration of the respective Interest Periods with respect thereto, Interface, at its option, may execute an Escrow Letter with respect to such prepayment and deposit with the Collateral Agent funds equal to the amount of such prepayment for application in accordance with the terms of such Escrow Letter.

          (e) Notwithstanding the foregoing, but subject to the provisions of Section 2.03(c), all amounts received as Net Proceeds from any Asset Sales effected as part of the Readicut Divestitures shall be used to prepay the outstanding Domestic Revolving Loans or Multicurrency Revolving Loans hereunder as may be specified by Interface at the time of such prepayment or, if not so specified by Interface, then as specified by the Co-Agents. All such prepayments shall be applied on a pro rata basis among the holders of such Domestic Revolving Loans or Multicurrency Revolving Loans as provided in Section 2.03(d) or among the holders of such Multicurrency Revolving Loans as provided in Section 3.03(g), as the case may be. The respective amounts of the Domestic Syndicated Loan Commitments and the

Multicurrency Syndicated Loan Commitments shall not be affected by such prepayments pursuant to this Section 2.03(e); PROVIDED, HOWEVER, that if within fourteen (14) months following any Asset Sale made as part of the Readicut Divestitures, the entire amount of the Net Proceeds thereof have not been applied to an investment in Replacement Assets, then the Domestic Syndicated Loan Commitments and Multicurrency Syndicated Loan Commitments shall be permanently reduced on a pro rata basis by the amount of such Net Proceeds that have not been so applied.

          Section 2.04. [Intentionally Omitted]

          Section 2.05.  DOMESTIC SWING LINE LOANS.

          (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section 2.01), the Domestic Swing Line Lender agrees to make to Interface, from time to time prior to the Maturity Date, Domestic Swing Line Loans in an aggregate principal amount outstanding at any time not to exceed the Domestic Swing Line Commitment then in effect. Interface shall be entitled to repay and reborrow Domestic Swing Line Loans in accordance with the provisions, and subject to the limitations, set forth herein (including the limitation set forth in Section 2.01).

          (b) Each Domestic Swing Line Loan shall, at the option of Interface, be made as a Base Rate Advance or Domestic Transaction Rate Advance. The aggregate principal amount of each Domestic Swing Line Borrowing shall be not less than $250,000 or a greater integral multiple of $1,000. At no time shall the number of Domestic Swing Line Borrowings outstanding under this
Section 2.05 exceed three; PROVIDED THAT, for purposes of determining the number of Domestic Swing Line Borrowings outstanding, all Domestic Swing Line Borrowings consisting of Base Rate Advances shall be considered as one Domestic Swing Line Borrowing.

          (c) Whenever Interface desires to make a Domestic Swing Line Borrowing, it shall give the Domestic Swing Line Lender (with a copy to the Domestic Agent) prior written notice (or telephonic notice promptly confirmed in writing) of such Domestic Swing Line Borrowing (each a "Domestic Swing Line Borrowing Notice") prior to 10:00 a.m. (Eastern time) on the date of such Domestic Swing Line Borrowing. Each Domestic Swing Line Borrowing Notice shall specify the aggregate principal amount of the Domestic Swing Line Borrowing, the date of such Domestic Swing Line Borrowing (which shall be a Business Day), whether a Domestic Transaction Rate Quote is being requested and, if so, the Interest Period to be applicable thereto. If Interface requests a Domestic Transaction Rate Quote as aforesaid, then prior to 12:00 noon (Eastern time) on such date, the Domestic Swing Line Lender shall furnish Interface (with a copy to the Domestic Agent) with a quotation of the interest rate being offered with respect to such Domestic Swing Line Borrowing (whether expressed as a fixed rate of interest in effect for the Interest Period applicable thereto or as a floating rate of interest based on a specified interest rate index and applicable margin for the Interest Period to be applicable thereto; in either case, a "Domestic Transaction Rate Quote") by telephone (promptly confirmed in writing) or by facsimile transmission. Interface shall immediately inform the Domestic Swing Line Lender (with a copy to the Domestic Agent) of its decision as to whether to accept the Domestic Transaction Rate Quote and to confirm the Domestic Swing Line Borrowing (which may be done by telephone, promptly confirmed in writing, and which decision shall be irrevocable). If Interface has so informed the Domestic Swing Line Lender and confirmed the terms of the Domestic Swing Line Borrowing, then no later than 2:00 p.m. (Eastern time) on such date, the Domestic Swing Line Lender shall make the principal amount of the Domestic Swing Line Loan available to the Domestic Agent in immediately available funds at the Payment Office of the Domestic Agent, and the Domestic Agent will make available to Interface such amount by crediting such amount to Interface's demand deposit account maintained with the Domestic Agent. In the event that the Domestic Swing Line Lender does not make such amount available to the Domestic Agent at the time prescribed above, but such amount is received later that day, such amount may be credited to Interface in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business
Day).

          (d) Interface's obligations to pay the principal of, and interest on, the Domestic Swing Line Loans shall be evidenced by the records of the Domestic Agent and the Domestic Swing Line Lender and by the Domestic Swing Line Note payable to the Domestic Swing Line Lender (or the assignor of such Domestic Swing Line Lender) completed in conformity with this Agreement.

          (e) The outstanding principal amount under each Domestic Swing Line Loan shall be due and payable in full (i) on the expiration of the Interest Period applicable to such Domestic
Swing Line Loan if outstanding as a Domestic Transaction Rate
Advance, and (ii) on the Maturity Date.

          (f) At any time on the request of the Domestic Swing Line Lender, each Domestic Syndicated Lender other than the Domestic Swing Line Lender shall purchase a participating interest in all outstanding Domestic Swing Line Loans in an amount equal to its Pro Rata Share (based upon on its respective Domestic Syndicated Loan Commitment) of such Domestic Swing Line Loans, and the Domestic Swing Line Lender shall furnish each Domestic Syndicated Lender with a certificate evidencing such participating interest. Such purchase shall be made on the third Business Day after such request is made; PROVIDED, HOWEVER, that unless an Event of Default has occurred and is continuing on the date such request is made, the purchase of a participating interest in any Domestic Swing Line Loan outstanding as a Domestic Transaction Rate Advance shall not be required to be made until the expiration of the current Interest Period in effect for such Domestic Swing Line Loan. On the date of such required purchase, each Domestic Syndicated Lender will immediately transfer to the Domestic Swing Line Lender, in immediately available funds, the amount of its participation.

Whenever, at any time after the Domestic Swing Line Lender has received from any such Domestic Syndicated Lender the funds for its participating interest in a Domestic Swing Line Loan, the Domestic Agent receives any payment on account thereof, the Domestic Agent will distribute to such Domestic Syndicated Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Domestic Syndicated Lender's participating interest was outstanding and funded); PROVIDED, HOWEVER, that if such payment received by the Domestic Agent is required to be returned, such Domestic Syndicated Lender will return to the Domestic Agent any portion thereof previously distributed by the Domestic Agent to it. Each Domestic Syndicated Lender's obligation to purchase such participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Domestic Syndicated Lender or any other Person may have against the Domestic Swing Line Lender requesting such purchase or any other Person for any reason whatsoever, (ii) the occurrence or continuation of a Default or an Event of Default or the termination of any of the Commitments, (iii) any adverse change in the condition (financial or otherwise) of Interface, any of its Consolidated Subsidiaries, or any other Person, (iv) any breach of this Agreement by Interface, any other Borrower, or any other Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that no such obligation shall exist (A) to the extent that the aggregate Domestic Swing Line Loans were advanced in excess of the Domestic Swing Line Commitment then in effect, or (B) with respect to any Domestic Swing Line Loan where the Domestic Swing Line Lender actually advanced to Interface net proceeds from the Domestic Swing Line Loan (and therefore was not refunding a previous Domestic Swing Line Loan) at a time when (x) the Domestic Swing Line Lender had actual knowledge that an Event of Default had occurred and then existed, and (y) the Required Lenders had not agreed to waive such Event of Default for purposes of funding such Domestic Swing Line Loan.

          Section 2.06.  DOMESTIC BID RATE LOANS.

          (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section 2.01), Interface may, as set forth in this Section 2.06, request the Domestic Syndicated Lenders, from time to time prior to the Maturity Date, to make offers to make Domestic Bid Rate Loans to Interface. Each Domestic Syndicated Lender may, but shall have no obligation to, make such offers and Interface may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.06. Interface shall be entitled to repay and reborrow Domestic Bid Rate Loans in accordance with the provisions, and subject to the limitations set forth herein (including the limitation set forth in Section 2.01).

          (b) The aggregate principal amount of each Domestic Bid Rate Borrowing requested by Interface shall be in a principal amount not less than $5,000,000 or a greater integral multiple of $1,000,000. At no time shall the number of Borrowings outstanding under this Section 2.06 and Section 2.02 exceed eight.

          (c) Domestic Bid Rate Loans may be made to Interface in accordance with the procedures set forth in this Section
2.06(c).

               (1) Whenever Interface wishes to request offers to make Domestic Bid Rate Loans under this Section 2.06, Interface shall transmit to the Domestic Agent by facsimile transmission a request for such offers (each a "Domestic Bid Rate Quote Request") so as to be received by the Domestic Agent not later than 10:00 a.m. (Eastern time) on the third Business Day immediately preceding the date of the proposed Domestic Bid Rate Borrowing, specifying (i) the date of the Domestic Bid Rate Borrowing (which shall be a Business
          Day), (ii) the aggregate principal amount of the Domestic Bid Rate Borrowing, and (iii) the Interest Period to be applicable thereto. Interface may request offers to make Domestic Bid Rate Loans for more than one Interest Period in a single Domestic Bid Rate Quote Request. A Domestic Bid Rate Quote Request that does not conform substantially to the format of EXHIBIT O hereto shall be rejected, and the Domestic Agent shall promptly notify Interface of such rejection by facsimile transmission. No Domestic Bid Rate Quote Request shall be given within ten Business Days after any other Domestic Bid Rate Quote Request has been transmitted to the Domestic Syndicated Lenders pursuant to Section 2.06(c)(2).

               (2) Promptly upon receipt of a Domestic Bid Rate Quote Request that is not rejected pursuant to Section 2.06(c)(1), the Domestic Agent shall transmit to each of the Domestic Syndicated Lenders by facsimile transmission an invitation by Interface to each Domestic Syndicated Lender to submit Domestic Bid Rate Quotes offering to make Domestic Bid Rate Loans in accordance with this Section 2.06 (each an "Invitation for Domestic Bid Rate Quotes") substantially in the form of EXHIBIT P hereto.

               (3) Each Domestic Syndicated Lender may, in its sole discretion, submit a Domestic Bid Rate Quote containing an offer or offers to make Domestic Bid Rate Loans in response to any Invitation for Domestic Bid Rate Quotes in accordance with the following procedures:

                    (A) Each Domestic Bid Rate Quote must comply with the requirements of this Section 2.06(c)(3) and must be submitted to the Domestic Agent by facsimile transmission at its offices specified herein not later than (x) 9:45 a.m. (Eastern time) in the case of the Domestic Agent, and (y) 10:00 a.m. (Eastern time) in the case of each other Domestic Syndicated Lender, on the second Business Day immediately preceding the date of the proposed Domestic Bid Rate Borrowing or, in any such case upon reasonable prior notice to the Domestic Syndicated Lenders, such other time and date as Interface and the Domestic Agent may agree, PROVIDED THAT the Domestic Agent shall always be required to submit its Domestic Bid Rate Quotes not less than 15 minutes prior to the other Domestic Syndicated Lenders). Subject to Articles V and IX, any Domestic Bid Rate Quotes so made shall be irrevocable except with the written consent of the Domestic Agent given on the instructions of Interface.

                    (B)  Each Domestic Bid Rate Quote shall in
               any case specify (i) the date of the proposed Domestic Bid Rate Borrowing, which shall be the same as that set forth in the applicable Invitation for Domestic Bid Rate Quotes, (ii) the principal amount of the Domestic Bid Rate Loan for which each such offer is being made, which principal amount (x) may be greater than, less than or equal to the Domestic Syndicated Loan Commitment of the quoting Domestic Syndicated Lender, and (y) may not exceed the principal amount of Domestic Bid Rate Loans for which offers were requested, (iii) the minimum or maximum amount, if any, of the Domestic Bid Rate Loan which may be accepted by Interface, (iv) the applicable Interest Period, and (v) the identity of the quoting Domestic Syndicated Lender.

                    (C)  The Domestic Agent shall reject any
               Domestic Bid Rate Quote that (i) is not
               substantially in the form of EXHIBIT Q hereto or does not specify all of the information required by Section 2.06(c)(3)(B), (ii) contains qualifying, conditional or similar language, other than any such language contained in EXHIBIT Q hereto, (iii) proposes terms other than or in addition to those set forth in the applicable Invitation for Domestic Bid Rate Quotes, or (iv) arrives after the time set forth in Section 2.06(c)(3)(A).

                    (D)  If any Domestic Bid Rate Quote shall be
               rejected pursuant to Section 2.06(c)(3)(C), then the Domestic Agent shall notify the relevant Domestic Syndicated Lender of such rejection as soon as practicable.

          If any Domestic Syndicated Lender shall elect not to submit a Domestic Bid Rate Quote, such Domestic Bid Rate Lender shall so notify the Domestic Agent not later than 10:00 a.m. (Eastern time) on the second Business Day immediately preceding the date of the proposed Domestic Bid Rate Borrowing, and such Domestic Syndicated Lender shall not be obligated to, and shall not, make any Domestic Bid Rate Loan as part of such Domestic Bid Rate Borrowing; PROVIDED, HOWEVER, that the failure of any Domestic Syndicated Lender to give such notice shall not cause it to be obligated to make any Domestic Bid Rate Loan as part of such Borrowing.

               (4) Subject to its timely receipt of one or more Domestic Bid Rate Quotes in the manner described in
          Section 2.06(c)(3), the Domestic Agent shall notify Interface as soon as practicable (but in any event using reasonable efforts to effect such notice prior to 10:45 a.m. (Eastern time) on the second Business Day immediately preceding the date of the proposed Domestic Bid Rate Borrowing) as to the terms (i) of any Domestic Bid Rate Quote submitted by a Domestic Syndicated Lender that is in accordance with Section 2.06(c) and
          (ii) of any Domestic Bid Rate Quote that is in accordance with Section 2.06(c) and amends, modifies or is otherwise inconsistent with a previous Domestic Bid Rate Quote submitted by such Domestic Syndicated Lender with respect to the same Domestic Bid Rate Quote Request. Any such subsequent Domestic Bid Rate Quote shall be disregarded by the Domestic Agent unless such subsequent Domestic Bid Rate Quote specifically states that it is submitted solely to correct a manifest error in such previous Domestic Bid Rate Quote. The Domestic Agent's notice to Interface shall specify the aggregate principal amount of Domestic Bid Rate Loans for which offers have been received for each Interest Period specified in the related Domestic Bid Rate Quote Request and the respective principal amounts and Domestic Bid Rates, as the case may be, so offered.

               (5) Subject to receipt of the notice from the Domestic Agent referred to in Section 2.06(c)(4), not later than 11:00 a.m. (Eastern time) on the second Business Day immediately preceding the date of the proposed Domestic Bid Rate Borrowing, Interface shall notify the Domestic Agent of Interface's acceptance or rejection of the offer so notified to it pursuant to
          Section 2.06(c)(4); PROVIDED, HOWEVER, that the failure by Interface to give such notice to the Domestic Agent shall be deemed to be a rejection by Interface of all such offers. In the case of acceptance, such notice (each a "Domestic Bid Rate Acceptance Notice") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. Interface may accept or reject any Domestic Bid Rate Quote in whole or in part (subject to the terms of Section 2.06(b); PROVIDED THAT (i) the aggregate principal amount of each Domestic Bid Rate Advance may not exceed the applicable amount set forth in the related Domestic Bid Rate Quote Request, (ii) acceptance of offers may only be made in the order of ascending Domestic Bid Rates,

          (iii) Interface may not accept any offer of the type described in Section 2.06(c)(3)(C) or that otherwise fails to comply with the requirements of this Agreement for the purpose of obtaining a Domestic Bid Rate Loan under this Agreement, and (iv) any such acceptance by Interface shall constitute its irrevocable request to borrow the aggregate principal amount so accepted.

               (6) If offers are made by two or more Domestic Syndicated Lenders with the same Domestic Bid Rates for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Interest Period, the principal amount of Domestic Bid Rate Loans in respect of which such offers are accepted shall be allocated by the Domestic Agent among such Domestic Syndicated Lenders as nearly as possible (in such multiples as the Domestic Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; PROVIDED, HOWEVER, that no Domestic Syndicated Lender shall be allocated a portion of any Domestic Bid Rate Advance which is less than the minimum amount which such Domestic Syndicated Lender has indicated that it is willing to accept. Allocations by the Domestic Agent of the amounts of Domestic Bid Rate Loans shall be conclusive in the absence of manifest error. The Domestic Agent shall promptly, but in any event by 12:00 noon (Eastern time) on the second Business Day immediately preceding the date of the proposed Domestic Bid Rate Borrowing, notify each Domestic Syndicated Lender of its receipt of a Domestic Bid Rate Acceptance Notice and the aggregate principal amount of each Domestic Bid Rate Advance allocated to each participating Domestic Syndicated Lender.

          (d) No later than 1:00 p.m. (Eastern time) on the date of each Domestic Bid Rate Borrowing, each Domestic Bid Rate Lender participating in such Borrowing will make available its portion of such Borrowing in immediately available funds at the Payment Office of the Domestic Agent. The Domestic Agent will make available to Interface the aggregate of the amounts (if any) so made available by the Domestic Bid Rate Lenders to the Domestic Agent in a timely manner by crediting such amounts to Interface's demand deposit account maintained with the Domestic Agent. In the event that the Domestic Bid Rate Lenders do not make such amounts available to the Domestic Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to Interface in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business
Day).

          (e) Interface's obligations to pay the principal of, and interest on, the Domestic Bid Rate Loans to each Domestic Bid Rate Lender shall be evidenced by the records of the Domestic Agent and such Domestic Bid Rate Lender and by the Domestic Bid Rate Note payable to such Domestic Bid Rate Lender (or the assignor of such Domestic Bid Rate Lender) completed in conformity with this Agreement.

          (f) All outstanding principal amounts under each Domestic Bid Rate Loan shall be due and payable in full (i) on the expiration of the Interest Period applicable to such Domestic
Bid Rate Loan, and (ii) on the Maturity Date.

          Section 2.07.  USE OF PROCEEDS.  The proceeds of the
Domestic Syndicated Loans, Domestic Swing Line Loans, and
Domestic Bid Rate Loans shall be used as working capital and for other general corporate purposes of Interface and its Consolidated Subsidiaries.

          Section 2.08.  INCREASE IN DOMESTIC SYNDICATED LOAN
     COMMITMENTS ON THE CLOSING DATE.

          (a) On the Closing Date, the aggregate Domestic Syndicated Loan Commitments of the Lenders shall be increased from $170,000,000 in aggregate principal amount to $220,000,000 in aggregate principal amount, with such aggregate increase being the result of increases in the Domestic Syndicated Loan Commitment of certain Lenders and decreases in the Domestic Syndicated Loan Commitments of the remaining Lenders. After giving effect to the foregoing actions, the Domestic Syndicated Loan Commitments of the Lenders shall be as set forth on the signature pages to this Agreement. On the Closing Date, all outstanding Domestic Syndicated Loans that had been borrowed or previously continued or converted prior to the Closing Date shall be prepaid in full, together with all interest accrued and unpaid thereon through the date of such prepayment occurring and all amounts required to be paid pursuant to Section 4.12 as a result of such prepayment occurring on a date other than the last day of an Interest Period. All Borrowings of Domestic Syndicated Loans pursuant to Section 2.02 (including, without limitation, all such Borrowings made by Interface on the Closing Date to prepay all Domestic Syndicated Loans then outstanding) and all continuations and conversions of outstanding Domestic Syndicated Loans pursuant to Section 2.02 occurring after the Closing Date shall be made on the basis of the revised Domestic Syndicated Loan Commitments as provided in this Agreement. All Domestic Bid Rate Loans outstanding on the Closing Date and scheduled to mature after the Closing Date shall continue to remain outstanding in accordance with their respective terms and shall not be repaid or otherwise affected by the transactions described in this Section 2.08.

          (b) Interface's obligations to pay the principal of, and interest on, all Domestic Syndicated Loans under the Domestic Syndicated Notes being executed and delivered on the Closing Date by Interface shall be evidenced by the records of the Domestic Agent and each such Lender and by such Domestic Syndicated Note payable to such Lender completed in conformity with this Agreement.

          (c) From and after the Closing Date, all references in this Agreement to the Domestic Syndicated Loan Commitments shall be deemed to include the Domestic Syndicated Loan Commitments as reduced by this Section 2.08 (subject, however, to subsequent increases or decreases from time to time pursuant to the provisions of this Agreement).

                           ARTICLE III.

                  MULTICURRENCY REVOLVING LOANS

          Section 3.01. DESCRIPTION OF MULTICURRENCY REVOLVING CREDIT FACILITIES. Subject to and upon the terms and conditions herein set forth (i) the Multicurrency Syndicated Lenders hereby establish in favor of the Multicurrency Borrowers a revolving credit facility pursuant to which such Multicurrency Syndicated Lenders agree to make Multicurrency Syndicated Loans to the Multicurrency Borrowers in accordance with Section 3.02, (ii) the Multicurrency Swing Line Lender hereby establishes in favor of the Multicurrency Borrowers a swing line credit facility pursuant to which the Multicurrency Swing Line Lender agrees to make Multicurrency Swing Line Loans to the Multicurrency Borrowers in accordance with Section 3.05, and (iii) each Multicurrency Syndicated Lender may, in its sole discretion, submit bids to make Multicurrency Bid Rate Loans to the Multicurrency Borrowers in accordance with Section 3.06; PROVIDED, HOWEVER, that in no event may the aggregate principal amount of all outstanding Multicurrency Revolving Loans and the Aggregate Multicurrency L/C Outstandings exceed at any time the total Multicurrency Syndicated Loan Commitments from time to time in effect.

          Section 3.02.  MULTICURRENCY SYNDICATED LOANS.

          (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section 3.01), each Multicurrency Syndicated Lender severally agrees to make to the Multicurrency Borrowers from time to time prior to the Maturity Date, Multicurrency Syndicated Loans in an aggregate principal amount outstanding at any time not to exceed an amount equal to (i) such Multicurrency Syndicated Lender's Multicurrency Syndicated Loan Commitment, MINUS (ii) such Multicurrency Syndicated Lender's Multicurrency L/C Exposure. For the purpose of determining the unutilized portion of the Multicurrency Syndicated Loan Commitment of each Multicurrency Syndicated Lender on the date of a requested Borrowing under its Multicurrency Syndicated Loan Commitment, the Dollar Equivalent of the Borrowing then being requested from such Multicurrency Syndicated Lender shall be aggregated with the Dollar Equivalents of all Multicurrency Syndicated Loans and Multicurrency L/C Exposure of such Multicurrency Lender then outstanding (the Dollar Equivalent of each such outstanding Loan to be calculated as of the date of the most recent conversion or continuation of such Loan pursuant to Section 3.02(e) or, if not previously continued or converted, the date of the initial Borrowing of such Loan pursuant to Section 3.02(c)). The Multicurrency Borrowers shall be entitled to repay and reborrow Multicurrency Syndicated Loans in accordance with the provisions, and subject to the limitations, set forth herein (including the limitation set forth in Section 3.01).

          (b) Each Multicurrency Syndicated Loan shall, at the option of a Multicurrency Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless otherwise specifically provided herein, shall consist entirely of Base Rate Advances (if selected by Europe B.V. with respect to Multicurrency Syndicated Loans made in U.S. Dollars) or Eurocurrency Advances. The aggregate principal amount of each Borrowing of Multicurrency Syndicated Loans shall be in the minimum amounts and multiples indicated below for a Borrowing in the specified Agreed Currency, PROVIDED that Multicurrency Syndicated Loans comprised of Base Rate Advances shall not be less than $250,000 or a greater integral multiple of $1,000:

                                  Minimum
    Currency                     Borrowing                    Multiple

    U.S. Dollars                 1,000,000                    100,000
    Dutch Guilders               2,000,000                    200,000
    German Marks                 1,500,000                    150,000
    French Francs                5,500,000                    550,000
    British Pounds                 550,000                     55,000
    Japanese Yen               100,000,000                 10,000,000

The aggregate principal amount of each Borrowing of Multicurrency Syndicated Loans made in the Euro shall be in the minimum amounts and multiples determined by the Multicurrency Agent and communicated to Interface in writing based on the Approximate Equivalent Amount in the Euro for a minimum amount of $1,000,000 and a multiple of $100,000.

At no time shall the number of Borrowings outstanding under this
Section 3.02 and Section 3.06 exceed eight; PROVIDED that, for purposes of determining the number of Borrowings outstanding and the minimum amount for Borrowings resulting from conversions or continuations, all Borrowings of Base Rate Advances under this
Section 3.02 shall be considered as one Borrowing.

          (c) (1) Whenever a Multicurrency Borrower desires to make a Multicurrency Syndicated Borrowing (other than one resulting from a conversion or continuation pursuant to Section 3.02(e)), it shall give the Multicurrency Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Multicurrency Syndicated Borrowing (each a "Multicurrency Syndicated Borrowing Notice") prior to 11:00 a.m. (Eastern time) at its Payment Office (i) one Business Day prior to the requested date of such Multicurrency Syndicated Borrowing in the case of Base Rate Advances (available only with respect to Multicurrency Syndicated Loans to be made to Europe B.V. in U.S. Dollars), and
(ii) three Business Days prior to the requested date of such Multicurrency Syndicated Borrowing in the case of Eurocurrency Advances. Notices received after 11:00 a.m. (Eastern time) shall be deemed received on the next Business Day. Each Multicurrency Syndicated Borrowing Notice shall be irrevocable and shall specify the aggregate principal amount of the Multicurrency Syndicated Borrowing, the date of the Multicurrency Syndicated Borrowing (which shall be a Business Day), and whether the Multicurrency Syndicated Borrowing is to consist of a Base Rate Advance or a Eurocurrency Advance and, in the case of a

Eurocurrency Advance, the Agreed Currency in which such Advance is to be made and the Interest Period to be applicable thereto.

               (2) Whenever there occurs any request or demand for payment under any Multicurrency Letter of Credit by the beneficiary thereof, and Interface shall not have notified the Multicurrency Agent and the Multicurrency L/C Issuer prior to 11:00 a.m. (Eastern time) on the Business Day immediately prior to the date on which such drawing is to be honored that the L/C Account Party or Interface, on behalf of such L/C Account Party, intends to reimburse the Multicurrency L/C Issuer for the amount of such drawing with funds other than the proceeds of Multicurrency Syndicated Loans, (i) Interface shall be deemed to have given a Multicurrency Syndicated Borrowing Notice to the Multicurrency Agent requesting a Multicurrency Syndicated Borrowing consisting of a Eurocurrency Advance bearing interest based on the Adjusted Special LIBO Rate (PLUS the Applicable Margin) on the date on which such drawing is to be honored in an amount equal to the amount of such drawing, and (ii) each Multicurrency Syndicated Lender shall, by 1:00 p.m. (Eastern time) on the date of the honoring of such drawing, make a Multicurrency Syndicated Loan to Interface which is a Eurocurrency Advance in the Agreed Currency in which the Multicurrency Letter of Credit was issued, bearing interest based on the Adjusted Special LIBO Rate (PLUS the Applicable Margin) in an amount equal to the product of the amount of such drawing and such Multicurrency Syndicated Lender's Pro Rata Share, the proceeds of which shall be applied directly by the Multicurrency Agent to reimburse the Multicurrency L/C Issuer for the amount of such drawing (provided that, solely for purposes of such Multicurrency Syndicated Borrowing, the conditions precedent set forth in Section 5.03 shall not be applicable to such Multicurrency Syndicated Borrowing).

          (d) No later than 11:00 a.m. (local time in the City of the applicable Payment Office for the Agreed Currency) on the date of each Multicurrency Syndicated Borrowing (other than one resulting from a conversion or continuation pursuant to Section 3.02(e)), each Multicurrency Syndicated Lender will make available its Pro Rata Share of the amount of such Multicurrency Syndicated Borrowing in immediately available funds in the Agreed Currency at such Payment Office. The Multicurrency Agent will make available to the applicable Multicurrency Borrower the aggregate of the amounts (if any) so made available by the Multicurrency Syndicated Lenders to the Multicurrency Agent in a timely manner by crediting such amounts to the applicable Multicurrency Borrower's demand deposit account maintained with the Multicurrency Agent. If a Multicurrency Syndicated Lender does not make such amount available to the Multicurrency Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to the applicable Multicurrency Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

          (e) Whenever a Multicurrency Borrower desires to convert all or a portion of an outstanding Multicurrency
Syndicated Borrowing made as a Base Rate Advance or Eurocurrency

Advance into one or more Multicurrency Syndicated Borrowings in the same Agreed Currency consisting of an Advance of another Type, or to continue outstanding a Multicurrency Syndicated Borrowing made as a Eurocurrency Advance in the same Agreed Currency for a new Interest Period, such Multicurrency Borrower or Interface acting on behalf of such Multicurrency Borrower, shall give the Multicurrency Agent at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Multicurrency Syndicated Borrowing to be
converted into or continued as a   Eurocurrency Advance.  Such
notice (each a "Notice of Multicurrency Conversion/Continuation") shall be given prior to 11:00 a.m. (Eastern time) at its Administrative Office on the date specified. Each such Notice of Multicurrency Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advance to be converted or continued, the date of such conversion or continuation, whether the Advance is being converted into or continued as a Eurocurrency Advance and the Interest Period to be applicable thereto. If, upon the expiration of any Interest Period in respect of any Eurocurrency Advance, the applicable Multicurrency Borrower shall have failed, or pursuant to the following sentence be unable, to deliver or have delivered on its behalf the Notice of Multicurrency Conversion/Continuation, such Borrowing shall, until repaid or until subsequently converted or continued when the applicable conditions set forth in the following sentence shall no longer exist, continue outstanding in the same Agreed Currency and shall bear interest at the Adjusted Special LIBO Rate PLUS the Applicable Margin. Notwithstanding the first sentence of this Section 3.02(e), no Notice of Multicurrency Conversion/Continuation may be given if, on the date of the requested conversion or continuation, the Dollar Equivalent of the aggregate outstanding Multicurrency Syndicated Loans (calculated in the manner set forth in the second sentence of Section 3.01(a)), together with the aggregate outstanding Multicurrency Swing Line Loans and Multicurrency Bid Rate Loans and the Aggregate Multicurrency L/C Outstandings, exceeds the amount of the Multicurrency Syndicated Loan Commitments in effect on such date, and the Multicurrency Borrowers shall repay the Multicurrency Revolving Loans by an amount equal to such excess together with all accrued interest on such excess amount. So long as any Default or Event of Default shall have occurred and be continuing, no Multicurrency Syndicated Borrowing may be converted into or continued as (upon expiration of the current Interest Period) a Eurocurrency Advance. No conversion of any Eurocurrency Advance shall be permitted except on the last day of the Interest Period in respect thereof.

          (f) The Multicurrency Borrowers' obligations to pay the principal of, and interest on, the Multicurrency Syndicated Loans to each Multicurrency Syndicated Lender shall be evidenced by the records of the Multicurrency Agent and such Multicurrency Syndicated Lender and by the Multicurrency Syndicated Notes payable to such Multicurrency Syndicated Lender (or the assignor of such Multicurrency Syndicated Lender) completed in conformity with this Agreement.

          (g) All outstanding principal amounts under the Multicurrency Syndicated Loans shall be due and payable in full on the Maturity Date.

          Section 3.03.  REDUCTIONS OF MULTICURRENCY SYNDICATED
LOAN COMMITMENTS AND MANDATORY PREPAYMENTS.

          (a) Upon at least three Business Days' prior telephonic notice (promptly confirmed in writing) to the Multicurrency Agent, the Multicurrency Borrowers shall have the right, without premium or penalty, to terminate the Multicurrency Syndicated Loan Commitments, in part or in whole, provided that
(i) any such partial termination shall apply to reduce proportionately and permanently the Multicurrency Syndicated Loan Commitments of each of the Multicurrency Syndicated Lenders, (ii) any partial termination pursuant to this Section 3.03 shall be in an amount of at least $1,000,000 and integral multiples of $100,000, and (iii) no such reduction shall be permitted which would (x) require a prepayment that is not permitted by Section 4.06, or (y) reduce the Multicurrency Syndicated Loan Commitments to an amount less than the sum of (A) the Aggregate Multicurrency L/C Outstandings, and (B) the aggregate principal amounts outstanding under the Multicurrency Revolving Loans.

          (b) If any Multicurrency Syndicated Lender fails to deliver to Interface by December 31, 1998, the certificate or other document from the United Kingdom Inland Revenue as specified in Section 4.07(b)(v)(B) or otherwise fails to establish to the satisfaction of Interface that it is exempt from withholding taxes imposed by the United Kingdom, and such Multicurrency Syndicated Lender's Multicurrency Syndicated Loan Commitment has not been assigned to another Multicurrency Syndicated Lender or an Eligible Assignee pursuant to Section 11.06(g), then upon at least five Business Days' prior written notice to the Multicurrency Agent and such Multicurrency Syndicated Lender, the Multicurrency Borrowers shall have the right to terminate the Multicurrency Syndicated Loan Commitment of such Multicurrency Syndicated Lender, and the aggregate amount of Multicurrency Syndicated Loan Commitments shall be reduced by such amount (but without any effect on the amount of the Multicurrency Syndicated Loan Commitment of any other Multicurrency Syndicated Lender).

          (c) No mandatory permanent reductions in Commitments or mandatory prepayments shall be required pursuant to this
Section 3.03(c) until the aggregate amount of Asset Sales occurring after November 15, 1995 exceeds $15,000,000 (based on the Asset Values thereof, but excluding in the foregoing computation and from the requirements of this Section 3.03(c),
(i) Asset Sales resulting from loss, damage, destruction, or taking where the proceeds thereof are utilized so as to be excluded from the definition of Net Proceeds, and (ii) Asset Sales occurring as a part of any sale and leaseback transactions permitted pursuant to Section 8.06). If, within fourteen (14) months following any Asset Sale at and after the time such Asset Values have exceeded $15,000,000, the entire amount of the Net Proceeds of such Asset Sale have not been applied to an investment in Replacement Assets, then the amount of the Net

Proceeds from such transaction that have not been so applied shall immediately be used to prepay on a pro rata basis the outstanding Domestic Revolving Loans and Multicurrency Revolving Loans as provided in Section 2.03(d) and Section 3.03(g), and the Domestic Syndicated Loan Commitments and Multicurrency Syndicated Loan Commitments shall be permanently reduced by such amount on a pro rata basis.

          (d) Notwithstanding the provisions of paragraph (c) of this Section 3.03, (i) no mandatory prepayment or reduction in Commitments shall be required to be made under said paragraph (c) if the Senior Subordinated Notes and all other Subordinated Debt having terms requiring prepayments from any Asset Sales are no longer outstanding or in effect, (ii) no mandatory prepayment or reduction in Commitments shall be required to be made under said paragraph (c) if the amount of such prepayment or commitment would be less than $100,000 in any instance, and (iii) mandatory prepayment amounts and reduction in Commitments otherwise required under said paragraph (c) shall be rounded to nearest multiple of $100,000 (such that, for example, if the portion of Net Proceeds required to be prepaid pursuant to paragraph (b) is $250,000 or more, but less than $350,000, the mandatory principal prepayment amount and reduction in Commitments under this
Section 3.03 shall equal $300,000 PLUS interest accrued and unpaid on such amount).

          (e) If the aggregate outstanding principal amounts of the Multicurrency Revolving Loans and the Aggregate Multicurrency L/C Outstandings exceed at any time the amount of the Multicurrency Syndicated Loan Commitments, as reduced pursuant to
Section 3.03 or otherwise, the Multicurrency Borrowers shall immediately repay the Multicurrency Revolving Loans by an amount equal to such excess, together with all accrued but unpaid interest on such excess amount. If the Dollar Equivalent of the aggregate outstanding Multicurrency Revolving Loans and the Aggregate Multicurrency L/C Outstandings (calculated in the manner set forth in the second sentence of Section 3.02(a)) exceed the amount of the Multicurrency Syndicated Loan Commitments, as reduced pursuant to Section 3.03 or otherwise, the Multicurrency Borrowers shall immediately repay the Multicurrency Revolving Loans by a Dollar Equivalent amount equal to such excess, together with all accrued but unpaid interest on such excess amount.

          (f) If at any time the Multicurrency Agent shall determine that the aggregate principal amount of the Multicurrency Revolving Loans and the Aggregate Multicurrency L/C Outstandings (after converting all Eurocurrency Advances to their Dollar Equivalent on the date of calculation) is equal to or greater than one hundred ten percent (110%) of the aggregate Multicurrency Syndicated Loan Commitments then in effect, the Multicurrency Borrowers shall, upon three Business Days' prior written notice from the Multicurrency Agent to the Multicurrency Borrowers, or to Interface on behalf of the Multicurrency Borrowers, prepay an aggregate principal amount of Multicurrency Revolving Loans such that the Dollar Equivalent of the outstanding principal amount of the Multicurrency Revolving Loans and the Aggregate Multicurrency L/C Outstandings does not exceed the aggregate Multicurrency Syndicated Loan Commitments, together with all accrued but unpaid interest on such excess amount.

          (g) Each mandatory prepayment of Multicurrency Revolving Loans pursuant to this Section 3.03 shall be applied first to Base Rate Advances to the full extent thereof before application to Fixed Rate Advances; PROVIDED, HOWEVER, that so long as no Default or Event of Default has occurred and is continuing, in lieu of application of such prepayment to Fixed Rate Advances prior to the expiration of the respective Interest Periods with respect thereto, the Multicurrency Borrowers, at their option, may execute an Escrow Letter with respect to such prepayment and deposit with the Collateral Agent funds equal to the amount of such prepayment for application in accordance with the terms of such Escrow Letter.

          (h) Notwithstanding the foregoing, but subject to the provisions of Section 3.03(d) with respect to minimum prepayment amounts and the rounding of prepayment amounts, all amounts received as Net Proceeds from any Asset Sales effected as part of the Readicut Divestitures shall be used to prepay the outstanding Domestic Revolving Loans or Multicurrency Revolving Loans hereunder as may be specified by Interface at the time of such prepayment or, if not so specified by Interface, then as specified by the Co-Agents. All such prepayments shall be applied on a pro rata basis among the holders of such Domestic Revolving
Loans as provided in Section 2.03(d) or among the holders of such Multicurrency Revolving Loans as provided in Section 3.03(g), as the case may be. The respective amounts of the Domestic
Syndicated Loan Commitments and the Multicurrency Syndicated Loan Commitments shall not be affected by such prepayments pursuant to this Section 3.03(h); PROVIDED, HOWEVER, that if within fourteen
(14) months following any Asset Sale made as part of the Readicut Divestitures, the entire amount of the Net Proceeds thereof have not been applied to an investment in Replacement Assets, then the Domestic Syndicated Loan Commitments and Multicurrency Syndicated Loan Commitments shall be permanently reduced on a pro rata basis by the amount of such Net Proceeds that have not been so applied.

          Section 3.04. [Intentionally Omitted]

          Section 3.05.  MULTICURRENCY SWING LINE LOANS.
          (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section 3.01), the Multicurrency Swing Line Lender agrees to make to the Multicurrency Borrowers from time to time prior to the Maturity Date, Multicurrency Swing Line Loans in U.S. Dollars in an aggregate principal amount outstanding at any time not to exceed the Multicurrency Swing Line Commitment then in effect. The Multicurrency Borrowers shall be entitled to repay and reborrow Multicurrency Swing Line Loans in accordance with the provisions, and subject to the limitations, set forth herein (including the limitation set forth in Section 3.01).

          (b) Each Multicurrency Swing Line Loan shall, at the option of the applicable Multicurrency Borrower, be made as a Base Rate Advance or Multicurrency Transaction Rate Advance. The aggregate principal amount of each Multicurrency Swing Line Borrowing shall be not less than $250,000 or a greater integral multiple of $1,000. At no time shall the number of Multicurrency

Swing Line Borrowings outstanding under this Section 3.05 exceed three; PROVIDED THAT, for purposes of determining the number of Multicurrency Swing Line Borrowings outstanding, all Multicurrency Swing Line Borrowings consisting of Base Rate Advances shall be considered as one Multicurrency Swing Line Borrowing.

          (c) Whenever a Multicurrency Borrower desires to make a Multicurrency Swing Line Borrowing, such Multicurrency Borrower, or Interface acting on behalf of such Multicurrency Borrower, shall give the Multicurrency Swing Line Lender (with a copy to the Multicurrency Agent) prior written notice (or telephonic notice promptly confirmed in writing) of such Multicurrency Swing Line Borrowing (each a "Multicurrency Swing Line Borrowing Notice") prior to 10:00 a.m. (Eastern time) on the date of such Multicurrency Swing Line Borrowing. Each Multicurrency Swing Line Borrowing Notice shall specify the aggregate principal amount of the Multicurrency Swing Line Borrowing, the date of such Multicurrency Swing Line Borrowing (which shall be a Business Day), whether a Multicurrency Transaction Rate Quote is being requested and, if so, the Interest Period to be applicable thereto. If a Multicurrency Transaction Rate Quote is requested as aforesaid, then prior to 12:00 noon (Eastern time) on such date, the Multicurrency Swing Line Lender shall furnish to the Multicurrency Borrower or to Interface on behalf of such Multicurrency Lender (with a copy to the Multicurrency Agent) with a quotation of the interest rate being offered with respect to such Multicurrency Swing Line Borrowing (whether expressed as a fixed rate of interest in effect for the Interest Period applicable thereto or as a floating rate of interest based on a specified interest rate index and applicable margin for the Interest Period to be applicable thereto; in either case, a "Multicurrency Transaction Rate Quote") by telephone (promptly confirmed in writing) or by facsimile transmission. The Multicurrency Borrower, or Interface acting on behalf of the Multicurrency Borrower, shall immediately inform the Multicurrency Swing Line Lender (with a copy to the Multicurrency Agent) of its decision as to whether to accept the Multicurrency Transaction Rate Quote and to confirm the Multicurrency Swing Line Borrowing (which may be done by telephone, promptly confirmed in writing, and which decision shall be irrevocable). If the Multicurrency Borrower, or Interface acting on behalf of the Multicurrency Borrower, has so informed the Multicurrency Swing Line Lender and confirmed the terms of the Multicurrency Swing Line Borrowing, then no later than 2:00 p.m. (Eastern time) on such date, the Multicurrency Swing Line Lender shall make the principal amount of the Multicurrency Swing Line Loan available to the Multicurrency Agent in immediately available funds at the Payment Office of the Multicurrency Agent, and the Multicurrency Agent will make available to the Multicurrency Borrower such amount by crediting such amount to the Multicurrency Borrower's demand deposit account maintained with the Multicurrency Agent. In the event that the Multicurrency Swing Line Lender does not make such amount available to the Multicurrency Agent at the time prescribed above, but such amount is received later that day, such amount may be credited to the Multicurrency Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

          (d) The Multicurrency Borrowers' obligations to pay the principal of, and interest on, the Multicurrency Swing Line Loans shall be evidenced by the records of the Multicurrency Agent and the Multicurrency Swing Line Lender and by the Multicurrency Swing Line Notes payable to the Multicurrency Swing Line Lender (or the assignor of such Multicurrency Swing Line Lender) completed in conformity with this Agreement.

          (e) All outstanding principal amounts under each Multicurrency Swing Line Loan shall be due and payable in full
(i) on the expiration of the Interest Period applicable to such Multicurrency Swing Line Loan if outstanding as a Multicurrency Transaction Rate Advance, and (ii) on the Maturity Date.

          (f) At any time on the request of the Multicurrency Swing Line Lender, each Multicurrency Syndicated Lender other than the Multicurrency Swing Line Lender shall purchase a participating interest in all outstanding Multicurrency Swing Line Loans in an amount equal to its Pro Rata Share (based upon on its respective Multicurrency Syndicated Loan Commitment) of such Multicurrency Swing Line Loans, and the Multicurrency Swing Line Lender shall furnish each Multicurrency Syndicated Lender with a certificate evidencing such participating interest. Such purchase shall be made on the third Business Day after such request is made; PROVIDED, HOWEVER, that unless an Event of Default has occurred and is continuing on the date such request is made, the purchase of a participating interest in any Multicurrency Swing Line Loan outstanding as a Multicurrency Transaction Rate Advance shall not be required to be made until the expiration of the current Interest Period in effect for such Multicurrency Swing Line Loan. On the date of such required purchase, each Multicurrency Syndicated Lender will immediately transfer to the Multicurrency Swing Line Lender, in immediately available funds, the amount of its participation. Whenever, at any time after the Multicurrency Swing Line Lender has received from any such Multicurrency Syndicated Lender the funds for its participating interest in a Multicurrency Swing Line Loan, the Multicurrency Agent receives any payment on account thereof, the Multicurrency Agent will distribute to such Multicurrency Syndicated Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Multicurrency Syndicated Lender's participating interest was outstanding and funded); PROVIDED, HOWEVER, that if such payment received by the Multicurrency Agent is required to be returned, such Multicurrency Syndicated Lender will return to the Multicurrency Agent any portion thereof previously distributed by the

Multicurrency Agent to it. Each Multicurrency Syndicated Lender's obligation to purchase such participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Multicurrency Syndicated Lender or any other Person may have against the Multicurrency Swing Line Lender requesting such purchase or any other Person for any reason whatsoever, (ii) the occurrence or continuation of a Default or an Event of Default or the termination of any of the Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Multicurrency Borrowers, Interface, any of its Consolidated Subsidiaries, or any other Person, (iv) any breach of this Agreement by the Multicurrency Borrower, Interface, or any other Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that no such obligation shall exist (A) to the extent that the aggregate Multicurrency Swing Line Loans were advanced in excess of the Multicurrency Swing Line Commitment then in effect, or (B) with respect to any Multicurrency Swing Line Loan where the Multicurrency Swing Line Lender actually advanced to the applicable Borrower net proceeds from the Multicurrency Swing Line Loan (and therefore was not refunding a previous Multicurrency Swing Line Loan) at a time when (x) the Multicurrency Swing Line Lender had actual knowledge that an Event of Default had occurred and then existed, and (y) the Required Lenders had not agreed to waive such Event of Default for purposes of funding such Multicurrency Swing Line Loan.

          Section 3.06.  MULTICURRENCY BID RATE LOANS.

          (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section 3.01), a Multicurrency Borrower may, as set forth in this Section 3.06, request the Multicurrency Syndicated Lenders, from time to time prior to the Maturity Date, to make offers to make Multicurrency Bid Rate Loans in U.S. Dollars to the Multicurrency Borrower. Each Multicurrency Syndicated Lender may, but shall have no obligation to, make such offers and the Multicurrency Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 3.06. The Multicurrency Borrowers shall be entitled to repay and reborrow Multicurrency Bid Rate Loans in accordance with the provisions, and subject to the limitation set forth herein (including the limitations set forth in Section 3.01).

          (b)  The aggregate principal amount of each
Multicurrency Bid Rate Borrowing requested by a Multicurrency Borrower shall be an amount not less than $5,000,000 or a greater integral multiple of $1,000,000. At no time shall the number of Borrowings outstanding under this Section 3.06 and Section 3.02 exceed eight.

          (c) Multicurrency Bid Rate Loans may be made to the Multicurrency Borrowers in accordance with the procedures set forth in this Section 3.06(c).

               (1) Whenever a Multicurrency Borrower wishes to request offers to make Multicurrency Bid Rate Loans under this Section 3.06, the Multicurrency Borrower, or Interface acting on behalf of the Multicurrency Borrower, shall transmit to the Multicurrency Agent by facsimile transmission a request for such offers (each a "Multicurrency Bid Rate Quote Request") so as to be received by the Multicurrency Agent not later than 10:00 a.m. (Eastern time) on the third Business Day immediately preceding the date of the proposed Multicurrency Bid Rate Borrowing, specifying (i) the date of the Multicurrency Bid Rate Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of the Multicurrency Bid Rate Borrowing, and
          (iii) the Interest Period to be applicable thereto.
          The Multicurrency Borrower may request offers to make Multicurrency Bid Rate Loans for more than one Interest Period in a single Multicurrency Bid Rate Quote Request. A Multicurrency Bid Rate Quote Request that does not conform substantially to the format of EXHIBIT R hereto shall be rejected, and the Multicurrency Agent shall promptly notify the Multicurrency Borrower, or Interface on behalf of the Multicurrency Borrower, of such rejection by facsimile transmission. No Multicurrency Bid Rate Quote Request shall be given within ten Business Days after any other Multicurrency Bid Rate Quote Request has been transmitted to the Multicurrency Syndicated Lenders pursuant to Section 3.06(c)(2).

               (2) Promptly upon receipt of a Multicurrency Bid Rate Quote Request that is not rejected pursuant to
          Section 3.06(c)(1), the Multicurrency Agent shall transmit to each of the Multicurrency Syndicated Lenders by facsimile transmission an invitation by the Multicurrency Borrower to each Multicurrency Syndicated Lender to submit Multicurrency Bid Rate Quotes offering to make Multicurrency Bid Rate Loans in accordance with this Section 3.06 (each an "Invitation for Multicurrency Bid Rate Quotes") substantially in the form of EXHIBIT S hereto.

               (3) Each Multicurrency Syndicated Lender may, in its sole discretion, submit a Multicurrency Bid Rate
          Quote containing an offer or offers to make
          Multicurrency Bid Rate Loans in response to any Invitation for Multicurrency Bid Rate Quotes in accordance with the following procedures:

                    (A)  Each Multicurrency Bid Rate Quote must
               comply with the requirements of this Section
               3.06(c)(3) and must be submitted to the
               Multicurrency Agent by facsimile transmission at its offices specified herein not later than (x) 9:45 a.m. (Eastern time) in the case of the Multicurrency Agent, and (y) 10:00 a.m. (Eastern time) in the case of each other Multicurrency Syndicated Lender, on the second Business Day immediately preceding the date of the proposed Multicurrency Bid Rate Borrowing or, in any such case upon reasonable prior notice to the Multicurrency Syndicated Lenders, such other time and date as the applicable Multicurrency Borrower, or Interface acting on behalf of the Multicurrency Borrower, and the Multicurrency Agent may agree, PROVIDED THAT the Multicurrency Agent shall always be required to submit its Multicurrency Bid Rate Quotes not less than 15 minutes prior to the other Multicurrency Syndicated Lenders). Subject to Articles VI and X, any Multicurrency Bid Rate Quotes so made shall be irrevocable except with the written consent of the Multicurrency Agent given on the instructions of the Multicurrency Borrower, or Interface acting on behalf of the Multicurrency Borrower.

                    (B)  Each Multicurrency Bid Rate Quote shall
               in any case specify (i) the date of the proposed Multicurrency Bid Rate Borrowing, which shall be the same as that set forth in the applicable Invitation for Multicurrency Bid Rate Quotes, (ii) the principal amount of the Multicurrency Bid Rate Loan for which each such offer is being made, which principal amount (x) may be greater than, less than or equal to the Multicurrency Syndicated Loan Commitment of the quoting Multicurrency Syndicated Lender, and (y) may not exceed the principal amount of Multicurrency Bid Rate Loans for which offers were requested, (iii) the minimum or maximum amount, if any, of the Multicurrency Bid Rate Loan which may be accepted by the Multicurrency Borrower, (iv) the applicable Interest Period, and (v) the identity of the quoting Multicurrency Syndicated Lender.

                    (C) The Multicurrency Agent shall reject any Multicurrency Bid Rate Quote that (i) is not substantially in the form of EXHIBIT T hereto or does not specify all of the information required by Section 3.06(c)(3)(B), (ii) contains qualifying, conditional or similar language, other than any such language contained in EXHIBIT T hereto, (iii) proposes terms other than or in addition to those set forth in the applicable Invitation for Multicurrency Bid Rate Quotes, or
               (iv) arrives after the time set forth in Section
               3.06(c)(3)(A).

                    (D)  If any Multicurrency Bid Rate Quote
               shall be rejected pursuant to Section
               3.06(c)(3)(C), then the Multicurrency Agent shall notify the relevant Multicurrency Syndicated Lender of such rejection as soon as practicable.

          If any Multicurrency Syndicated Lender shall elect not to submit a Multicurrency Bid Rate Quote, such Multicurrency Bid Rate Lender shall so notify the Multicurrency Agent not later than 10:00 a.m. (Eastern time) on the second Business Day immediately preceding the date of the proposed Multicurrency Bid Rate Borrowing, and such Multicurrency Syndicated Lender shall not be obligated to, and shall not, make any Multicurrency Bid Rate Loan as part of such Multicurrency Bid Rate Borrowing; PROVIDED, HOWEVER, that the failure of any Multicurrency Syndicated Lender to give such notice shall not cause it to be obligated to make any Multicurrency Bid Rate Loan as part of such Borrowing.

               (4) Subject to its timely receipt of one or more Multicurrency Bid Rate Quotes in the manner described in Section 3.06(c)(3), the Multicurrency Agent shall notify the Multicurrency Borrower, or Interface acting on behalf of the Multicurrency Borrower, as soon as practicable (but in any event using reasonable efforts to effect such notice prior to 10:45 a.m. (Eastern time) on the second Business Day immediately preceding the date of the proposed Multicurrency Bid Rate Borrowing) as to the terms (i) of any Multicurrency Bid Rate Quote submitted by a Multicurrency Syndicated Lender that is in accordance with Section 3.06(c) and
          (ii) of any Multicurrency Bid Rate Quote that is in accordance with Section 3.06(c) and amends, modifies or is otherwise inconsistent with a previous Multicurrency Bid Rate Quote submitted by such Multicurrency Syndicated Lender with respect to the same Multicurrency Bid Rate Quote Request. Any such subsequent Multicurrency Bid Rate Quote shall be disregarded by the Multicurrency Agent unless such subsequent Multicurrency Bid Rate Quote specifically states that it is submitted solely to correct a manifest error in such previous Multicurrency Bid Rate Quote. The Multicurrency Agent's notice to the Multicurrency Borrower, or Interface acting on behalf of the Multicurrency Borrower, shall specify the aggregate principal amount of Multicurrency Bid Rate Loans for which offers have been received for each Interest Period specified in the related Multicurrency Bid Rate Quote Request and the respective principal amounts and Multicurrency Bid Rates, as the case may be, so offered.

               (5) Subject to receipt of the notice from the Multicurrency Agent referred to in Section 3.06(c)(4), not later than 11:00 a.m. (Eastern time) on the second Business Day immediately preceding the date of the proposed Multicurrency Bid Rate Borrowing, the Multicurrency Borrower, or Interface acting on behalf of the Multicurrency Borrower, shall notify the Multicurrency Agent of the Multicurrency Borrower's acceptance or rejection of the offer so notified to it pursuant to Section 3.06(c)(4); PROVIDED, HOWEVER, that the failure to give such notice to the Multicurrency Agent shall be deemed to be a rejection by the Multicurrency Borrower of all such offers. In the case of acceptance, such notice (each a "Multicurrency Bid Rate Acceptance Notice") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Multicurrency Borrower may accept or reject any Multicurrency Bid Rate Quote in whole or in part (subject to the terms of Section 3.06(b); PROVIDED THAT (i) the aggregate principal amount of each Multicurrency Bid Rate Advance may not exceed the applicable amount set forth in the related Multicurrency Bid Rate Quote Request, (ii) acceptance of offers may only be made in the order of ascending Multicurrency Bid Rates, (iii) the Multicurrency Borrower may not accept any offer of the type described in Section 3.06(c)(3)(C) or that otherwise fails to comply with the requirements of this Agreement for the purpose of obtaining a Multicurrency Bid Rate Loan under this Agreement, and (iv) any such acceptance shall constitute its irrevocable request to borrow the aggregate principal amount so accepted.

               (6)  If offers are made by two or more
          Multicurrency Syndicated Lenders with the same Multicurrency Bid Rates for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Interest Period, the principal amount of Multicurrency Bid Rate Loans in respect of which such offers are accepted shall be allocated by the Multicurrency Agent among such Multicurrency Syndicated Lenders as nearly as possible (in such multiples as the Multicurrency Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; PROVIDED, HOWEVER, that no Multicurrency Syndicated Lender shall be allocated a portion of any Multicurrency Bid Rate Advance which is less than the minimum amount which such Multicurrency Syndicated Lender has indicated that it is willing to accept. Allocations by the Multicurrency Agent of the amounts of Multicurrency Bid Rate Advances shall be conclusive in the absence of manifest error. The Multicurrency Agent shall promptly, but in any event by 12:00 noon (Eastern time) on the second Business Day immediately preceding the date of the proposed Multicurrency Bid Rate Borrowing, notify each Multicurrency Syndicated Lender of its receipt of a Multicurrency Bid Rate Acceptance Notice and the aggregate principal amount of each Multicurrency Bid Rate Advance allocated to each participating Multicurrency Syndicated Lender.

          (d) No later than 1:00 p.m. (Eastern time) on the date of each Multicurrency Bid Rate Borrowing, each Multicurrency Bid Rate Lender participating in such Borrowing will make available its portion of such Borrowing in immediately available funds at the Payment Office of the Multicurrency Agent. The Multicurrency Agent will make available to the Multicurrency Borrower in U.S. Dollars the aggregate of the amounts (if any) so made available by the Multicurrency Bid Rate Lenders to the Multicurrency Agent in a timely manner by crediting such amounts to the Multicurrency Borrower's demand deposit account maintained with the Multicurrency Agent. In the event that the Multicurrency Bid

Rate Lenders do not make such amounts available to the Multicurrency Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to the Multicurrency Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

          (e) The Multicurrency Borrowers' obligations to pay the principal of, and interest on, the Multicurrency Bid Rate Loans to each Multicurrency Bid Rate Lender shall be evidenced by the records of the Multicurrency Agent and such Multicurrency Bid Rate Lender and by the Multicurrency Bid Rate Notes payable to such Multicurrency Bid Rate Lender (or the assignor of such Multicurrency Bid Rate Lender) completed in conformity with this Agreement.

          (f) All outstanding principal amounts under each Multicurrency Bid Rate Loan shall be due and payable in full (i) on the expiration of the Interest Period applicable to such Multicurrency Bid Rate Loan, and (ii) on the Maturity Date.

          Section 3.07.  USE OF PROCEEDS.  The proceeds of the
Multicurrency Syndicated Loans, Multicurrency Swing Line Loans, and Multicurrency Bid Rate Loans shall be used as working capital and for other general corporate purposes of the applicable
Multicurrency Borrower and its Consolidated Subsidiaries.

          Section 3.08.  REALLOCATION OF MULTICURRENCY SYNDICATED
LOAN COMMITMENTS ON THE CLOSING DATE.

          (a) On the Closing Date, the aggregate Multicurrency Syndicated Loan Commitments of the Multicurrency Lenders shall be reallocated as a result of increases or decreases, as the case may be, in Multicurrency Syndicated Loan Commitments by certain of the Multicurrency Lenders. After giving effect to the foregoing actions, the Multicurrency Syndicated Loan Commitments of the Multicurrency Lenders shall be as set forth on the signature pages to this Agreement. On the Closing Date, all outstanding Multicurrency Syndicated Loans that have been borrowed or previously continued or converted prior to the Closing Date shall be repaid in full, together with all interest accrued and unpaid thereon through the date of such prepayment occurring and all amounts required to be paid pursuant to Section
4.12 as a result of such prepayment occurring on a date other than the last day of an Interest Period. All Borrowings of Multicurrency Syndicated Loans pursuant to Section 3.02 (including, without limitation, all Borrowings made on the Closing Date to prepay all Multicurrency Syndicated Loans then outstanding) and all continuations and conversions of outstanding Multicurrency Syndicated Loans pursuant to Section 3.02 occurring after the Closing Date shall be made on the basis of the revised Multicurrency Syndicated Loan Commitments as provided in this Agreement. All Multicurrency Bid Rate Loans outstanding on the Closing Date and scheduled to mature after the Closing Date shall continue to remain outstanding in accordance with their respective terms and shall not be repaid or otherwise affected by the transactions described in this Section 3.08.


          (b) The Borrowers' respective obligations to pay the principal of, and interest on, all Multicurrency Syndicated Loans under the Multicurrency Syndicated Notes being executed and delivered on the Closing by the Borrowers shall be evidenced by the records of the Multicurrency Agent and each such Lender and by such Multicurrency Syndicated Notes payable to such Lender completed in conformity with this Agreement.

          (c) From and after the Closing Date, all references in this Agreement to the Multicurrency Syndicated Loan Commitments shall be deemed to include the Multicurrency Syndicated Loan Commitments as reallocated by this Section 3.08 (subject, however, to subsequent increases or decreases from time to time pursuant to the provisions of this Agreement).

          Section 3.09. ADDITIONAL MULTICURRENCY BORROWERS. The parties hereto agree that a Foreign Subsidiary that is wholly owned by Interface (except for directors' qualifying shares or other nominal ownership interests required to be held by third parties under applicable foreign law), directly or indirectly, that is not a Multicurrency Borrower as of the Closing Date may enter into and become a party to this Agreement by executing and delivering to the Co-Agents the following documents:

               (a)  An Additional Multicurrency Borrower
     Agreement;

               (b)  Multicurrency Bid Rate Notes and
     Multicurrency Syndicated Notes for all Multicurrency
     Syndicated Lenders and a Multicurrency Swing Line Note for the Multicurrency Swing Line Lender;

               (c)  Certificates and documents of the types
     described in Section 5.01(e), (f), (g), (h), and (j);

               (d) The favorable opinions of (i) Kilpatrick Stockton LLP, United States counsel to the Foreign Subsidiary, and (ii) counsel to the Foreign Subsidiary in the jurisdiction where the Foreign Subsidiary is organized, in each case covering the matters included in the opinions described in Section 5.01(q) addressed to the Co-Agents and each of the Lenders, and covering such other matters as either Co-Agent or any Lender may reasonably request; and

               (e) Forms, certificates, and other documents satisfactory to each of the Co-Agents and Multicurrency Syndicated Lenders, establishing that each of the Co-Agents and the Multicurrency Syndicated Lenders, on the date of delivery thereof, is entitled to receive payments of principal, interest and fees for the account of its respective Lending Office under this Agreement and the Notes without deduction for and free from withholding of any income taxes imposed by the jurisdiction of organization of the Foreign Subsidiary.

     Upon satisfaction of the foregoing requirements, such Foreign Subsidiary shall become a Multicurrency Borrower hereunder with the same force and effect as if originally named as a Multicurrency Borrower herein. The execution and delivery of an Additional Multicurrency Borrower Agreement shall not require the consent of any other Borrower hereunder. The rights and obligations of each Borrower

     hereunder shall remain in full force and effect notwithstanding the addition of any new Multicurrency
     Borrower as a party to this Agreement.

                           ARTICLE IV.
                        GENERAL LOAN TERMS

          Section 4.01. FUNDING NOTICES. Without in any way limiting each Borrower's obligation to confirm in writing any telephonic notice, each Co-Agent may act without liability upon the basis of telephonic notice believed by such Co-Agent in good faith to be from the respective Borrower, or from Interface acting on behalf of any other Borrower, prior to receipt of written confirmation. In each such case, each Borrower hereby waives the right to dispute such Co-Agent's record of the terms of such telephonic notice.

          Section 4.02.  DISBURSEMENT OF FUNDS.

          (a) Unless the Appropriate Co-Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Appropriate Co-Agent such Lender's portion of the Borrowing to be made on such date, the Appropriate Co-Agent may assume that such Lender has made such amount available to the such Co-Agent on such date and such Co-Agent may make available to the respective Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Appropriate Co-Agent by such Lender on the date of Borrowing, the Appropriate Co-Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the customary rate set by the Appropriate Co-Agent for the correction of errors among banks in the applicable Agreed Currency. If such Lender does not pay such corresponding amount forthwith upon the Appropriate Co-Agent's demand therefor, the Appropriate Co-Agent shall promptly notify the respective Borrower, and such Borrower shall immediately pay such corresponding amount to the Appropriate Co-Agent together with interest at the rate specified for the Borrowing which includes such amount paid. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitments hereunder or to prejudice any rights which any Borrower may have against any Lender as a result of any default by such Lender hereunder.

          (b) All Borrowings under the Domestic Syndicated Loan Commitments and the Multicurrency Syndicated Loan Commitments shall be loaned by those Lenders participating in such Facilities on the basis of their Pro Rata Share of the Domestic Syndicated Loan Commitments or Multicurrency Syndicated Loan Commitments, as the case may be. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commitments hereunder.

          Section 4.03.  INTEREST.

          (a) Interface agrees to pay interest in respect of all unpaid principal amounts of the Domestic Revolving Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the rates indicated below as applicable to outstanding Advances in accordance with the terms hereof:

         (i) For a Base Rate Advance--The Base Rate in ef-fect from time to time;

        (ii)   For a Eurodollar Advance--The relevant
     Adjusted LIBO Rate PLUS the Applicable Margin;

       (iii) For a Domestic Transaction Rate Advance--The relevant Domestic Transaction Rate quoted by the Domestic Swing Line Lender and accepted by Interface pursuant to Section 2.05(c); and

        (iv)   For a Domestic Bid Rate Advance--The relevant
     Accepted Domestic Bid Rate pursuant to Section
     2.06(c)(5).

          (b) Each Multicurrency Borrower agrees to pay interest in respect of all unpaid principal amounts of the Multicurrency Revolving Loans made to such Multicurrency Borrower from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the rates indicated below as applicable to outstanding Advances in accordance with the terms hereof:

         (i) For a Base Rate Advance--the Base Rate in ef-fect from time to time;

        (ii) For a Eurocurrency Advance--The relevant Ad-justed LIBO Rate (or Adjusted Special LIBO Rate in the case of Eurocurrency Advances not being repaid, contin-ued or converted at the expiration of an Interest Period as provided in Section 3.02(e)) PLUS the Applicable Margin;

       (iii) For a Multicurrency Transaction Rate Advance- -The relevant Multicurrency Transaction Rate quoted by the Multicurrency Swing Line Lender and accepted by or on behalf of the applicable Multicurrency Borrower pursuant to Section 3.05(c); and

        (iv) For a Multicurrency Bid Rate Advance--The relevant Accepted Multicurrency Bid Rate pursuant to
     Section 3.06(c)(5).

          (c) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Domestic Revolving Loans and Multicurrency Revolving Loans, and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue:

         (i) in the case of overdue principal and interest with respect to Multicurrency Revolving Loans outstanding as Eurocurrency Advances (other than in U.S. Dollars), at the Adjusted Special LIBO Rate PLUS the Applicable Margin and an additional one and one-half percent (12%) per annum;

        (ii) in the case of overdue principal and interest with respect to all other Loans outstanding as LIBOR Advances (in U.S. Dollars), Domestic Bid Rate Advances, Domestic Transaction Rate Advances (to the extent outstanding as Fixed Rate Advances), Multicurrency Bid Rate Advances, and Multicurrency Transaction Rate Advances (to the extent outstanding as Fixed Rate Advances), at the rate otherwise applicable for the then-current Interest Period PLUS an additional one and one-half percent (12%) per annum; thereafter at the rate in effect for Base Rate Advances pursuant to
     Section 4.03(b)(i) (in the case of Eurocurrency Advances (in Dollars), Multicurrency Bid Rate Advances, and Multicurrency Transaction Rate Advances under the Multicurrency Revolving Loans) or Section 4.03(a)(i) (in the case of all such other Advances) PLUS an additional one and one-half percent (12%) per annum; and

       (iii) in the case of overdue principal and interest with respect to all other Loans outstanding as Base Rate Advances and Domestic Transaction Rate Advances and Multicurrency Transaction Rate Advances (to the extent not outstanding as Fixed Rate Advances), and all other Obligations hereunder (other than Loans), at a rate equal to the applicable Base Rate PLUS an additional one and one-half percent (12%) per annum;


PROVIDED that no Loan shall bear interest after maturity (whether by acceleration, notice of prepayment or otherwise) at a rate per annum less than one and one-half percent (1 2%) per annum in excess of the rate of interest applicable thereto at maturity.

          (d) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; PROVIDED that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan.
Interest on all outstanding Base Rate Advances shall be payable quarterly in arrears on the last calendar day of each fiscal quarter of Interface in each year. Interest on all outstanding Fixed Rate Advances, Domestic Transaction Rate Advances, and Multicurrency Transaction Rate Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of Fixed Rate Advances having an Interest Period in excess of 90 days (in the case of Domestic Bid Rate Advances or Multicurrency Bid Rate Advances, if quoted on the basis of 180 days) or in excess of three months (in the case of LIBOR Advances, or Domestic Bid Rate Advances or Multicurrency Bid Rate Advances if quoted on the basis of six months), on each day which occurs every 90 days or 3 months, as the case may be, after the initial date of such Interest Period. Interest on all Loans shall be payable on any conversion of any Advance comprising such

Loans into an Advance of another Type, prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand.

          (e) The Appropriate Co-Agent, upon determining the Adjusted LIBO Rate or Adjusted Special LIBO Rate for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing the respective Borrower and the other Lenders participating in the respective Facility thereof. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

          Section 4.04. INTEREST PERIODS. In connection with the making or continuation of, or conversion into, each Borrowing of Fixed Rate Advances, Domestic Transaction Rate Advances and Multicurrency Transaction Rate Advances, the respective Borrower shall select an interest period (each an "Interest Period") to be applicable to such Advances, which Interest Period shall (x) in the case of Domestic Bid Rate Advances or Multicurrency Bid Rate Advances, if quoted on the basis of such periods, be either a 30, 60, 90 or 180 day period, (y) in the case of LIBOR Advances, Domestic Bid Rate Advances or Multicurrency Bid Rate Advances, if quoted on the basis of such periods, be either a 1, 2, 3 or 6 month period, and (z) in the case of Domestic Transaction Rate Advances or Multicurrency Transaction Rate Advances, be a period up to ten days as requested by or on behalf of the respective Borrower and accepted by the Domestic Swing Line Lender or Multicurrency Swing Line Lender, as the case may be; PROVIDED
THAT:


         (i) The initial Interest Period for any Borrowing consisting of any such Advance shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of an Advance of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

        (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period in respect of a LIBOR Advance would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

       (iii) Any Interest Period in respect of a LIBOR Advance which begins on a day for which there is no nu-merically corresponding day in the calendar month at the end of such Interest Period shall, subject to part
     (iv) below, expire on the last Business Day of such calendar month;

        (iv) No Interest Period shall extend beyond any date upon which any prepayment is required to be made in the Domestic Revolving Loans or Multicurrency
     Revolving Loans, unless the aggregate principal amount of Multicurrency Revolving Loans or Domestic Revolving
     Loans, as the case may be, that are not Fixed Rate
     Advances, or that have Interest Periods which will expire on or before the date of the respective payment or prepayment, is equal to or in excess of the amount of any such principal payments or prepayments to be made;

         (v) The Interest Period for a Fixed Rate Advance which is converted pursuant to Section 4.09(b) shall commence on the date of such conversion and shall expire on the date on which the Interest Periods for the Fixed Rate Advances of the other Lenders which were not converted expires; and

        (vi) No Interest Period with respect to the Loans shall extend beyond the Maturity Date.

          Section 4.05.  FEES.

          (a) On the Closing Date, Interface shall pay to the Domestic Agent, for the benefit of each Lender, a closing fee in an amount equal to each Lender's Total Commitment as in effect on the Closing Date MULTIPLIED BY .075% (7.5 basis points).

          (b) Interface shall pay to the Domestic Agent, for the account of and distribution of the respective Pro Rata Shares to the Domestic Syndicated Lenders, a commitment fee in respect of the Domestic Syndicated Loan Commitments computed at a per annum rate equal to the Applicable Commitment Fee Rate, for each fiscal quarter, calculated on the average daily unused portion of the Domestic Syndicated Loan Commitments of such Domestic Syndicated Lenders, such fee being payable quarterly in arrears on the last calendar day of each fiscal quarter of Interface, and on the Maturity Date. If any Domestic Letters of Credit are or were outstanding at any time during such fiscal quarter, the average daily Aggregate Domestic L/C Outstandings thereunder shall constitute a usage of the Domestic Syndicated Loan Commitments (thereby reducing the unused portion of the Domestic Syndicated Loan Commitments by a corresponding amount) for purposes of calculating such commitment fee. Solely for purposes of calculating the fees due under this Section 4.05(b), (i) no Domestic Bid Rate Loans shall constitute a usage of any of the Domestic Syndicated Loan Commitments of the Domestic Syndicated Lenders, and (ii) the aggregate principal amount of the Domestic Swing Line Loans from time to time outstanding shall constitute a usage of the Domestic Syndicated Loan Commitment only with respect to the Domestic Swing Line Lender.


          (c) The Multicurrency Borrowers shall pay to the Multicurrency Agent, for the account of and distribution of the respective Pro Rata Shares to the Multicurrency Syndicated Lenders, a commitment fee in respect of the Multicurrency Syndicated Loan Commitments computed at a per annum rate equal to the Applicable Commitment Fee Rate, for each fiscal quarter, calculated on the average daily unused portion of the Multicurrency Syndicated Loan Commitments of such Multicurrency Syndicated Lenders (based on the Dollar Equivalent of such unused portion and calculated in the manner set forth in the second sentence of Section 3.02(a)), such fee being payable quarterly in arrears on the last calendar day of each fiscal quarter of Interface, and on the Maturity Date. If any Multicurrency Letters of Credit are or were outstanding at any time during such fiscal quarter, the average daily Aggregate Multicurrency L/C Outstandings thereunder shall constitute a usage of the Multicurrency Syndicated Loan Commitments (thereby reducing the unused portion of the Multicurrency Syndicated Loan Commitments by a corresponding amount) for purposes of calculating such commitment fee. Solely for purposes of calculating the fees due under this Section 4.05(c), (i) no Multicurrency Bid Rate Loans shall constitute a usage of any of the Multicurrency Syndicated Loan Commitments of the Multicurrency Syndicated Lenders, and
(ii) the aggregate principal amount of the Multicurrency Swing Line Loans from time to time outstanding shall constitute a usage of the Multicurrency Syndicated Loan Commitment only with respect to the Multicurrency Swing Line Lender.

          (d) The Borrowers shall pay to the Domestic Agent and Multicurrency Agent, as the case may be, an administration fee equal to $500 for each Domestic Bid Rate Quote Request and Multicurrency Bid Rate Quote Request, as the case may be, transmitted by a Borrower to such Agent pursuant to Section 2.06(c) or 3.06(c). Such administration fees shall be payable in arrears on the last calendar day of each fiscal quarter of Interface and on the Maturity Date, for any period then ending for which such fees, if any, shall not have been previously paid.


          (e) The Borrowers shall pay to each Co-Agent a quarterly administrative fee, payable in advance in the respective amount agreed in writing by Interface with respect to such Co-Agent.

          Section 4.06.  VOLUNTARY PREPAYMENTS OF BORROWINGS.

          (a) The Borrowers may, at their option, prepay Borrow-ings consisting of Base Rate Advances, Domestic Transaction Rate Advances and Multicurrency Transaction Rate Advances (in either case to the extent not outstanding as Fixed Rate Advances), at any time in whole, or from time to time in part, in amounts aggregating $250,000 or any greater integral multiple of $1000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Those Borrowings consisting of Fixed Rate Advances may be prepaid, at the applicable Borrower's option, in whole, or from time to time in part, in the respective minimum amounts and multiples set forth in Sections 2.02(b), 2.05(b), 2.06(b), 3.02(b), 3.05(b), and 3.06(b), as applicable to the Type of Advance and the applicable Agreed Currency, by paying the

principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and all compensation payments pursuant to Section 4.12 if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 4.06(c) below.

          (b) Each Borrower desiring to make a prepayment pursuant to Section 4.06(a) shall give written notice (or tele-phonic notice confirmed in writing) to the Appropriate Co-Agent of any intended prepayment (i) not less than one Business Day prior to any prepayment of Base Rate Advances, Domestic Transaction Rate Advances or Multicurrency Transaction Rate Advances (to the extent outstanding as Fixed Rate Advances), and
(ii) not less than three Business Days prior to any prepayment of LIBOR Advances, Domestic Bid Rate Advances, or Multicurrency Bid Rate Advances. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment, the Appropriate Co-Agent shall promptly notify each Lender whose Advance consti-tutes a portion of such Borrowing of the contents of such notice and of such Lender's share of such prepayment.

          (c) Each Borrower providing notice of prepayment pursuant to Section 4.06(b) may designate the Types of Advances and the specific Borrowings that are to be prepaid, PROVIDED THAT
(i) if any prepayment of Fixed Rate Advances of such Borrower made pursuant to a single Borrowing shall reduce the outstanding Advances made pursuant to such Borrowing to an amount less than $1,000,000, such Borrowing shall immediately be converted into Base Rate Advances; and (ii) each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Loans com-prising such Borrowing. In the absence of a designation by the respective Borrower, the Co-Agents shall, subject to the forego-ing, make such designation in their sole discretion. All volun-tary prepayments shall be applied to the payment of interest be-fore application to principal and shall be applied against sched-uled amortization payments in the inverse order of maturity.

          Section 4.07.  PAYMENTS, ETC.

          (a) (i) Except as otherwise specifically provided herein, all payments under this Agreement, the Letter of Credit Agreement, and the other Credit Documents, other than the payments specified in Section 4.07(a)(ii) below, shall be made without defense, set-off or counterclaim to the Domestic Agent not later than 11:00 A.M. (Eastern time) on the date when due and shall be made in Dollars in immediately available funds at its Payment Office.

          (ii) Except as otherwise specifically provided herein, all payments under this Agreement with respect to the Multicurrency Revolving Loans and the fees payable to the Multicurrency Agent pursuant to Section 4.05(c), (d) and (e), and all reimbursement payments and fees in respect of Multicurrency Letters of Credit, shall be made without defense, set-off or counterclaim to the Multicurrency Agent at the applicable Payment Office for the Agreed Currency not later than 11:00 A.M. (local time in the City of the applicable Payment Office) on the date when due and in immediately available funds in the applicable

Agreed Currency, or at any other location as the Multicurrency Agent may specify in writing to the Borrowers not later than Noon (Eastern time) on the Business Day prior to the Business Day such payment is due. All payments of principal and interest with respect to the Multicurrency Syndicated Loans, and all reimbursement payments and fees in respect of Multicurrency Letters of Credit, shall be made in the Agreed Currency in which the related Borrowing was made or Multicurrency Letter of Credit was issued.

          (b) (i) Any and all payments by the Borrowers hereunder or under the Notes or the Letter of Credit Agreement shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes and branch profit taxes imposed on it (A) by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes and branch profit taxes imposed on it, by the jurisdiction of such Lender's appropriate Lending Office or any political subdivision thereof, and (B) by a jurisdiction in which any payments are to be made by any Borrower hereunder, other than the United States of America, the United Kingdom, or The Netherlands or any political subdivi-sion of any thereof, and that would not have been imposed but for the existence of a connection between such Lender and the juris-diction imposing such taxes (other than a connection arising as a result of this Agreement or the transactions contemplated by this Agreement), except in the case of taxes described in this clause (B), to the extent such taxes are imposed as a result of a change in the law or regulations of any jurisdiction or any applicable treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or ad-ministration thereof after the date of this Agreement (all such excluded net income taxes, franchise taxes and branch profit taxes collectively referred to as the "Excluded Taxes"; all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being collectively referred to in this Section 4.07(b) as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or the Letter of Credit Agreement to any Lender, (x) the sum so payable shall be increased by such amount (the "Gross-up Amount") as may be neces-sary so that after making all required deductions (including de-ductions with respect to Taxes owed by such Lender on the Gross-up Amount payable under this Section 4.07(b)(i)) such Lender receives an amount equal to the sum it would have received had no such deductions been made, (y) such Borrower shall make such deductions, and (z) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (ii) Each Borrower will indemnify each Lender for the full amount of Taxes (together with any Taxes or Excluded Taxes owed by such Lender applicable to the Gross-up Amount payable under clause (x) of Section 4.07(b)(i) or on the indemnification pay-ments made by a Borrower under this Section 4.07(b)(ii), but without duplication thereof), and any liability (including penalties, interest and expenses) arising therefrom or with

respect thereto, whether or not such Taxes or such Excluded Taxes were correctly or legally asserted, so as to compensate such Lender for any loss, cost, expense or liability incurred as a consequence of any such Taxes. Payment pursuant to such indemnification shall be made within 10 Business Days from the date such Lender makes written demand therefor.

     (iii) Within 30 days after the date of any Borrower's payment of Taxes, such Borrower will furnish to the relevant Lender, at its appropriate Lending Office, the original or a certified copy of a receipt evidencing payment thereof.

     (iv) Each Lender that is a foreign Person (i.e., a Person other than a United States Person as defined in the Internal Rev-enue Code of 1986, as amended) hereby agrees that:

          (A) it shall, prior to the time it becomes a Lender hereunder, deliver to Interface:

               (1)  for each Lending Office located in the United
          States of America, three (3) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), and/or

               (2) for each Lending Office located outside the United States of America, three (3) accurate and com-plete signed originals of Internal Revenue Service Form
          1001 or any successor thereto ("Form 1001");

     in each case indicating that such Lender, on the date of de-livery thereof, is entitled to receive payments of principal, interest and fees for the account of such Lending Office under this Agreement, the Notes, and the Letter of Credit Agreement free from withholding of United States Federal income tax; PROVIDED, that if the Form 4224 or Form 1001, as the case may be, supplied by a Lender fails to establish a complete exemption from United States withholding tax as of the date such Lender becomes a Lender, such Lender shall, within 15 days after a written request from Interface, deliver to Interface the forms or other documents necessary to establish a complete exemption from United States withholding tax as of such date;

          (B) if at any time such Lender changes its Lending Of-fice or selects an additional Lending Office, it shall, at the same time or reasonably promptly thereafter (but only to the extent the forms previously delivered by it hereunder are no longer effective) deliver to Interface in replacement for the forms previously delivered by it hereunder:

               (1)  for such changed or additional Applicable
          Lending Office located in the United States of America, three (3) accurate and complete signed originals of Form 4224; or

               (2) otherwise, three (3) accurate and complete signed originals of Form 1001;

     in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or ad-ditional Lending Office under this Agreement, the Notes, and the Letter of Credit Agreement free from withholding of United States Federal income tax.

     (v)  Each Multicurrency Lender hereby agrees that:
          (A) it shall, prior to the time it becomes a Multicurrency Syndicated Lender hereunder, deliver to Interface with respect to each of its Lending Offices, duly completed forms, or other evidence reasonably satisfactory to Interface, establishing that such Multicurrency Syndicated Lender, on the date of delivery thereof, is entitled to receive (i) payments of principal, interest and fees for the account of such Lending Office under this Agreement, the Notes and the Letter of Credit Agreement without deduction and free from withholding of any income taxes imposed by The Netherlands, and (ii) payments of fees for the account of such Lending Office under this Agreement and the Letter of Credit Agreement without deduction and free from withholding of any income taxes imposed by the United Kingdom; PROVIDED that if the forms or other evidence supplied by the Multicurrency Syndicated Lender fail to establish such a complete exemption from withholding tax of The Netherlands, or such a complete exemption from withholding tax of the United Kingdom with respect to payment of fees hereunder, as of the date such Multicurrency Syndicated Lender becomes a Multicurrency Syndicated Lender, such Multicurrency Syndicated Lender shall, within fifteen
     (15) days after a written request from Interface, deliver to Interface the forms or other documents necessary to establish such complete exemption from withholding tax as of such date;

          (B) it shall, as soon as practicable after the date of this Agreement, file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the United Kingdom Inland Revenue establishing that such Multicurrency Syndicated Lender, on the date of delivery thereof, is entitled to receive payments of principal and interest for the account of its Lending Office under this Agreement, the Notes and the Letter of Credit Agreement without deduction and free from withholding of any income taxes imposed by the United Kingdom; PROVIDED that if the forms supplied by the Multicurrency Syndicated Lender fail to establish a complete exemption from withholding tax of the United Kingdom as of the date of delivery thereof, such Multicurrency Syndicated Lender shall, within fifteen (15) days after a written

     request from Interface, deliver to Interface the forms or other evidence reasonably satisfactory to Interface to establish a complete exemption from withholding tax of the United Kingdom as of such date; and

          (C) if at any time the Multicurrency Syndicated Lender changes its Lending Office or selects an additional Lending Office, it shall, at the same time or reasonably promptly thereafter (but only to the extent the forms previously delivered by it hereunder are no longer effective), deliver to Interface in replacement for the forms previously delivered by it hereunder, such additional duly completed forms establishing that such Multicurrency Syndicated Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement free from withholding of United Kingdom or The Netherlands income tax (to the extent such forms are required under the laws of the relevant jurisdiction to es-tablish such exemption).

     (vi) In addition to the documents to be furnished pursuant to Section 4.07(b)(iv) and (v), each Lender shall, promptly upon the reasonable written request of Interface to that effect, deliver to Interface such other accurate and complete forms or similar documentation as such Lender is legally able to provide and as may be required from time to time by any applicable law, treaty, rule or regulation of any jurisdiction in order to establish such Lender's tax status for withholding purposes or as may otherwise be appropriate to eliminate or minimize any Taxes on payments under this Agreement, the Notes, or the Letter of Credit Agreement. Each Lender furnishing forms to Interface pursuant to the requirements of Section 4.07(b)(iv) and (v), and this clause (vi), shall furnish copies of such forms to the Appropriate Co-Agent at the same time delivery of such forms is made to Interface.

     (vii) No Borrower shall be required to pay any amounts pur-suant to Section 4.07(b)(i) or (ii) to any Lender for the account of any Lending Office of such Lender in respect of any United States withholding taxes payable hereunder (and a Borrower, if required by law to do so, shall be entitled to withhold such amounts and pay such amounts to the United States Government) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 4.07(b)(iv), and such Lender shall not be entitled to exemption from deduction or withholding of United States Federal income tax in respect of the payment of such sum by any Borrower hereunder for the account of such Lending Office for, in each case, any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not hav-ing the force of law) after the date such Lender became a Lender hereunder.

     (viii) No Borrower shall be required to pay any amounts pursuant to Section 4.07(b)(i) or (ii) to any Multicurrency Syndicated Lender for the account of any Lending Office of such Lender in respect of any United Kingdom or The Netherlands withholding taxes payable hereunder (and a Borrower, if required by law to do so, shall be entitled to withhold such amounts and pay such amounts to the governments of the United Kingdom or The Netherlands, as the case may be) if the obligation to pay such additional amounts would not have arisen but for a failure by such Multicurrency Syndicated Lender to comply with its obligations under Section 4.07(b)(v), and such Multicurrency Syndicated Lender shall not be entitled to exemption from de-duction or withholding of United Kingdom or The Netherlands income tax in respect of the payment of such sum by any Borrower hereunder for the account of such Lending Office for, in each case, any reason other than a change in United Kingdom or The Netherlands law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations, by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date such Multicurrency Syndicated Lender became a Multicurrency Syndicated Lender hereunder.

     (ix) Within sixty (60) days of the written request of Inter-face, each Lender shall execute and deliver such certificates, forms or other documents, which can be reasonably furnished con-sistent with the facts and which are reasonably necessary to as-sist in applying for refunds of Taxes remitted hereunder.

     (x) Each Lender shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable by Borrowers pursuant to this Section 4.07(b), except to the extent that a Lender determines that such efforts would be disadvantageous to such Lender, as determined by such Lender and which determination, if made in good faith, shall be binding and conclusive on all parties hereto.

     (xi) To the extent that the payment of any Lender's Taxes by any Borrower gives rise from time to time to a Tax Benefit (as hereinafter defined) to such Lender in any jurisdiction other than the jurisdiction which imposed such Taxes, such Lender shall pay to such Borrower the amount of each such Tax Benefit so recognized or received. The amount of each Tax Benefit and, therefore, payment to such Borrower will be determined from time to time by the relevant Lender in its sole discretion, which determination shall be binding and conclusive on all parties hereto. Each such payment will be due and payable by such Lender to such Borrower within a reasonable time after the filing of the income tax return in which such Tax Benefit is recognized or, in the case of any tax refund, after the refund is received; PROVIDED, HOWEVER, if at any time thereafter such Lender is required to rescind such Tax Benefit or such Tax Benefit is otherwise disallowed or nullified, the Borrower shall promptly, after notice thereof from such Lender, repay to Lender the amount of such Tax Benefit previously paid to the Borrower and rescinded, disallowed or nullified. For purposes of this section, "Tax Benefit" shall mean the amount by which any Lender's income tax liability for the taxable period in question is reduced below what would have been payable had the Borrower not been required to pay the Lender's Taxes. In case of any

dispute with respect to the amount of any payment the Borrowers shall have no right to any offset or withholding of payments with respect to future payments due to any Lender under this Agreement, the Notes, or the Letter of Credit Agreement.

     (xii) Without prejudice to the survival of any other agree-ment of the Borrowers hereunder, the agreements and obligations of the Borrowers and the Lenders contained in this
Section 4.07(b) shall survive the termination of this Agreement and the payment in full of the principal of, premium, if any, interest, and fees hereunder and under the Notes and the Letter of Credit Agreement.

          (f) Subject to Section 4.04(ii), whenever any payment to be made hereunder or under any Note or the Letter of Credit Agreement shall be stated to be due on a day which is not a Busi-ness Day, the due date thereof shall be extended to the next suc-ceeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

          (g) All computations of interest and fees hereunder and under the Notes and the Letter of Credit Agreement shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed), except that interest on Eurocurrency Advances outstanding in British pounds sterling shall be computed on the basis of a year of 365 days for the actual number of days. Interest on Base Rate Advances, Domestic Transaction Rate Advances and Multicurrency Transaction Rate Advances (to the extent not outstanding as Fixed Rate Advances) shall be calculated based on the Base Rate, Domestic Transaction Rate, or Multicurrency Transaction Rate, as the case may be, from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on Fixed Rate Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by either Co-Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, con-clusive and binding for all purposes.

          (h) Payment by any Borrower to the Appropriate Co-Agent in accordance with the terms of this Agreement or the Letter of Credit Agreement shall, as to such Borrower, constitute payment to the applicable Lenders under this Agreement or the Letter of Credit Agreement, as the case may be.

          Section 4.08.  INTEREST RATE NOT ASCERTAINABLE, ETC.
In the event that the Appropriate Co-Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBO Rate or Adjusted Special LIBO Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or the Appropriate Co-Agent's position in such markets, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate or Adjusted Special LIBO Rate, as the case may be, then, and in any such

event, the Appropriate Co-Agent shall forthwith give notice (by telephone confirmed in writing) to Interface and to the Lenders of such determination and a summary of the basis for such determination. Until the Appropriate Co-Agent notifies Interface that the circumstances giving rise to the suspension described herein no longer exist, (i) the obligations of the Lenders to make or permit portions of the Domestic Syndicated Loans or Multicurrency Syndicated Loans to remain outstanding as Adjusted Special LIBO Rate or LIBOR Advances, as the case may be, shall be suspended, (ii) such affected Advances, if made and outstanding in an Eligible Currency, shall be converted to Advances in Dollars based on the Dollar Equivalent amounts thereof as of the date of such conversion, and (iii) all such affected Advances shall bear the same interest as Base Rate Advances.

          Section 4.09.  ILLEGALITY.

          (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any Fixed Rate Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Interface and to the Appropriate Co-Agent of such determination and a summary of the basis for such determination (which notice the Appropriate Co-Agent shall promptly transmit to the other Lenders).

          (b) Upon the giving of the notice to Interface referred to in subsection (a) above, (i) each Borrower's right to request and such Lender's obligation to fund portions of LIBOR Advances shall be immediately suspended, and such Lender shall make a Loan as part of the requested Borrowing consisting of a LIBOR Advance as a Base Rate Advance, which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing, and (ii) if the affected Fixed Rate Advance is then outstanding, the applicable Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Appropriate Co-Agent and the affected Lender, convert the affected Lender's portion of such Advance into a Loan of a different Type with an Interest Period ending on the date on which the Interest Period applicable to the affected Fixed Rate Advances expires, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 4.09(b).

          Section 4.10.  INCREASED COSTS.

          (a) If, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

         (i) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its portion of a Fixed Rate Advance or Multicurrency Letter of Credit or its obligation to fund a portion of a Fixed Rate Advance or Multicurrency Letter of Credit, or the basis of taxation of payments to any Lender of the principal of or interest on its portion of a Fixed Rate Advance or Multicurrency Letter of Credit, or with respect to any conversion of any Multicurrency Syndicated Loan denominated in an Agreed Currency other than the Euro into a Multicurrency Syndicated Loan denominated in the Euro), or its obligation to fund a portion of a Fixed Rate Advance or Multicurrency Letter of Credit shall have changed (except for changes in the tax on the overall net income of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

        (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its portion of a Fixed Rate Advance or Multicurrency Letter of Credit or its obligation to fund a portion of a Fixed Rate Advance or Multicurrency Letter of Credit shall be imposed on any Lender or its applicable Lending Office or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining a portion of a Fixed Rate Advance (except to the extent already included in the determination of the applicable interest rate in effect for such portion of the Fixed Rate Advance or Multicurrency Letter of Credit), or in converting any Multicurrency Syndicated Loan denominated in an Agreed Currency other than the Euro into a Multicurrency Syndicated Loan denominated in the Euro, or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then the Borrowers shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 4.07(b)), upon written notice from and demand by such Lender on Interface (with a copy of such notice and demand to the Appropriate Co-Agent), pay to the Appropriate Co-Agent for the account of such Lender, within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Interface and the Appropriate Co-Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

          (b) If any Lender shall advise either Co-Agent that at any time, because of the circumstances described in clauses (x) or (y) in Section 4.10(a) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agree-ment affecting such Lender or the London interbank market or such Lender's position in such market, the Adjusted LIBO Rate or the Adjusted Special LIBO Rate, as the case may be, as determined by the Appropriate Co-Agent, will not adequately and fairly reflect the cost to such Lender of funding its portion of a Fixed Rate Advance, then, and in any such event:

         (i) the Appropriate Co-Agent shall forthwith give no-tice (by telephone confirmed in writing) to Interface and to the other Lenders of such advice;

        (ii) the Borrowers' right to request and such Lender's obligation to make or permit portions of the Loans to remain outstanding as a LIBOR Advance shall be immediately suspended; and

       (iii) such Lender shall make a Loan as part of the re-quested Borrowing consisting of a LIBOR Advance as a Base Rate Advance, which such Base Rate Advance shall, for all other purposes, be considered part of such Borrowing; PROVIDED HOWEVER, in the event that any Lender determines with respect to a Eurocurrency Advance that while the Adjusted LIBO Rate will not adequately and fairly reflect the costs of such Lender but the Adjusted Special LIBO Rate would adequately and fairly reflect such costs, then such Lender's portion of such requested Borrowing shall bear interest based upon the Adjusted Special LIBO Rate, if available.

          Section 4.11.  LENDING OFFICES.

          (a) Each Lender agrees that, if requested by the Bor-rowers, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its portions of Fixed Rate Advances affected by the matters or circumstances described in Sections 4.07(b), 4.08, 4.09 or 4.10 to reduce the liability of the Borrowers or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender, which determination if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section 4.11 shall affect or postpone any of the obligations of any Borrower or any right of any Lender provided hereunder.

          (b) If any Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) issues a public announcement with respect to the closing of its lending offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes may be required to be made by any Borrower thereafter pursuant to
Section 4.07(b), such Lender shall use reasonable efforts to furnish Interface notice thereof as soon as practicable thereafter; PROVIDED, HOWEVER, that no delay or failure to furnish such notice shall in any event release or discharge the Borrowers from their obligations to such Lender pursuant to
Section 4.07(b) or otherwise result in any liability of such Lender.

          Section 4.12. FUNDING LOSSES. Each Borrower shall compensate each Lender, upon its written request to Interface (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its portions of Fixed Rate Advances, and any amounts required to be paid by any Multicurrency Syndicated
Lender as a result of currency fluctuations of Agreed Currencies borrowed by it to make or carry Multicurrency Syndicated Loans, in either case to the extent not recovered by such Lender in connection with the re-employment of such funds or Agreed Currencies and including loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, Fixed Rate Advances to such Borrower does not occur on the date specified therefor in a notice given by any Borrower to either Co-Agent as provided herein (whether or not withdrawn),
(ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 4.09(b)) of any Fixed Rate Advances to such Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii), if, for any reason, such Borrower defaults in its obligation to repay its Fixed Rate Advances when required by the terms of this Agreement.

          SECTION 4.13. FAILURE TO PAY IN APPROPRIATE AGREED CURRENCY. If any Borrower is unable for any reason to effect payment of a Multicurrency Syndicated Loan or in respect of a Multicurrency Letter of Credit in the appropriate Agreed Currency as required by Section 4.07(a)(ii) or if any Borrower shall default in the payment when due of any payment in the appropriate Agreed Currency, the Multicurrency Syndicated Lenders may, at their option, require such payment to be made to the Multicurrency Agent in the Dollar Equivalent of such Agreed Currency at the Multicurrency Agent's Payment Office specified for payments of Eurocurrency Advances outstanding in Dollars. In any such case, each Borrower agrees to hold the Multicurrency Syndicated Lenders harmless from any loss incurred by the Multicurrency Syndicated Lenders arising from any change in the value of Dollars in relation to such Agreed Currency between the date such payment became due and the date of payment thereof.

          Section 4.14. ASSUMPTIONS CONCERNING FUNDING OF FIXED RATE ADVANCES. Calculation of all amounts payable to a Lender under this Article IV shall be made as though that Lender had actually funded its portions of relevant Fixed Rate Advances through the purchase of deposits in the relevant market and Agreed Currency, as the case may be, bearing interest at the rate applicable to such Fixed Rate Advances in an amount equal to the amount of its portions of the Fixed Rate Advances and having a maturity comparable to the relevant Interest Period and, in the case of LIBOR Advances, through the transfer of such LIBOR Advances from an offshore office of that Lender to a domestic office of that Lender in the United States of America; PROVIDED HOWEVER, that each Lender may fund its portions of each of the Fixed Rate Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.

          Section 4.15. APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Loans and payments in respect of Letters of Credit, facility fees, commitment fees, and Letter of Credit fees shall be apportioned among all outstanding Commitments, Loans and Letters of Credit to which such payments relate, proportionately to the Lenders' respective Pro Rata Shares of such Commitments and outstanding Loans and Letters of Credit. The Appropriate Co-Agent shall promptly distribute to each Lender at its primary address set forth beside its name on the appropriate signature page hereof or such other address as any Lender may request its share of all such payments received by the Appropriate Co-Agent.

          Section 4.16. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment or reduction (including, without limita-tion, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of any obligation of any Borrower hereunder or under the Letter of Credit Agreement (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share or L/C Pro Rata Share, as the case may be, of payments or reductions on account of such obligations obtained by all the Lenders, such Lender shall forthwith (i) notify each of the other Lenders and the Co-Agents of such receipt, and
(ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

          Section 4.17. CAPITAL ADEQUACY. Without limiting any other provision of this Agreement or the Letter of Credit Agree-ment, in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regula-tion, guideline or order regarding capital adequacy not currently

in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder or under the Letter of Credit Agreement to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then within ten Business Days after written notice and demand by such Lender (with copies thereof to the Co-Agents), each Borrower shall from time to time pay to such Lender additional amounts sufficient to compensate such Lender for such reduction (but, in the case of outstanding Base Rate Advances, without duplication of any amounts already recovered by such Lender by reason of an adjustment in the applicable Base Rate). Each certificate as to the amount payable under this Section 4.17 (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to Interface by any Lender in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

          Section 4.18.  BENEFITS TO GUARANTORS.  In
consideration for the execution and delivery by the Guarantors
(other than Interface) of their Guaranty Agreement, the Borrowers agree to make the benefit of extensions of credit hereunder available to the Guarantors.

          Section 4.19.  LIMITATION ON CERTAIN PAYMENT OBLIGATIONS.

          (a) Each Lender or Agent shall make written demand on Interface for indemnification or compensation pursuant to Sec-tion 4.07 no later than 90 days after the earlier of (i) the date on which such Lender or Agent makes payment of such Taxes, and
(ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender or Agent for payment of such Taxes.
          (b) Each Lender or Agent shall make written demand on Interface for indemnification or compensation pursuant to Sec-tions 4.12 and 4.13 no later than 90 days after the event giving rise to the claim for indemnification or compensation occurs.

          (c) Each Lender or Agent shall make written demand on Interface for indemnification or compensation pursuant to Sec-tions 4.09 and 4.17 no later than 90 days after such Lender or Agent receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order or interpretation or occurrence of another event giving rise to a claim pursuant to such sections.

          (d) In the event that the Lenders or Agents fail to give Interface notice within the time limitations prescribed in
(a) or (b) above, neither Interface nor any other Borrower shall have any obligation to pay such claim for compensation or indemnification. In the event that the Lender or Agents fail to give Interface notice within the time limitation prescribed in
(c) above, neither Interface nor any other Borrower shall have any obligation to pay any amount with respect to claims accruing prior to the ninetieth day preceding such written demand.

          Section 4.20. APPLICATION OF LOAN PROCEEDS TO MATURING LOANS. Notwithstanding the provisions of Sections 2.02(d), 2.05(c), 2.06(d), 3.02(d), 3.05(c), and 3.06(d) requiring the
Lenders to make available proceeds of their respective Loans to the Domestic Agent or Multicurrency Agent, as the case may be, in connection with the Borrowing of Domestic Revolving Loans and Multicurrency Revolving Loans, to the extent that a Loan previously made by a Lender matures on the date of any such Borrowing of a requested Loan, such Lender shall apply that portion of the proceeds of the Loan it is then making sufficient to effect the repayment of principal of the maturing Loan owing to it, with any excess proceeds to be made available to the applicable Borrower as contemplated herein.

          Section 4.21.  CURRENCY CONTROL AND EXCHANGE
REGULATIONS. Notwithstanding anything to the contrary herein, if, after the making of any Multicurrency Syndicated Advance in any Agreed Currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such Agreed Currency with the result that the type of such Agreed Currency (the "Original Currency") no longer exists or the Multicurrency Borrower is not able to make payment to the Multicurrency Agent for the account of the Multicurrency Syndicated Letters in such Original Currency, then all payments to be made by the Multicurrency Borrower hereunder in such Agreed Currency shall instead be made when due in Dollars in an amount equal to the Dollar Equivalent (as of the date of repayment) of such payment due, it being the intention of the parties that the Multicurrency Borrower take all risks of the imposition of any such currency control or exchange regulations. For purpose of this Section 4.21, the commencement of the third stage of European Economic and Monetary Union and the occurrence of the Euro Implementation Date shall not constitute the imposition of currency control or exchange regulations.

          Section 4.22.  EUROPEAN ECONOMIC AND MONETARY UNION.

          (a) If any Multicurrency Syndicated Advance made (or to be made) on or after the Euro Implementation Date would, but for the provisions of this Section 4.22, be capable of being made in either the Euro or in a National Currency Unit, such Multicurrency Syndicated Advance shall be made in the Euro.

          (b)  With effect on and from the Euro Implementation
Date:

               (i) Without prejudice to any method of conversion or rounding prescribed by any legislative measures of the Council of the European Union, each reference in this Agreement to a fixed amount or to fixed amounts in a

                    National Currency Unit to be paid to or by the Multicurrency Agent shall, notwithstanding any other provision of this Agreement, be replaced by a reference to such comparable and convenient fixed amount or fixed amounts in the Euro as the Multicurrency Agent may from time to time specify; and

               (ii) The Multicurrency Agent may notify the other
                    parties to this Agreement of any
                    modifications to this Agreement which the Multicurrency Agent (acting reasonably and after consultation with the other parties to this Agreement) determines to be necessary as a result of the commencement of the third stage of European Economic and Monetary Union and the occurrence of the Euro Implementation Date. Notwithstanding any other provision of this Agreement, any modifications of which the Multicurrency Agent so notifies the other parties shall take effect in accordance with the terms of such notification. So far as possible, such modifications shall be such as to put the parties in the same position as if the Euro Implementation Date had not occurred. However, if and to the extent that the Multicurrency Agent determines that it is not possible to put the parties in such position, the Multicurrency Agent may give priority to putting the Multicurrency Agent and the Multicurrency Lenders into such position.

          Section 4.23. MARKET DISRUPTION. Notwithstanding the satisfaction of all applicable conditions to the making of any Multicurrency Syndicated Advance in any Agreed Currency other than Dollars, if there shall occur on or prior to the date of such Multicurrency Syndicated Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Multicurrency Agent or the Required Multicurrency Lenders make it impracticable for the Eurocurrency Advances to be denominated in the Agreed Currency specified by the Multicurrency Borrower, then the Multicurrency Agent shall forthwith give notice to the Multicurrency Borrower and the Multicurrency Lenders, and such Eurocurrency Advance shall not be denominated in such Agreed Currency but shall be made on such Borrowing date in Dollars, in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related notice of such Borrowing or Notice of Conversion/Continuation, as the case may be, as a Base Rate Advance, unless the Multicurrency Borrower notifies the Multicurrency Agent at least one Business Day before such date that (i) it elects not to borrow on such date, or (ii) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the opinion of the Multicurrency Agent and the Required Multicurrency Lenders be practicable and in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related notice of Borrowing or Notice of Conversion/Continuation, as the case may be.

                            ARTICLE V.

                     CONDITIONS TO BORROWINGS

          The obligation of each Lender to make Advances to the Borrowers hereunder is subject to the satisfaction of the follow-ing conditions:

          Section 5.01.  CONDITIONS PRECEDENT TO EFFECTIVENESS OF
THIRD AMENDED AND RESTATED CREDIT AGREEMENT.   In order for this
Third Amended and Restated Credit Agreement to become effective on the Closing Date, all obligations of the Borrowers hereunder incurred at or prior to such date (including, without limitation, the Borrowers' obligations to reimburse the reasonable fees and expenses of counsel to the Co-Agents and any fees and expenses payable to the Arrangers, the Co-Agents and the Lenders as previously agreed with Interface), shall have been paid in full, and the Co-Agents shall have received the following, in form and substance satisfactory in all respects to the Co-Agents:

          (a)       the duly executed counterparts of this
     Agreement;

          (b)  the duly completed Notes;

          (c) the Guaranty Agreements, Contribution Agreement, and Indemnity Agreement;

          (d) certificate of the Borrowers in substantially the form of EXHIBIT E attached hereto and appropriately com-pleted;

          (e) certificates of the Secretary or Assistant Secretary of each of the Credit Parties (or, in the case of any Foreign Subsidiary, a comparable company officer) attaching and certifying copies of the resolutions of the boards of directors (or, in the case of any Foreign Subsid-iary, the comparable governing body of such entity) of the Credit Parties, authorizing as applicable (i) the execution, delivery and performance of the Credit Documents, and
     (ii) the granting of the security interest pursuant to the L/C Cash Collateral Assignment;

          (f) certificates of the Secretary or an Assistant Secretary of each of the Credit Parties (or, in the case of any Foreign Subsidiary, a comparable company officer) certifying (i) the name, title and true signature of each officer of such entities executing the Credit Documents, and
     (ii) the bylaws or comparable governing documents of such entities;

          (g) certified copies of the certificate or articles of incorporation of each Credit Party (or comparable organiza-tional document of each Foreign Subsidiary), together with certificates of good standing or existence, as may be avail-able from the Secretary of State (or comparable office or registry for each Foreign Subsidiary) of the jurisdiction of incorporation or organization of such Credit Party;

          (h) copies of all documents and instruments, including all consents, authorizations and filings, required or advis-able under any Requirement of Law or by any material Contractual Obligation of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

          (i) certified copies of the Intercompany Loan Docu-ments;

          (j) acknowledgments from each of G. Kimbrough Taylor, Jr. and Kilpatrick Stockton LLP as to their appointment as agent for service of process for the various Credit Parties;

          (k) the Letter of Credit Agreement and the L/C Cash Collateral Assignment, together with all certificates, opinions, documents and instruments required to be furnished to the L/C Issuers pursuant to Section 3.1 of the Letter of Credit Agreement;

          (l) certified copies of indentures, credit agreements, instruments, and other documents evidencing or securing In-debtedness of any Consolidated Company described on
     SCHEDULE 8.01(b) or SCHEDULE 8.01(j), in any single case in an amount not less than $2,000,000 (or the Dollar Equivalent thereof);

          (m) certificates, reports and other information as the Co-Agents may request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material li-abilities or obligations arising from matters relating to employees of the Consolidated Companies, including employee relations, collective bargaining agreements, Plans, Foreign Plans, and other compensation and employee benefit plans;

          (n) certificates, reports, environmental audits and investigations, and other information as the Co-Agents may request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from environmental and employee health and safety exposures to which the Consolidated Companies may be subject, and the plans of the Consolidated Companies with respect thereto;

          (o) certificates, reports and other information as the Co-Agents may request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material li-abilities or obligations arising from litigation (including without limitation, products liability and patent infringe-ment claims) pending or threatened against the Consolidated Companies;

          (p) a summary, set forth in format and detail accept-able to the Co-Agents, of the types and amounts of insurance
     (property and liability) maintained by the Consolidated Com-panies;

          (q) the favorable opinions of (i) Kilpatrick Stockton LLP, United States counsel to the Credit Parties, substantially in the form of EXHIBIT F, (ii) Simon Carlton, United Kingdom counsel to Europe Limited substantially in the form of EXHIBIT G-1, and (iii) Han van Beers, Netherlands counsel to Europe B.V. substantially in the form of EXHIBIT G-2, in each case addressed to the Co-Agents and each of the Lenders, and covering such other matters as either Co-Agent or any Lender may reasonably request;

          (r) the favorable opinions of Clifford Chance, special counsel to the Co-Agents and the Lenders, as to any matters relating to the Credit Documents under the laws of the United Kingdom and the Netherlands as may be requested by the Co-Agents;

          (s) satisfactory written information from Interface indicating that Interface and the other Consolidated Companies (i) have done a comprehensive review of their computer programs to identify the systems that would be affected by Year 2000 Issues as such Issues pertain to the computer programs and systems of the Consolidated Companies (but not those of their third party customers, suppliers, or vendors), and are in the process of reviewing their Year 2000 exposure to third party customers, suppliers and vendors, and evaluating the costs of modifications to program logic control systems, (ii) have developed or are in the process of developing a realistic and achievable program for remediating in all material respects all currently known Year 2000 Issues on a timely basis as such Issues pertain to the computer programs and systems of the Consolidated Companies (but not those of their third party customers, suppliers, or vendors), and (iii) based on their review, consultants' reports, and all other information currently available to them, and subject to the matters set forth on
     SCHEDULE 6.23, do not reasonably anticipate that Year 2000 Issues will have a Materially Adverse Effect; and

          (t) a duly completed certificate of the president, chief financial officer or principal accounting officer of Interface as described in Section 7.07(c) given with respect to the financial statements of Interface and the Consolidated Companies for the first fiscal quarter of Interface's 1998 fiscal year;

In addition to the foregoing, the following conditions shall have been satisfied or shall have existed, all to the satisfaction of the Co-Agents, as of the time this Third Amended and Restated
Credit Agreement becomes effective:

          (u) the Loans to be made on the Closing Date and the use of proceeds thereof shall not have contravened, violated or conflicted with, or involved the Co-Agents or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority;

          (v) all corporate proceedings and all other legal mat-ters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall have been reasonably satisfactory in form and substance to the Required Lenders; and

          (w) Interface shall have paid to the Domestic Agent, for the benefit of the Term Lenders under the Existing Credit Agreement and the 1997 Term Lenders under the 1997 Term Loan Agreement, all outstanding principal, interest, fees and other amounts payable in respect of the Term Loans under the Existing Credit Agreement and the 1997 Term Loans under the 1997 Term Loan Agreement.


          Section 5.02. CONDITIONS TO INITIAL LOANS TO EUROPE LIMITED. Prior to the making of the initial Multicurrency Syndicated Loans to Europe Limited, Interface and the Multicurrency Agent shall have received with respect to Europe Limited the forms required to be furnished by the Multicurrency Syndicated Lenders pursuant to Section 4.07(b)(v)(B) or such other satisfactory evidence, in each case, establishing a complete exemption for such Multicurrency Syndicated Lender from United Kingdom withholding tax for payments of all principal and interest from Europe Limited.

          Section 5.03. CONDITIONS TO ALL LOANS. At the time of the making of all Loans (before as well as after giving effect to such Loans and the proposed use of the proceeds thereof), the following conditions shall have been satisfied or shall exist:

          (a)  there shall exist no Default or Event of Default;

          (b) all representations and warranties by Interface contained herein, and all representations and warranties by the other Borrowers contained herein, shall be true and cor-rect in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans (except any representation and warranty which by its express terms relates to a specific date or period);

          (c) since the date of the most recent financial state-ments of the Consolidated Companies described in
     Section 6.14(a), there shall have been no changes which have had or could reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect (whether or not any notice with respect to such change has been furnished to the Lenders pursuant to Section 7.07);

          (d) there shall be no actions or proceedings instituted or pending before any court or other governmental authority or, to the knowledge of any Borrower, threatened which reasonably could be expected to have, singly or in the aggregate, a Materially Adverse Effect;

          (e) the Loans to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Co-Agents or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to any of the Borrowers; and

          (f) Interface shall have given to the Co-Agents with its notice of Borrowing written notice of its intent to use any proceeds of any Loan then being requested for the purchase or carrying of any "margin stock" (as defined in the Margin Regulations); and

          (g) The Co-Agents shall have received such other documents (including, without limitation, any necessary Federal Reserve Form U-1 or other similar form required by the Margin Regulations) or legal opinions as the Co-Agents or any Lender may reasonably request, all in form and substance reasonably satisfactory to the Co-Agents.

          Each request for a Borrowing and the acceptance by each Borrower of the proceeds thereof shall constitute a representation and warranty by such Borrower, as of the date of the Loans comprising such Borrowing, that the applicable conditions specified in Sections 5.01 and 5.03 (and Section 5.02 with respect to Europe Limited) have been satisfied.



                           ARTICLE VI.

                  REPRESENTATIONS AND WARRANTIES

          Each of Interface (as to itself and all other Consoli-dated Companies, whether or not Interface is a Borrower hereunder) and each of the other Borrowers (as to itself and all of its Subsidiaries) represents and warrants as follows:

          Section 6.01. ORGANIZATIONAL EXISTENCE; COMPLIANCE WITH LAW. Each of the Consolidated Companies is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and each of the Credit Parties has the corporate or other organizational power and authority and the legal right to own and operate its property and to conduct its business. Each of the Consolidated Companies (i) other than the Credit Parties, has the corporate or other organizational power and authority and the legal right to own and operate its property and to conduct its business, (ii) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, and (iii) is in compliance with all Requirements of Law, where (a) with respect to those Consolidated Companies that are not Credit Parties, the failure to have such power, authority and legal right as set forth in clause (i), (b) the failure to be so qualified or in good standing as set forth in clause (ii), or (c) the failure to comply with Requirements of Law as set forth in clause (iii), would reasonably be expected, in the aggregate, to have a Materially Adverse Effect. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding capital stock or other equity interests, for each Subsidiary as of the date of this Agreement is accurately described on SCHEDULE 6.01.

          Section 6.02. ORGANIZATIONAL POWER; AUTHORIZATION. Each of the Credit Parties has the corporate or other organizational power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of such Credit Documents. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of the Credit Documents, other than (i) such consents, authorizations or filings which have been made or obtained (including without limitation, any necessary consultations with any Credit Party's supervisory board, works council ("Ondernemingsraad") or similar body), and
(ii) customary filings to perfect the Liens in favor of the Collateral Agent granted in the IRB Collateral Documents.

          Section 6.03. ENFORCEABLE OBLIGATIONS. This Agreement has been duly executed and delivered, and each other Credit Docu-ment will be duly executed and delivered, by the respective Credit Parties, and this Agreement constitutes, and each other Credit Document when executed and delivered will constitute, legal, valid and binding obligations of the Credit Parties, respectively, enforceable against the Credit Parties in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

          Section 6.04. NO LEGAL BAR. The execution, delivery and performance by the Credit Parties of the Credit Documents will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations.

          Section 6.05. NO MATERIAL LITIGATION. Except as set forth on SCHEDULE 6.05 or in any notice furnished to the Lenders pursuant to Section 7.07(i) at or prior to the respective times the representations and warranties set forth in this Section 6.05 are made or deemed to be made hereunder, no litigation, investigations or proceedings of or before any courts, tribunals, arbitrators or governmental authorities are pending or, to the knowledge of any Borrower, threatened by or against any of the Consolidated Companies, or against any of their respective properties or revenues, existing or future (a) with respect to any Credit Document, or any of the transactions contemplated hereby or thereby, or (b) which, if adversely determined, would reasonably be expected to have a Materially Adverse Effect.

          Section 6.06. INVESTMENT COMPANY ACT, ETC. None of the Credit Parties is an "investment company" or a company "con-trolled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). None of the Credit Parties is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Credit Docu-ment.

          Section 6.07. MARGIN REGULATIONS. No part of the pro-ceeds of any of the Loans will be used for any purpose which vio-lates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

          Section 6.08.  COMPLIANCE WITH ENVIRONMENTAL LAWS.

          (a) The Consolidated Companies have received no notices of claims or potential liability under, and are in compliance with, all applicable Environmental Laws, where such claims and liabilities under, and failures to comply with, such statutes, regulations, rules, ordinances, laws or licenses, would reasonably be expected to result in penalties, fines, claims or other liabilities (including, without limitation, remediation costs and expenses) to the Consolidated Companies in amounts in excess of $4,500,000, either individually or in the aggregate (including any such penalties, fines, claims, or liabilities relating to the matters set forth on SCHEDULE 6.08(a)), except as set forth on SCHEDULE 6.08(a) or in any notice furnished to the Lenders pursuant to Section 6.07(j) at or prior to the respective times the representations and warranties set forth in this
Section 6.08(a) are made or deemed to be made hereunder.

         (b) Except as set forth on SCHEDULE 6.08(b) or in any notice furnished to the Lenders pursuant to Section 7.07(j) at or prior to the respective times the representations and warranties set forth in this Section 6.08(b) are made or deemed to be made hereunder, none of the Consolidated Companies has received during the period from January 1, 1987 through the date of this Agree-ment, any notice of violation, or notice of any action, either judicial or administrative, from any governmental authority (whether United States or foreign) relating to the actual or al-leged violation of any Environmental Law, including, without limitation, any notice of any actual or alleged spill, leak, or other release of any Hazardous Substance, waste or hazardous waste by any Consolidated Company or its employees or agents, or as to the existence of any contamination on any properties owned by any Consolidated Company, where any such violation, spill, leak, release or contamination would reasonably be expected to result in penalties, fines, claims or other liabilities (including, without limitation, remediation costs and expenses) to the Consolidated Companies in amounts in excess of $4,500,000, either individually or in the aggregate (including any such penalties, fines, claims or liabilities relating to the matters set forth on SCHEDULE 6.08(a)).

          (c) The Consolidated Companies have obtained all necessary governmental permits, licenses and approvals which are material to the operations conducted on their respective properties, including without limitation, all required material permits, licenses and approvals for (i) the emission of air pollutants or contaminates, (ii) the treatment or pretreatment and discharge of waste water or storm water, (iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and
(v) the disposal of solid wastes.

          Section 6.09. INSURANCE. The Consolidated Companies currently maintain insurance with respect to their respective properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. The Consolidated Companies have paid all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect.

          Section 6.10.  NO DEFAULT.  None of the Consolidated
Companies is in default under or with respect to any Contractual
Obligation in any respect which has had or is reasonably expected to have a Materially Adverse Effect.

          Section 6.11. NO BURDENSOME RESTRICTIONS. Except as set forth on Schedule 6.11 or in any notice furnished to the Lenders pursuant to Section 7.07(p) at or prior to the respective times the representations and warranties set forth in this Sec-tion 6.11 are made or deemed to be made hereunder, none of the Consolidated Companies is a party to or bound by any Contractual Obligation or Requirement of Law which has had or would reasonably be expected to have a Materially Adverse Effect.

          Section 6.12. TAXES. Except as set forth on Schedule 6.12, each of the Consolidated Companies have filed or caused to be filed all declarations, reports and tax returns which are required to have been filed, and has paid all taxes, custom du-ties, levies, charges and similar contributions ("taxes" in this Section 6.12) shown to be due and payable on said returns or on any assessments made against it or its properties, and all other taxes, fees or other charges imposed on it or any of its proper-ties by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books); and no tax liens have been filed and, to the knowledge of Interface or any other Borrower, no claims are being asserted with respect to any such taxes, fees or other charges; excluding, however, for pur-poses of the foregoing portions of this Section, tax returns not filed or taxes not paid where the aggregate amount of taxes in-volved does not exceed $2,500,000 in the aggregate and the failure to file such returns or pay such taxes has resulted from the Consolidated Companies being without knowledge that the respective tax authorities are claiming such taxes to be due.

          Section 6.13.  SUBSIDIARIES.  Except as disclosed on
Schedule 6.01, on the date of this Agreement, Interface has no Subsidiaries and neither Interface nor any Subsidiary is a joint venture partner or general partner in any partnership. After the date of this Agreement, except as disclosed on Schedule 6.13 or in any notice furnished pursuant to Section 7.07(q) at or prior to the respective times the representations and warranties set forth in this Section 6.13 are made or deemed to be made hereunder, Interface has no Material Subsidiaries.

          Section 6.14. FINANCIAL STATEMENTS. The Borrowers have furnished to the Co-Agents and the Lenders (i) the audited consolidated balance sheet of the Consolidated Companies as at December 28, 1997 and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, including in each case the related schedules and notes, and (ii) the unaudited balance sheet of the Consolidated Companies as at the end of the first fiscal quarter of 1998, and the related unaudited consolidated statements of income, shareholders' equity, and cash flows for the period then ended, setting forth in each case in comparative form the figures for the previous fiscal year and first fiscal quarter, as the case may be. The foregoing financial statements fairly present in all material respects the consolidated financial condition of such Consolidated Companies as at the dates thereof and results of op-erations for such periods in conformity with GAAP consistently applied. Such Consolidated Companies taken as a whole do not have any material contingent obligations, contingent liabilities, or material liabilities for known taxes, long-term leases or unusual forward or long-term commitments not reflected in the foregoing financial statements or the notes thereto. Since December 28, 1997, and after giving effect to the issuance by Interface of the Senior Notes and the March 1998 Equity Issuance, there have been no changes with respect to such Consolidated Com-panies which have had or would reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect.

          Section 6.15.  ERISA.  Except as disclosed on Schedule
6.15 or in any notice furnished to the Lenders pursuant to
Section 7.07(k) at or prior to the respective times the represen-tations and warranties set forth in this Section 6.15 are made or deemed to be made hereunder:

          (a)(1) Identification of Plans. (A) None of the Con-solidated Companies nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past two years maintained or contributed to, any Plan that is subject to Title IV of ERISA, and (B) none of the Consolidated Companies maintains or contributes to any Foreign Plan;

          (2) Compliance. Each Plan and each Foreign Plan main-tained by the Consolidated Companies have at all times been main-tained, by their terms and in operation, in compliance with all applicable laws, and the Consolidated Companies are subject to no tax or penalty with respect to any Plan of such Consolidated Com-pany or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404, or 419 of the Tax Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section 6.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

          (3) Liabilities. The Consolidated Companies are sub-ject to no liabilities (including withdrawal liabilities) with respect to any Plans or Foreign Plans of such Consolidated Compa-nies or any of their ERISA Affiliates, including without limita-tion, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans or Foreign Plans, where such liabilities, together with all other liabilities referred to in this Section 6.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

          (4) Funding. The Consolidated Companies and, with re-spect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely pay-ment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Materially Adverse Effect. No Plan subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation and warranty is deemed made, in any amount which, together with all other li-abilities referred to in this Section 6.15 (taken as a whole), would have a Materially Adverse Effect if such amount were then due and payable. The Consolidated Companies are subject to no liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this Section 6.15 (taken as a whole), would have a Materially Adverse Effect if such amounts were then due and payable.

          (b) With respect to any Foreign Plan, reasonable re-serves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction where the Foreign Subsidiary maintains its principal place of business or in which the Foreign Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Foreign Plans, together with all other liabilities referred to in this Section 6.15 (taken as a whole), would not have a Materially Adverse Effect.

          Section 6.16. PATENTS, TRADEMARKS, LICENSES, ETC. Except as set forth on Schedule 6.16 or in any notice furnished to the Lenders pursuant to Section 7.07(p) at or prior to the respective times the representations and warranties set forth in this Section 6.16 are made or deemed to be made hereunder,
(i) the Consolidated Companies have obtained and hold in full force and effect all material patents, trademarks, service marks, trade names, copyrights, licenses and other such rights, free from burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted, and (ii) to the best of the Borrowers' knowledge, no product, process, method, service or other item presently sold by or employed by any Consolidated Company in connection with such business infringes any patents, trademark, service mark, trade name, copyright, license or other right owned by any other person and there is not presently pending, or to the knowledge of the Borrowers, threatened, any claim or litigation against or affecting any Consolidated Company contesting such Person's right to sell or use any such product, process, method, substance or other item where the result of such failure to obtain and hold such benefits or such infringement would have a Materially
Adverse Effect.

          Section 6.17. OWNERSHIP OF PROPERTY. Except as set forth on Schedule 6.17, (i) each Consolidated Company that is not a Foreign Subsidiary has good and marketable fee simple title to or a valid leasehold interest in all of its real property and good title to, or a valid leasehold interest in, all of its other property, and (ii) each Foreign Subsidiary owns or has a valid leasehold interest in all of its real property and owns or has a valid leasehold interest in, all of its other properties, in the case of clauses (i) and (ii) as such properties are reflected in the consolidated balance sheet of the Consolidated Companies as of December 28, 1997, referred to in Section 6.14, other than properties disposed of in the ordinary course of business since such date or as otherwise permitted by the terms of this Agreement, subject to no Lien or title defect of any kind, except Liens permitted hereby and title defects not constituting material impairments in the intended use for such properties.
The Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective leases.

          Section 6.18. INDEBTEDNESS. Except as set forth on Schedules 6.18 and 8.01, none of the Consolidated Companies is an obligor in respect of any Indebtedness for borrowed money, or any commitment to create or incur any Indebtedness for borrowed money, in an amount not less than $1,000,000 in any single case, and such Indebtedness and commitments for amounts less than $1,000,000 do not exceed $5,000,000 in the aggregate for all such Indebtedness and commitments of the Consolidated Companies.

          Section 6.19. FINANCIAL CONDITION. On the Closing Date and after giving effect to the transactions contemplated by this Agreement, the Letter of Credit Agreement, and the other Credit Documents, including without limitation, the use of the proceeds of the Domestic Revolving Loans and Multicurrency Revolving Loans as provided in Articles II and III (i) assets of each Credit Party at fair valuation and based on their present fair saleable value (including, without limitation, the fair and realistic value of (x) any contribution or subrogation rights in respect of any Guaranty Agreement given by such Credit Party, and
(y) any Intercompany Loan owed to such Credit Party) will exceed such Credit Party's debts, including contingent liabilities (as such liabilities may be limited under the express terms of any Guaranty Agreement of such Credit Party), (ii) the remaining capital of such Credit Party will not be unreasonably small to conduct the Credit Party's business, and (iii) such Credit Party will not have incurred debts, or have intended to incur debts, beyond the Credit Party's ability to pay such debts as they mature. For purposes of this Section 6.19, "debt" means any liability on a claim, and "claim" means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          Section 6.20. INTERCOMPANY LOANS. The Intercompany Loans and the Intercompany Loan Documents have been duly autho-rized and approved by all necessary corporate and shareholder ac-tion on the part of the parties thereto, and constitute the legal, valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by general principles of equity.

          Section 6.21.  LABOR MATTERS.  Except as set forth in
Schedule 6.21 or in any notice furnished to the Lenders pursuant to Section 7.07(p) at or prior to the respective times the repre-sentations and warranties set forth in this Section 6.21 are made or deemed to be made hereunder, the Consolidated Companies have experienced no strikes, labor disputes, slow downs or work stop-pages due to labor disagreements which have had, or would reason-ably be expected to have, a Materially Adverse Effect, and, to the best knowledge of the Borrowers, there are no such strikes, disputes, slow downs or work stoppages threatened against any Consolidated Company. The hours worked and payment made to employees of the Consolidated Companies have not been in violation in any material respect of the Fair Labor Standards Act (in the case of Consolidated Companies that are not Foreign Subsidiaries) or any other applicable law dealing with such matters. All payments due from the Consolidated Companies, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Consolidated Companies where the failure to pay or accrue such liabilities would reasonably be expected to have a Materially Adverse Effect.

          Section 6.22.  PAYMENT OR DIVIDEND RESTRICTIONS.
Except as set forth in Section 8.12 or described on
Schedule 6.22, none of the Consolidated Companies is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions by any such Consolidated Company.

          Section 6.23. YEAR 2000 ISSUES. Interface and the other Consolidated Companies (i) have done a comprehensive review of their computer programs to identify the systems that would be affected by Year 2000 Issues as such Issues pertain to the computer programs and systems of the Consolidated Companies (but not those of their third party customers, suppliers, or vendors), and are in the process of reviewing their Year 2000 exposure to third party customers, suppliers and vendors, and evaluating the costs of modifications to program logic control systems, (ii) have developed or are in the process of developing a realistic and achievable program for remediating in all material respects all currently known Year 2000 Issues on a timely basis as such Issues pertain to the computer programs and systems of the Consolidated Companies (but not those of their third party customers, suppliers, or vendors), and (iii) based on their review, consultants' reports, and all other information currently available to them, and subject to the matters set forth on
Schedule 6.23, do not reasonably anticipate that Year 2000 Issues will have a Materially Adverse Effect.

          Section 6.24. DISCLOSURE. No representation or war-ranty contained in this Agreement (including the Schedules at-tached hereto) or in any other document furnished from time to time pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading as of the date made or deemed to be made. Except as may be set forth herein (including the Sched-ules attached hereto) or in any notice furnished to the Lenders pursuant to Section 7.07 at or prior to the respective times the representations and warranties set forth in this Section 6.24 are made or deemed to be made hereunder, there is no fact known to the Borrowers which has had, or is reasonably expected to have, a Materially Adverse Effect.

                           ARTICLE VII.

                      AFFIRMATIVE COVENANTS

          So long as any Commitment remains in effect hereunder or any Note shall remain unpaid, Interface (whether or not it is a Borrower hereunder) and each other Borrower will:

          Section 7.01. ORGANIZATIONAL EXISTENCE, ETC. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate or other organizational existence, its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation or other organization in all jurisdictions where it conducts business or other activities making such qualification necessary, where the failure to be so qualified would reasonably be expected to have a Materially Adverse Effect.

          Section 7.02. COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply with all Requirements of Law (including, without limitation, the Environmental Laws subject to the exception set forth in Section 6.08(a) where the penalties, claims, fines, and other liabilities resulting from noncompliance with such Environmental Laws do not involve amounts in excess of $10,000,000 in the aggregate) and Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and Contractual Obligations would reasonably be expected to have a Materially Adverse Effect.

          Section 7.03. PAYMENT OF TAXES AND CLAIMS, ETC. Pay, and cause each of its Subsidiaries to pay, (i) all taxes, assess-ments and governmental charges imposed upon it or upon its prop-erty, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if un-paid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto.

          Section 7.04. KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions which are required to be maintained in order to prepare the consolidated financial statements of Interface in conformity with GAAP.

          Section 7.05. VISITATION, INSPECTION, ETC. Permit, and cause each of its Subsidiaries to permit, any representative of any Co-Agent or Lender to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as such Co-Agent or Lender may reasonably request after reasonable prior notice to Interface; provided, however, that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to Interface shall be required. To the extent that any Co-Agent or Lender thereby obtains possession of non-public information constituting trade secrets, technology or other similar proprietary

information identified to the Co-Agent or Lender in writing by Interface as being subject to confidential treatment under this Agreement, such party shall treat such information as confidential. In any event, such Co-Agent or Lender may, subject to Section 11.06(e), make disclosure to any assignee or participant, or to any prospective assignee or participant, in connection with an assignment or participation permitted thereby, or as required or requested by any governmental agency or representative thereof, or as required to defend any legal action or to exercise any rights, remedies or powers available to the Agents or Lender under the Credit Documents or as otherwise required by law or pursuant to legal process; provided, that, unless prohibited by applicable law or court order, such Co-Agent or Lender shall notify Interface as promptly as practicable after receipt thereof of any governmental request, subpoena or court order (other than any such request, subpoena or court order in connection with an examination of the financial condition of such Co-Agent or Lender by any governmental agency) for disclosure of any such non-public information; provided, however, that no delay or failure to provide such notice shall give rise to any claim, defense or right of offset against such Lender or Co-Agent hereunder. The foregoing shall not prohibit disclosure of such information to the extent it has become public information other than through a disclosure by a Co-Agent or Lender not otherwise permitted herein.

          Section 7.06.  INSURANCE; MAINTENANCE OF PROPERTIES.

          (a)  Maintain or cause to be maintained with
financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts as is customary for such companies under similar circumstances; provided, however, that in any event Interface and each other Borrower shall use their best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to any Consolidated Company as in effect on the date of this Agreement, except where the costs of maintaining such insurance would, in the judgment of both Interface and the Co-Agents, be excessive.

          (b) Cause, and cause each of the Consolidated Companies to cause, all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of Interface may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Interface from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of Interface, desirable in the conduct of its business or the business of any Consolidated Company.

          Section 7.07.  REPORTING COVENANTS.  Furnish to each
Lender:

          (a) Annual Financial Statements. As soon as available and in any event within 120 days after the end of each

     fiscal year of Interface, balance sheets of the Consolidated Companies as at the end of such year, presented on a consolidated basis, and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal year, presented on a consolidated basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of BDO Seidman, LLP or other independent public accountants of comparable recognized national standing, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (b) Quarterly Financial Statements. As soon as avail-able and in any event within 60 days after the end of each fiscal quarter of Interface (other than the fourth fiscal quarter), balance sheets of the Consolidated Companies as at the end of such quarter presented on a consolidated basis and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal quarter and for the portion of Interface's fiscal year ended at the end of such quarter, presented on a consolidated basis setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Interface's previous fiscal year, all in reasonable detail and certified by the chief financial officer or principal accounting officer of Interface that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal quarter on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal quarter and such portion of Interface's fiscal year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes);

          (c) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsections (a) and (b) above, a certificate of the president, chief financial officer or principal accounting officer of Interface (i) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, and (ii) demonstrating in reasonable detail compliance as at the end of such fiscal year or such fiscal quarter with Section 7.09 and Sections 8.01 through 8.05;

          (d) [Intentionally Omitted]

          (e) Auditor's No Default Certificate. Together with the financial statements required pursuant to subsection (a) above, a certificate of the accountants who prepared the re-port referred to therein, to the effect that, based upon their audit, there exists no Default or Event of Default un-der this Agreement, or if there exists a Default or Event of Default hereunder, specifying the nature thereof;

          (f) Annual Budget. Within 120 days after the beginning of each fiscal year, an annual financial plan and forecasted balance sheets and statements of income, shareholders' equity, and cash flows for such fiscal year for the Consolidated Companies presented on a consolidated basis;

          (g) Notice of Default. Promptly after any officer of Interface or any other Borrower has notice or knowledge of the occurrence of an Event of Default or a Default, a certi-ficate of the chief financial officer or principal accounting officer of Interface specifying the nature thereof and the proposed response thereto;

          (h) [Intentionally omitted]

          (i) Litigation. Promptly after (i) the occurrence thereof, notice of the institution of or any material adverse development in any material action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any material property of any thereof, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration;

          (j) Environmental Notices. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by any Consoli-dated Company which could result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $1,000,000;

          (k) ERISA. (A)(i) Promptly after the occurrence thereof with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of (A) a "reportable event" described in
     Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (B) any other event which could subject any Consolidated Company to any tax, penalty or li-ability under Title I or Title IV of ERISA or Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404 or 419 of the Tax Code, or

     any tax, penalty or liability under any Requirement of Law applicable to any Foreign Plan, where any such taxes, penalties or liabilities exceed or could exceed $1,000,000 in the aggregate;

               (ii) Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alter-native payee, any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or 4041(c)(1)(A) of ERISA
     or under Section 401(a)(29) or 412 of the Tax Code with re-spect to any Plan of any Consolidated Company or any ERISA Affiliate thereof;

               (iii) Promptly after receipt, any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan of such Company or ERISA Af-filiate thereof which is subject to Title IV of ERISA, to impose any liability on such Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Tax Code;

               (iv) Promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan of any Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA;

               (v) Upon the request of the Co-Agents, (A) true and complete copies of any and all documents, government re-ports and IRS determination or opinion letters or rulings for any Plan of any Consolidated Company from the IRS, PBGC or DOL, (B) any reports filed with the IRS, PBGC or DOL with respect to a Plan of the Consolidated Companies or any ERISA Affiliate thereof, or (C) a current statement of withdrawal liability for each Multiemployer Plan of any Consolidated Company or any ERISA Affiliate thereof;

               (B) Promptly upon any Consolidated Company becom-ing aware thereof, notice that (i) any material contributions to any Foreign Plan have not been made by the required due date for such contribution and such default cannot immediately be remedied, (ii) any Foreign Plan is not funded to the extent required by the law of the jurisdiction whose law governs such Foreign Plan based on the actuarial assumptions reasonably used at any time, or (iii) a material change is anticipated to any Foreign Plan that may have a Materially Adverse Effect.

          (l) Liens. Promptly upon any Consolidated Company be-coming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than those Liens expressly permitted by Section 8.02;


          (m)  Domestication of Subsidiaries.  Not less than
     30 days prior thereto, notice of any intended domestication of any Foreign Subsidiary as a United States corporation, whether by merger, stock transfer or otherwise;

          (n) Public Filings, Etc. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Interface to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of Interface and the other Consolidated Companies;

          (o) Accountants' Reports. Promptly upon receipt thereof, copies of all financial statements of, and all re-ports submitted by, independent public accountants to Inter-face in connection with each annual, interim, or special au-dit of Interface's financial statements, including without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

          (p) Burdensome Restrictions, Etc. Promptly upon the existence or occurrence thereof, notice of the existence or occurrence of (i) any Contractual Obligation or Requirement of Law described in Section 6.11, (ii) failure of any Con-solidated Company to hold in full force and effect those trademarks, service marks, patents, trade names, copyrights, licenses and similar rights necessary in the normal conduct of its business, the loss or absence of which could have a Materially Adverse Effect, and (iii) any strike, labor dis-pute, slow down or work stoppage as described in Sec-tion 6.21;

          (q) New Material Subsidiaries. Within 30 days after the formation or acquisition of any Material Subsidiary, or any other event resulting in the creation of a new Material Subsidiary, notice of the formation or acquisition of such Material Subsidiary or such occurrence, including a descrip-tion of the assets of such entity, the activities in which it will be engaged, and such other information as the Co-Agents may request;

          (r) Intercompany Asset Transfers. Promptly upon the occurrence thereof, notice of the transfer of any assets from any Credit Party to any other Consolidated Company that is not a Credit Party (in any transaction or series of related transactions), excluding (i) sales or other transfers of assets in the ordinary course of business, where the Asset Value of such assets is less than $5,000,000, and (ii) sales of accounts receivables or undivided ownership interests therein pursuant to the terms of the Accounts Receivable Facilities.

          (s) Asset Sales. At any time that the aggregate amount of Asset Sales made by the Consolidated Companies

     after November 15, 1995 exceeds $15,000,000 (based on the
     Asset Values), prompt notice of any additional Asset Sale or related series of Asset Sales involving Asset Values of $1,000,000 or more; and

          (t) Other Information. With reasonable promptness, such other information about the Consolidated Companies as any Co-Agent or Lender may reasonably request from time to time.

          Section 7.08.  YEAR 2000 ISSUES.

          Take, and cause its Subsidiaries to take, all actions reasonably necessary to assure that the Year 2000 Issues, as such Issues pertain to the computer programs and systems of the Consolidated Companies (but not those of their third party customers, suppliers or vendors), will not have a Materially Adverse Effect. Interface and the other Consolidated Companies will use their best efforts to assure that its third-party customers, suppliers and vendors develop and implement programs to remediate in all material respects all Year 2000 Issues reasonably anticipated by Interface or the other Consolidated Companies to have a Materially Adverse Effect. Upon request by any Co-Agent or Lender, Interface will provide the Lenders a written description of its Year 2000 program, including updates and progress reports. Interface will advise the Co-Agents and the Lenders promptly of any reasonably anticipated Materially Adverse Effect as a result of Year 2000 Issues.

          Section 7.09.  FINANCIAL COVENANTS.

          (a) Interest Coverage. Maintain as of the last day of each fiscal quarter, calculated with respect to the immediately preceding four fiscal quarters, an Interest Coverage Ratio not less than 2.25 to 1.00.

          (b) Funded Debt Coverage. Maintain as of the last day of each fiscal quarter, a maximum Funded Debt Coverage Ratio as shown below for each fiscal quarter ending during the periods indicated:


                                        Maximum Funded
                                         Debt Coverage
          Period                             Ratio
          ------                        --------------

     April 6, 1998 through
          July 1, 2001                    3.75:1.00


     July 2, 2001 and thereafter          3.50:1.00

          (c) Net Worth. Maintain at all times Consolidated Net Worth not less than an amount equal to the sum of (i) $292,842,000, (ii) 50% of Consolidated Net Income for each fiscal quarter of Interface, beginning with the fiscal quarter commencing on December 29, 1997, that the Consolidated Net Income for such fiscal quarter is a positive number (and without deduction for losses for any fiscal quarter), and (iii) 100% of the cash proceeds (net of underwriting commissions, placement fees and other customary costs and expenses directly incurred in connection therewith) of the March 1998 Equity Issuance and all other issuances of equity securities (including warrants, options and other rights to acquire such equity securities) of Interface occurring after December 28, 1997.

          Section 7.10.  NOTICES UNDER CERTAIN OTHER
INDEBTEDNESS. Immediately upon its receipt thereof, Interface shall furnish the Co-Agents a copy of any notice received by it or any other Consolidated Company from the holder(s) of Indebtedness referred to in Section 8.01(b), (c), (e), (g), (i),
(j) or (k) (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the
(i) the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness, or (ii) with respect to any Interface Control Debt, the existence or occurrence of any event or condition which requires or permits such holder(s) to exercise rights under any Change in Control Provision. Interface agrees to take such actions as may be necessary to require the holder(s) of Interface Control Debt (or any trustee or agent acting on their behalf) to furnish copies of all such notices directly to the Co-Agents simultaneously with the furnishing thereof to Interface, and that such requirement may not be altered or rescinded without the prior written consent of the Co-Agents.

          Section 7.11.  ADDITIONAL CREDIT PARTIES AND
COLLATERAL. Promptly after (i) the formation or acquisition of any Material Subsidiary not listed on Schedule 6.13, (ii) the transfer of assets to any Consolidated Company if notice thereof is required to be given pursuant to Section 7.07(r) and as a result thereof the recipient of such assets becomes a Material Subsidiary, (iii) the domestication of any Foreign Subsidiary that is a Material Subsidiary, or (iv) the occurrence of any other event creating a new Material Subsidiary (other than Interface SPC which shall not be deemed to be a Material Subsidiary for the purposes of this Section 7.11), Interface shall cause to be executed and delivered a Guaranty Agreement from each such Material Subsidiary that is not a Foreign Subsidiary, together with related documents of the kind described in Section 5.01(c), (e), (f), (g), (h), and (q), all in form and substance satisfactory to the Co-Agents.

          Section 7.12. ACCOUNTS RECEIVABLE FACILITY. The Accounts Receivable Facilities shall provide to Interface and those Subsidiaries that are parties to the Receivables Transfer Agreements financing for accounts receivable of an aggregate amount outstanding at any time not to exceed $100,000,000.

                          ARTICLE VIII.

                        NEGATIVE COVENANTS

          So long as any Commitment remains in effect hereunder or any Note shall remain unpaid, neither Interface (whether or not it is a Borrower hereunder) nor any other Borrower will or will permit any Subsidiary to:

          Section 8.01.  INDEBTEDNESS.  Create, incur, assume or
suffer to exist any Indebtedness, other than:

          (a)  Indebtedness under this Agreement;

          (b) The Indebtedness outstanding on the Closing Date and described on Schedule 8.01(b);

          (c) purchase money Indebtedness to the extent secured by a Lien permitted by Section 8.02(b) or 8.02(f);

          (d) unsecured current liabilities (other than li-abilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) incurred in the ordinary course of business and either (i) not more than 90 days past due, or (ii) being disputed in good faith by appropriate proceedings with reserves for such disputed li-ability maintained in conformity with GAAP;

          (e) Indebtedness incurred with respect to (i) the Let-ters of Credit issued for the account of any Consolidated Company pursuant to the Letter of Credit Agreement, and
     (ii) unsecured letters of credit issued for the account of any Consolidated Subsidiary in the ordinary course of busi-ness in aggregate outstanding stated amounts not to exceed $5,000,000;

          (f) Indebtedness (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) permitted under Section 8.02(c) or (d) or Section 8.06, or permitted under Section 8.03 in connec-tion with the purchase, lease or other acquisition of prop-erty or assets where such Indebtedness is to the seller of such property or assets and represents a deferral of payment for such property or assets for a period not to exceed the lesser of (i) normal trade terms for such property or asset, or (ii) 180 days (commencing from the date of delivery or, if applicable, the date of installation of such property or asset);

          (g) The Senior Notes, the Senior Subordinated Notes, and other Subordinated Debt, but the aggregate outstanding principal amount of such other Subordinated Debt shall at no time exceed $50,000,000;

          (h) the Intercompany Loans described on Schedule 6.20 and any other loans between Consolidated Companies provided that (i) each loan or other extension of credit made by a Guarantor to another Consolidated Company that is not a Guarantor hereunder shall be made payable on demand and shall not be subordinated to other obligations of such Consolidated Company and all such loans and extensions of credit shall not exceed $35,000,000 in the aggregate at any one time outstanding (excluding Intercompany Loans listed on Schedule 6.20 and other Intercompany Loans made for the purpose of and used reasonably concurrently for acquisitions permitted by Section 8.03) unless otherwise agreed in writing by the Required Lenders, (ii) each loan or other extension of credit made to a Guarantor by another Consolidated Company that is not a Guarantor hereunder shall be made on a subordinated basis consistent with the subordinated Intercompany Loans in existence on the date of this Agreement and no portion of the principal amount thereof shall be payable prior to the Maturity Date, and
     (iii) such loans or other extensions of credit are otherwise permitted pursuant to the limitations of Section 8.05(c);

          (i)  Indebtedness under Interest Rate Contract(s) and
     Currency Contract(s) entered into in the ordinary course of business consistent with past practices;

          (j) Unsecured lines of credit, revolving credit, and overdraft credit facilities described on Schedule 8.01(j), and each extension, renewal, and replacement of such credit facilities for principal amounts not in excess of the respective principal amounts shown on Schedule 8.01(j), and having maturities in each case not longer than two (2) years with annual renewals thereafter;

          (k) Indebtedness, if any, owing by Interface or Inter-face SPC pursuant to the Accounts Receivable Facilities and Indebtedness, if any, owing by any other Consolidated
     Company party to the Receivables Transfer Agreements with respect thereto;

          (l) Indebtedness consisting of contingent obligations under indemnities, guarantees, and reimbursement agreements in favor of Persons issuing surety bonds, guarantees and similar undertakings issued to support performance obligations of any of the Consolidated Companies incurred in the ordinary course of business; and

          (m) Other Indebtedness at any one time outstanding not to exceed an amount equal to ten percent (10%) of Consolidated Net Worth.

          Section 8.02.  LIENS.  Create, incur, assume or suffer
to exist any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness other than:

          (a)  Liens existing on the date hereof disclosed on
     Schedule 8.02;

          (b) any Lien on any property securing Indebtedness in-curred or assumed for the purpose of financing all or any part of the acquisition cost of such property, provided that such Lien does not extend to any other property, and provided further that the aggregate amount of Indebtedness secured by all such Liens at any time does not exceed $15,000,000;

          (c) Liens for taxes not yet due, and Liens for taxes or Liens imposed by ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

          (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

          (e) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (f)  Liens (other than those permitted by paragraphs
     (a) through (e) of this Section 8.02) encumbering assets having an Asset Value not greater than $10,000,000 in the aggregate;

          (g) Liens in favor of the Collateral Agent securing the Obligations hereunder;

          (h) Liens on any property included in the IRB Col-lateral as may be approved by the Collateral Agent pursuant to the terms of the Letter of Credit Agreement; and

          (i) Liens, if any, that may be deemed to have been granted by any Consolidated Company in favor of SPARCC, the Bank Purchasers or their respective agents, on accounts receivable and related property of such Consolidated Companies as a result of the sale and assignment thereof (or of undivided ownership interests therein) to SPARCC, the Bank Purchasers or their respective agents pursuant to the Accounts Receivable Facilities.

          Section  8.03. MERGERS, ACQUISITIONS, SALES, ETC.
Merge or consolidate with any other Person, or sell, lease, or otherwise dispose of its accounts, property or other assets (including capital stock of Subsidiaries), or purchase, lease or otherwise acquire all or any substantial portion of the property or assets (including capital stock) of any Person; provided, however, that the foregoing restrictions shall not be applicable to (i) sales of inventory in the ordinary course of business,
(ii) sales of accounts receivable (or of undivided ownership interests therein) pursuant to the Accounts Receivable Facilities so long as the total "Investment" of all purchasers of such accounts receivable under such Accounts Receivable Facilities shall not exceed $100,000,000 in aggregate amount outstanding at any time, (iii) Asset Sales where the Asset Values do not exceed
(A) an amount equal to five percent (5%) of the total assets of Interface and the other Consolidated Companies on a consolidated basis in any fiscal year, or (B) an amount equal to ten percent (10%) of the total assets of Interface and the other Consolidated Subsidiaries on a cumulative consolidated basis after December 28, 1997, or (iv) purchases or other acquisitions of all or any substantial portion of the property or assets of any Person (including capital stock) during any fiscal year, provided that in the case of any such purchase or other acquisition (x) such transaction has been approved in advance by a majority of the board of directors of the seller, and (y) where the cash portion of the purchase price payable in such transaction exceeds $50,000,000, such transaction has been (1) demonstrated to the satisfaction of the Co-Agents, through the preparation and delivery by Interface to the Lenders prior to the execution of a contractual obligation to make such purchase, of pro forma financial statements demonstrating the effect of such transaction (in such detail and using such form of presentation of historical and forecasted financial information as may be satisfactory to the Co-Agents), not to adversely affect the continued compliance of the Consolidated Companies with Section 7.09 and the other terms of this Agreement, and (2) approved by the Required Lenders; provided, however, that no transaction pursuant to clauses (ii), (iii) or (iv) above shall be permitted if any Default or Event of Default otherwise exists at the time of such transaction or would otherwise exist as a result of such transac-tion.

          Section 8.04. PAYMENTS OR REFINANCINGS IN RESPECT OF SUBORDINATED DEBT OR EQUITY SECURITIES. Interface shall not make any payment to purchase, redeem, retire or acquire any of its Subordinated Debt or equity securities or any option, warrant, or other right to acquire such Subordinated Debt or equity securities, or refinance or replace its Senior Subordinated Notes due 2005 with any Senior Notes (as provided in the definition of

the term "Senior Notes"), except where (i) no Default or Event of Default shall have occurred or exist immediately prior to such payment or shall occur or exist as a result of such payment, refinancing or replacement, and (ii) the Funded Debt Coverage Ratio as of the end of the then most recent fiscal quarter of Interface (both on an actual basis and after giving pro forma effect to all such payments, refinancings or replacements) is less than 3.25:1.00. For purposes of determining the Funded Debt Coverage Ratio in the preceding sentence, the Consolidated Adjusted EBITDA shall be increased by any cash and non-cash charges incurred in connection with such purchase, redemption, retirement or other acquisition to the extent such charges had been deducted in calculating the Consolidated Adjusted EBITDA.

          Section 8.05.  INVESTMENTS, LOANS, ETC.  Make, permit
or hold any Investments in any Person, or otherwise acquire or hold any Subsidiaries, other than:

          (a) Investments in Subsidiaries that are Guarantors under this Agreement and Investments by Interface in Interface SPC in the form of the Receivables Subordinated
     Notes;

          (b) Investments made and simultaneously used for the acquisition of the capital stock of any Person, or all or any substantial portion of the property or assets of any Person, in an acquisition permitted pursuant to
     Section 8.03;

          (c) Investments in Subsidiaries, other than those Sub-sidiaries that are Guarantors under this Agreement, made af-ter October 2, 1994, in an aggregate amount not to exceed $35,000,000 unless otherwise consented to in writing by the Required Lenders; provided, however, that no Investment may be made at any time that a Default or Event of Default has occurred and is continuing or would exist as a result of such Investment;

          (d) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case supported by the full faith and credit of the United States and maturing within one year from the date of creation thereof;

          (e) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by a na-tionally recognized credit rating agency;

          (f) time deposits maturing within one year from the date of creation thereof with, including certificates of de-posit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, including without limitation, any such deposits in Eurodollars issued by a foreign branch of any such bank or trust company;

          (g)  Investments made by Plans and Foreign Plans; and

          (h) Investments (other than those permitted by para-graphs (a) through (g) above) in an aggregate amount not to exceed an amount equal to 15% of Interface's Consolidated
     Net Worth.

          Section 8.06. SALE AND LEASEBACK TRANSACTIONS. Sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which any Consolidated Company intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for such transactions occurring after the date of this Agreement (i) with respect to properties first acquired by any of the Consolidated Companies after the date of this Agreement with the intent at the time of such acquisition that such properties be the subjects of such transactions, and such transactions are actually consummated within 60 days after the initial acquisition of such properties, so long as the Asset Values of such properties do not exceed $25,000,000 in the ag-gregate, and (ii) with respect to all other properties in all such transactions, so long as the Asset Values of such other properties do not exceed $5,000,000 in the aggregate.

          Section 8.07.  TRANSACTIONS WITH AFFILIATES.

          (a) Enter into any material transaction or series of related transactions which in the aggregate would be material, whether or not in the ordinary course of business, with any Af-filiate of any Consolidated Company (but excluding any Affiliate which is also a Consolidated Company), other than on terms and conditions substantially as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

          (b) Convey or transfer to any other Person (including any other Consolidated Company) any real property, buildings, or fixtures used in the manufacturing or production operations of any Consolidated Company, or convey or transfer to any other Consolidated Company any other assets (excluding conveyances or transfers in the ordinary course of business) if at the time of such conveyance or transfer any Default or Event of Default exists or would exist as a result of such conveyance or transfer.

          Section 8.08. OPTIONAL PREPAYMENTS. Directly or indirectly, prepay, purchase, redeem, retire, defease or otherwise acquire, or make any optional payment on account of any principal of, interest on, or premium payable in connection with the optional prepayment, redemption or retirement of, any of its Indebtedness, or give a notice of redemption with respect to any such Indebtedness, or make any payment in violation of the subordination provisions of any Subordinated Debt, except with respect to (i) the Obligations under this Agreement and the Notes, (ii) payments in respect of Subordinated Debt permitted pursuant to Section 8.04, (iii) prepayments of Indebtedness out-standing pursuant to revolving credit, overdraft and line of credit facilities permitted pursuant to Section 8.01,
(iv) permitted prepayments of Indebtedness incurred in connection with industrial revenue bonds upon the occurrence of a determination of an event of taxability entitling the holder(s) thereof to receive a higher rate of interest, (v) Intercompany

Loans made or outstanding pursuant to Section 8.01(h)(i) where demand for payment has been made in accordance with Section 8.13,
(vi) Intercompany Loans made or outstanding pursuant to
Section 8.01(h)(ii) upon the prior written consent of the Co-Agents, and (vi) Indebtedness arising under the Receivables Sale Agreements.

          Section 8.09. CHANGES IN BUSINESS. Enter into any business which is substantially different from that presently conducted by the Consolidated Companies taken as a whole, except where the aggregate Investment made, and other funds expended or committed, with respect to such business does not exceed $15,000,000.

          Section 8.10. ERISA. Take or fail to take any action with respect to any Plan or Foreign Plan of any Consolidated Com-pany or, with respect to its ERISA Affiliates, any Plans which are subject to Title IV of ERISA or to continuation health care requirements for group health plans under the Tax Code, including without limitation (i) establishing any such Plan, (ii) amending any such Plan (except where required to comply with applicable law), (iii) terminating or withdrawing from any such Plan, or
(iv) incurring an amount of unfunded benefit liabilities, as de-fined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any such Plan, or any unfunded liabilities under any Foreign Plan, without first obtaining the written approval of the Required Lenders, where such actions or failures could result in a Material Adverse Effect.

          Section 8.11. ADDITIONAL NEGATIVE PLEDGES. Create or otherwise cause or suffer to exist or become effective, directly or indirectly, any prohibition or restriction on the creation or existence of any Lien upon any asset of any Consolidated Company, other than pursuant to (i) Section 8.02 of this Agreement,
Section 4.7 of the Senior Notes Indenture, and Section 4.10 of the Senior Subordinated Notes Indenture, (ii) the terms of any agreement, instrument or other document pursuant to which any In-debtedness permitted by Section 8.02(b) or 8.02(g) is incurred by any Consolidated Company, so long as such prohibition or restric-tion applies only to the property or asset being financed by such Indebtedness, (iii) any requirement of applicable law or any regulatory authority having jurisdiction over any of the Consoli-dated Companies; and (iv) the terms of the Accounts Receivable Facilities with respect to the accounts receivable and related property transferred thereunder and the stock and other assets of Interface SPC.

          Section 8.12. LIMITATION ON PAYMENT RESTRICTIONS AF-FECTING CONSOLIDATED COMPANIES. Create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Consolidated Company to

(i) pay dividends or make any other distributions on such Consolidated Company's stock, other than the restrictions on payment of dividends on Interface's common stock imposed in connection with the Convertible Preferred Stock, or (ii) pay any indebtedness owed to Interface or any other Consolidated Company, or (iii) transfer any of its property or assets to Interface or any other Consolidated Company, except any consensual encumbrance or restriction existing under the Credit Documents. Notwithstanding the foregoing, nothing in this Section 8.12 shall be deemed to prohibit restrictions on dividends and distributions payable by Interface SPC, set forth in, or required by, the terms of any document executed in connection with the Accounts Receivable Facilities.

          Section 8.13.  ACTIONS UNDER CERTAIN DOCUMENTS.
Without the prior written consent of the Co-Agents (which consent shall not be unreasonably withheld), modify, amend, cancel or rescind the Intercompany Loans or Intercompany Loan Documents, or Subordinated Debt or any agreements or documents evidencing or governing Subordinated Debt (except that a loan between Consolidated Companies as permitted by Section 8.01(h) may be modified or amended so long as it otherwise satisfies the requirements of clause (ii) of Section 8.01(h)), or make demand of payment or accept payment on any Intercompany Loans permitted by Section 8.01(h)(ii), except that current interest accrued thereon as of the date of this Agreement and all interest subsequently accruing thereon (whether or not paid currently) may be paid unless an Event of Default has occurred and is continuing. In addition to the foregoing, without the prior consent of the Co-Agents, the Consolidated Companies shall not enter into any amendment or modification of the documents executed in connection with the Accounts Receivable Facilities which changes the definition of "Investment" or "Event of Termination" used therein or any other material provision thereof.

          Section 8.14. DESIGNATED SENIOR INDEBTEDNESS. Without the prior written consent of the Co-Agents, cause any Indebtedness of Interface or any of its Subsidiaries, other than the Senior Notes, to become "Designated Senior Indebtedness" as provided in the Senior Subordinated Notes Indenture.

                           ARTICLE IX.

                        EVENTS OF DEFAULT

          Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

          Section 9.01. PAYMENTS. Any Borrower shall fail to make promptly when due (including, without limitation, by manda-tory prepayment) any principal payment with respect to the Loans, or any Borrower shall fail to make within five (5) days after the due date thereof any payment of interest, fee or other amount payable hereunder;

          Section 9.02.  COVENANTS WITHOUT NOTICE.  Interface or
any other Borrower shall fail to observe or perform any covenant or agreement contained in Sections 7.07(g), 7.09, 7.12, 8.01 through 8.06, 8.08, 8.09, and 8.11 through 8.14;

          Section 9.03. OTHER COVENANTS. Interface or any other Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 9.01 and 9.02, and, if capable of being remedied, such failure shall remain unremedied for 30 days after the earlier of (i) Interface's or any other Borrower's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Interface by any Co-Agent or Lender;

          Section 9.04. REPRESENTATIONS. Any representation or warranty made or deemed to be made by Interface, any other Bor-rower or any other Credit Party or by any of its officers under this Agreement or any other Credit Document (including the Sched-ules attached thereto), or any certificate or other document sub-mitted to the Agents or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

          Section 9.05. NON-PAYMENTS OF OTHER INDEBTEDNESS. Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and af-ter giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Obligations) exceeding $10,000,000 in the aggregate;

          Section 9.06. DEFAULTS UNDER OTHER AGREEMENTS. Any Consolidated Company shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness exceeding $10,000,000 in the aggregate, or any other event shall occur if the effect of such failure or other event is to acceler-ate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

          Section 9.07. BANKRUPTCY. Interface or any other Material Company shall commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy laws;
or an involuntary case for bankruptcy is commenced against any Material Company and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) or similar official under applicable foreign bankruptcy laws is appointed for, or takes charge of, all or any substantial part of the property of any Material Company; or any Material Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Material Company or there is commenced against any Material

Company any such proceeding which remains undismissed for a period of 60 days; or any Material Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Material Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Material Company makes a general assignment for the benefit of creditors; or any Material Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Material Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Material Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Material Company for the purpose of effecting any of the foregoing;

          Section 9.08. ERISA. A Plan or Foreign Plan of a Con-solidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates

       (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan or Foreign Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan or Foreign Plan under applicable law, the terms of such Plan or Foreign Plan or Section 412 of the Tax Code or
     Section 303 of ERISA; or

      (ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan or Foreign Plan; or

     (iii) shall require a Consolidated Company to provide security under applicable law, the terms of such Plan or Foreign
Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of
ERISA; or

      (iv) results in a liability to a Consolidated Company under applicable law, the terms of such Plan or Foreign Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC (or any similar Person with respect to any Foreign Plan) or a Plan that would have a Materially Adverse Effect.

          Section 9.09. MONEY JUDGMENT. A judgment or order for the payment of money in excess of $10,000,000 or otherwise having a Materially Adverse Effect shall be rendered against Interface or any other Material Company and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

          Section 9.10. OWNERSHIP OF CREDIT PARTIES. If any Borrower (other than Interface) shall at any time fail to be a wholly owned Subsidiary of Interface, either directly or indi-rectly through another wholly owned Subsidiary of Interface, ex-cept where all outstanding Loans made to such Borrower have been paid in full and the Lenders shall have no further obligation to extend additional credit to such Borrower;

          Section 9.11. CHANGE IN CONTROL OF INTERFACE. (i) Any Change in Control shall occur or exist, or (ii) any event or condition shall occur or exist which, pursuant to the terms of any Change in Control Provision, requires or permits the holder(s) of Interface Control Debt to require that such Interface Control Debt be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Interface Control Debt to be accelerated in any respect; provided, however, that no Event of Default hereunder shall be deemed to exist upon the occurrence of any event or condition described in the foregoing clauses (i) or (ii) until thirty
(30) days after the first occurrence or existence of such event or condition;

          Section 9.12. DEFAULT UNDER OTHER CREDIT DOCUMENTS. There shall exist or occur any "Event of Default" as provided un-der the terms of any other Credit Document (excluding the IRB Collateral Documents), or any Credit Document (including the IRB Collateral Documents) ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Interface or any other Credit Party, or at any time it is or becomes unlawful for Interface or any other Credit Party to perform or comply with its obligations under any Credit Document (including the IRB Collateral Documents), or the obligations of Interface or any other Credit Party under any Credit Document (including the IRB Collateral Documents) are not or cease to be legal, valid and binding on Interface or any such Credit Party;

          Section 9.13. DEFAULT UNDER INTEREST RATE CONTRACT OR CURRENCY CONTRACT. Any event or condition shall occur or exist which causes, or permits any party thereto (other than the Con-solidated Company or Companies party thereto) to cause, the termination or cancellation of the FNBC Currency Contract or any other Interest Rate Contract or Currency Contract (excluding any termination or cancellation effected at the option of Interface in the exercise of Interface's business judgment or any other termination or cancellation of such Interest Rate Contract or Currency Contract not resulting from any breach of such agreement or default thereunder by any Consolidated Company or Companies), and as a result of such cancellation or termination, any of the Consolidated Companies would be required to make net payments thereunder in excess of $10,000,000 in the aggregate;

          Section 9.14. ATTACHMENTS. An attachment or similar action shall be made on or taken against any of the assets of any Consolidated Company with an Asset Value exceeding $10,000,000 in aggregate and is not removed within 90 days of the same being made;

          Section 9.15. ACCOUNTS RECEIVABLE FACILITY. There shall exist and continue for five (5) days any "Event of Termination" as provided under the terms of any of the Receivables Backup Purchase Agreements or the Receivables Sale Agreements (collectively, the "Receivables Securitization Agreements") other than an Event of Termination which arises from: (i) the matters described in subsection 12.1(f) of the Receivables Securitization Agreements; (ii) any reduction in Interface's credit rating (or the imputed equivalent thereof);
(iii) the operation of a cross-termination provision in such Receivables Securitization Agreements (that is, a provision in such Receivables Securitization Agreements under which the occurrence of any "Event of Termination" under any other Receivables Securitization Agreement is also an Event of Termination under such Receivables Securitization Agreements) which is not otherwise an Event of Default hereunder; (iv) any Consolidated Company's failure to comply with, or its making of any changes in or supplements to, its credit and collection policies; (v) any failure by Interface to maintain the minimum net worth required in Interface SPC under the terms of such Receivables Securitization Agreements; (vi) any amendment of the terms of any Consolidated Company's accounts receivable or any contract relating thereto or any waiver by such Consolidated Company of the terms and conditions of such contract; (vii) any change in the character of the business of any of the Consolidated Companies (which is not a violation of Section 8.09 hereof) or in their respective credit and collection policies;
(viii) Interface SPC's entering into or becoming a party to any agreement or instruments incidental to its administration or operation other than those expressly permitted under the terms of such Receivables Securitization Agreement; (ix) any determination that the payment by Interface SPC to any of the Consolidated Companies of 100% of the net book value of the accounts receivable does not constitute the "reasonably equivalent value" of the accounts receivable and related rights sold by such Consolidated Company to Interface SPC in connection with the Accounts Receivable Facilities; (x) any change in the Certificate of Incorporation or By-Laws of Interface SPC; (xi) any failure by Interface SPC or Interface to comply with any of the affirmative or negative covenants in such Receivables Securitization Agreement which relate to the establishment and maintenance of Interface SPC's separate legal identity; (xii) the past-due or defaulted accounts receivable of any or all of the Consolidated Companies exceeding any applicable limitations set forth in such Receivables Securitization Agreement; (xiii) the aggregate "Dilutions" (as such term is defined in such Receivables Securitization Agreement) on any or all of the Consolidated Companies' accounts receivable exceeding any applicable limitation set forth in such Receivables Securitization Agreement; or (xiv) the "Portfolio Turnover" (as such term is used in such Receivables Securitization Agreement) exceeding any applicable limitation set forth in such Receivables Securitization Agreement;

then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Co-Agents may, and upon the written or telex request of the Required Lenders, shall, by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Co-Agents, any Lender or the holder of any Note to enforce its claims against the Borrowers or any other Credit Party:

(i) declare all Commitments terminated, whereupon the pro rata Commitments of each Lender shall terminate immediately and any commitment fee shall forthwith become due and payable without any other notice of any kind; and (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Borrowers; provided, that, if an Event of Default specified in Section 10.07 shall occur, the result which would occur upon the giving of written notice by the Co-Agents to the Borrowers and any other Credit Party, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice.


                            ARTICLE X.

                 THE CO-AGENTS; COLLATERAL AGENT

          Section 10.01 APPOINTMENT OF CO-AGENTS. Each Multicurrency Syndicated Lender hereby designates FNBC as Multicurrency Agent to administer all matters concerning the Multicurrency Revolving Loans (including, without limitation, the Multicurrency L/C Subcommitments) and to act as herein specified. Each Domestic Syndicated Lender hereby designates STBA as Domestic Agent to administer all matters concerning the Domestic Revolving Loans (including, without limitation, the Domestic L/C Subcommitments) and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Appropriate Co-Agent to take such actions on its behalf under the provisions of this Agreement, the Letter of Credit Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Appropriate Co-Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Co-Agents may perform any of their duties hereunder by or through their agents or employees.

          Section 10.02. APPOINTMENT OF COLLATERAL AGENT. (a) Each Co-Agent and each Lender hereby designates STBA as Col-lateral Agent and hereby authorizes the Collateral Agent to enter into each of the Security Documents substantially in the form attached hereto and to the Letter of Credit Agreement, and to take all action contemplated thereby. All rights and remedies under the Security Documents may be exercised by the Collateral Agent for the benefit of the Co-Agents and the Lenders and the other beneficiaries thereof upon the terms thereof. The Co-Agents and the Lenders further agree that the Collateral Agent may assign its rights and obligations as Collateral Agent under any of the Security Documents to any affiliate of the Collateral Agent or to any trustee, which assignee in each such case shall (subject to compliance with any requirements of applicable law governing the assignment of such Security Documents) be entitled to all the rights of the Collateral Agent under and with respect to the applicable Security Document.

          (b) In each circumstance where, under any provision of any Security Document, the Collateral Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Collateral Agent under such Security Document, the Collateral Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, with the consent of and at the direction of the Required Lenders; provided, however, that no such consent of the Required Lenders shall be required with respect to any consent, determination or other matter that is, in the Collateral Agent's judgment, ministerial or administrative in nature; provided, further, that in no event shall the Collateral Agent be required, and in all cases shall be fully justified in failing or refusing, to take any action under or pursuant to any Security Document which, in the reasonable opinion of the Collateral Agent, (a) would be contrary to the terms of any Security Document or would subject it or its officers, employees, or directors to liability, unless and until the Collateral Agent shall be indemnified or tendered security to its satisfaction by the Lenders against any and all loss, cost, expense or liability in connection therewith, or (b) would be contrary to law, in each case anything herein or elsewhere contained to the contrary notwithstanding. In each circumstance where any consent of or direction from the Required Lenders is required, the Collateral Agent shall send to the Lenders a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Collateral Agent's proposed course of action with respect thereto. In the event the Collateral Agent shall not have received a response from any Lender within five (5) Business Days after such Lender's receipt of such notice, such Lender shall be deemed to have agreed to the course of action proposed by the Collateral Agent.

          Section 10.03. NATURE OF DUTIES OF AGENTS. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement, the Letter of Credit Agreement, and the other Credit Documents. None of the Agents nor any of their respective officers, directors, employees or agents shall be li-able for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agents shall be ministerial and administrative in nature; the Agents shall not have by reason of this Agreement or the Letter of Credit Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agents any obligations in respect of this Agreement, the Letter of Credit Agreement, or the other Credit Documents except as expressly set forth herein.

          Section 10.04.  LACK OF RELIANCE ON THE AGENTS.

          (a) Independently and without reliance upon the Agents, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties, and, except as expressly provided in this Agreement or the Letter of Credit Agreement, the

Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Loans, or the issuance of any Letters of Credit, or at any time or times thereafter.

          (b) The Agents shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, the Guaranty Agreements, the Letter of Credit Agreement, the L/C Cash Collateral Assignment, the IRB Collateral Documents, or any other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Guaranty Agreements, the Letter of Credit Agreement, the L/C Cash Collateral Assignment, the IRB Collateral Documents, or the other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or the existence or possible existence of any Default or Event of Default; provided, however, to the extent the Agents have been advised that a Lender has not received any information formally delivered to the Agents pursuant to Section 7.07, the Agents shall deliver or cause to be delivered such information to such Lender.

          Section 10.05. CERTAIN RIGHTS OF THE AGENTS. If any Agent shall request instructions from the Required Lenders or the Required Multicurrency Syndicated Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement or the Letter of Credit Agreement, such Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from such Lenders; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders or the Required Multicurrency Syndicated Lenders where required by the terms of this Agreement or the Letter of Credit Agreement.

          Section 10.06. RELIANCE BY AGENTS. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agents may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          Section 10.07. INDEMNIFICATION OF AGENTS. To the ex-tent the Agents are not reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify (i) each Ap-propriate Co-Agent, ratably according to the respective principal amounts of the Loans and participations in Letters of Credit outstanding by each Lender under the Facilities administered by such Agent of which such Lender is a part (or if no amounts are outstanding, ratably in accordance with their respective Commitments under the Facilities administered by such Agent of which such Lender is a part), and (ii) the Collateral Agent, ratably according to the respective amounts of the Loans and Letters of Credit outstanding under all Facilities (or if no amounts are outstanding, ratably in accordance with the Total Commitments), in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Lender shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

          Section 10.08. THE AGENTS IN THEIR INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, and its obligations pursuant to the Letter of Credit Agreement and the reimbursement obligations to it thereunder, each Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include each of the Agents in its individual capacity. The Agents may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any affiliate of the Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement, the Letter of Credit Agreement, and otherwise without having to account for the same to the Lenders.

          Section 10.09. HOLDERS OF NOTES. The Agents may deem and treat the payee of any Note as the owner thereof for all pur-poses hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agents. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subse-quent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

          Section 10.10.  SUCCESSOR AGENTS.

          (a) Any Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers and may be removed at any time with or without cause by the Required
Lenders; provided, however, the Collateral Agent may not resign or be removed except where the Collateral Agent is also resigning

or being removed and a successor Collateral Agent has been appointed under this Agreement and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right, upon five days' notice to the Borrowers, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then, upon five days' notice to the Borrowers, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000.

          (b) Upon the acceptance of any appointment as an Agent hereunder and under the Letter of Credit Agreement by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement or the Letter of Credit Agreement.

          Section 10.11. INTERESTS OF FNBC AND ITS AFFILIATES. Each of the Lenders confirms and acknowledges that FNBC has ad-vised it that FNBC has engaged in other transactions with, and performed financial advisory services for, Interface, and further that certain affiliates of FNBC and a partnership comprised of employees of an FNBC affiliate maintain ownership interests in Bentley, as follows: (i) FNBC is party to certain interest rate and currency exchange swap agreements and forward rate agreements with one or more of the Consolidated Companies, (ii) FNBC, through its Mergers and Acquisitions Group, served as financial advisor to Interface in connection with the Bentley Acquisition,
(iii) prior to the Bentley Acquisition, First Chicago Investment Corporation, First Capital Corporation of Chicago, and a partnership comprised of certain employees of First Capital Corporation of Chicago (collectively, the "FNBC Affiliates") owned, in the aggregate, a majority of the capital stock of Bentley, and (iv) prior to the Bentley Acquisition, the FNBC Affiliates elected a majority of the members of the Bentley board of directors, including the member designated by the Bentley board of directors to negotiate the sale of Bentley to Interface. The FNBC Affiliates own a majority of the preferred stock issued by Interface as a portion of the purchase price for Bentley, and FNBC may continue to engage in other transactions with, and perform financial advisory services for, Interface and other Consolidated Companies. None of the foregoing relationships or ownership interests shall preclude FNBC from serving as Multicurrency Agent or Co-Agent hereunder or from exercising all rights, privileges and remedies of a Lender under this Agreement without regard to such relationships or ownership interests.

                           ARTICLE XI.

                          MISCELLANEOUS


          Section 11.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing), shall be in the English language, and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Co-Agents and the Borrowers. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; provided that notices to the Co-Agents shall not be effective until received.

          Section 11.02. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (or, in the case of any amendment or waiver of Section 5.02, all the Multicurrency Syndicated Lenders) do any of the following: (i) waive any of the conditions speci-fied in Sections 5.01, 5.02 or 5.03, or in Sections 3.1 or 3.2 of the Letter of Credit Agreement, (ii) increase the Commitments or other contractual obligations to the Borrowers under this Agreement or the Letter of Credit Agreement, (iii) reduce the principal of, or interest on, the Notes or any fees hereunder or under the Letter of Credit Agreement, (iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees hereunder or under the Letter of Credit Agreement, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders which shall be required for the Lenders or any of them to take any action hereunder or under the Letter of Credit Agreement, (vi) agree to release any funds in the L/C Cash Collateral Account or any collateral described in the IRB Collateral Documents, to the extent securing the Obligations, or to release any Guarantor from its obligations under any Guaranty Agreement, or (vii) amend this Section 11.02 or Section 11.06. Furthermore, no amendment or waiver of any provision of this Agreement or consent to any departure by any Credit Party there-from as set forth in Section 3.02, 3.06 or 4.13 hereof, or to the definition of the terms Currency, Payment Office, FCB Account or FC Bank, shall be effective unless in writing and signed by at least Multicurrency Syndicated Lenders holding at least 66 2/3% of the Multicurrency Syndicated Loan Commitments and signed by

the Appropriate Co-Agent (the "Required Multicurrency Syndicated Lenders"). Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Co-Agents or the Collateral Agent, as the case may be, in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Co-Agents or the Collateral Agent, as the case may be, under this Agreement, the Letter of Credit Agreement, or under any other Credit Document.

          Section 11.03. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Co-Agents, the Collateral Agent, any Lender or any holder of a Note in exercising any right or remedy hereunder or under the Letter of Credit Agreement or any other Credit Document, and no course of dealing between any Credit Party and the Co-Agents, the Collateral Agent, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under the Letter of Credit Agreement or any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Co-Agents, the Collateral Agent, any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party not required hereunder or under the Letter of Credit Agreement or any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Co-Agents, the Collateral Agent, the Lenders or the holder of any Note to any other or further action in any cir-cumstances without notice or demand.

          Section 11.04. PAYMENT OF EXPENSES, ETC. Each of Interface and each other Borrower shall:

         (i)   whether or not the transactions hereby
     contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Agents in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agents and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement, the Letter of Credit Agreement, and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel for the Agents), and in the case of enforcement of this Agreement, the Letter of Credit Agreement, or any Credit Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of coun-
     sel), for any of the Lenders;

        (ii) subject, in the case of certain Taxes, to the ap-plicable provisions of Section 4.07(b), pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes, the Letter of Credit Agreement, and any other Credit Documents, any collateral described therein, or any payments due thereunder, and save each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes;

       (iii) indemnify each Agent and Lender, and their respec-tive officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or the Letters of Credit, or any Credit Party's entering into and performing of the Agreement, the Notes, the Letter of Credit Agreement, or the other Credit Documents, including, without limitation, the reasonable fees and disbursements of counsel (including foreign counsel) incurred in connection with any such investigation, litigation or other proceeding; provided, however, the Borrowers shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct, or the violation by such Indemnitee of any law, rule or regulation, unless such violation occurs directly or indirectly as a result of an action, inaction, representation or misrepresentation by or on behalf of any Credit Party or other Consolidated Company; and

        (iv) without limiting the indemnities set forth in sub-section (iii) above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, reme-dial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, the Letter of Credit Agreement, any other Credit Document or any related documents.

If and to the extent that the obligations of Interface and each other Borrower under this Section 11.04 are unenforceable for any reason, Interface and each other Borrower hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

          Section 11.05. RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, upon the occurrence of any Event of Default and whether or not such Lender or such holder has made any demand or any Credit Party's obligations are matured, have the right to appropriate and apply to the payment of any Credit Party's obligations hereunder and under the Letter of Credit Agreement and the other Credit Documents, all deposits of such Credit Party (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or prop-erty then or thereafter owing by such Lender or other holder to such Credit Party, whether or not related to this Agreement or any transaction hereunder, and whether or not the obligations of the Credit Party under the Credit Documents are payable in the same currency as any such deposits, indebtedness or property (the amounts of which, when payable or valued in a different currency, shall be determined for purposes of this Section 11.05 by the Equivalent Amount thereof in the currency payable by the Credit Party as of the date such setoff rights are exercised).

          Section 11.06.  BENEFIT OF AGREEMENT.

          (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrowers may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

          (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

          (c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments and the Loans at the time owing to it and the Notes held by it) and the Letter of Credit Agreement to any Eligible Assignee; provided, however, that (i) the Co-Agents and Interface must give their prior written consent to such assignment (which consent shall not be unreasonably withheld; it being agreed that, in the case of any assignment of an L/C Subcommitment or other obligations under the Letter of Credit Agreement, such consent will be properly withheld if such assignee does not then possess the "Minimum Required Rating" as provided in the Letter of Credit Agreement and has not been approved by the L/C Issuer in its sole discretion), (ii) the aggregate amount of the Commitments of the assigning Lender that are subject to such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Co-Agents) shall not be less than $5,000,000, (iii) the assigning Lender retains after the consummation of such assignment a minimum aggregate amount of Commitments of $10,000,000, and (iv) the parties to each such assignment shall execute and deliver to the Co-Agents an Assignment and Acceptance, together with a Note or Notes subject to such assignment and a processing and recordation fee of $2500; provided, further, that in the case of any assignment made (x) at

any time there exists an Event of Default hereunder, (y) where such assigning Lender is assigning the entire amount of its Commitments hereunder, or (z) where such assigning Lender is assigning to one of its Affiliates or to a Person that is already a Lender under this Agreement prior to giving effect to such assignment, then and in any such assignment described in the preceding clauses (x), (y), or (z), the minimum amounts specified in clauses (ii) and (iii) in this sentence shall not be required. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and the Letter of Credit Agreement. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Interface and each of the other Borrowers, at its own expense, shall execute and deliver to the Appropriate Co-Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Commitment or Commitments. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

          (d) Each Lender may, without the consent of Interface, any other Borrower or the Agents, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments in the Loans owing to it and the Notes held by
it) and the Letter of Credit Agreement, provided, however, that
(i) no Lender may sell a participation in its aggregate Commitments (after giving effect to any permitted assignment hereof) in an amount in excess of fifty percent (50%) of such ag-gregate Commitments, except that no such maximum amount shall be applicable to any such participation sold at any time there exists an Event of Default hereunder, (ii) such Lender's obligations under this Agreement and the Letter of Credit Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the per-formance of such obligations, and (iv) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in Article IV of this Agreement, and (v) Interface, the other Borrowers and the Agents and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement, the Letter of Credit Agreement, and the other Credit Documents, and such Lender shall retain the sole right to enforce the obligations of Interface and the other Borrowers relating to the Loans and the Letters of Credit, and to approve any amendment, modification or waiver of any provisions of this Agreement, the Letter of Credit Agreement, and the other Credit Documents.

          (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Interface or the other Consolidated Companies furnished to such Lender by or on behalf of Interface or any other Consolidated Company; provided that, prior to any such disclosure of information designated by Interface as confidential, the Lender proposing to make such assignment or sell such participation shall obtain from such prospective assignee or participant an agreement whereby such prospective assignee or participant shall agree to preserve the confidentiality of such confidential information consistent with the provisions of Section 7.05.

          (f) Any Lender may at any time assign all or any por-tion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

          (g) If (i) any Taxes referred to in Section 4.07(b) have been levied or imposed so as to require withholdings or de-ductions by any Borrower and payment by such Borrower of ad-ditional amounts to any Lender as a result thereof, (ii) any Lender shall make demand for payment of any material additional amounts as compensation for increased costs or for its reduced rate of return pursuant to Section 4.10 or 4.17 hereof or Section 2.6(a) of the Letter of Credit Agreement, (iii) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement, the Letter of Credit Agreement, or the other Credit Documents requested by Interface, or (iv) any Multicurrency Syndicated Lender shall fail to have delivered to Interface by December 31, 1998, the certificate or other document from the United Kingdom Inland Revenue as specified in
Section 4.07(b)(v)(B) unless such Multicurrency Syndicated Lender shall otherwise establish, to the satisfaction of Interface, that it is exempt from withholding taxes imposed by the United Kingdom, then and in such event, upon request from Interface delivered to such Lender and the Co-Agents, such Lender shall assign, in accordance with the provisions of Section 11.06(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or an Eligible Assignee selected by Interface, in consideration for the payment by such assignee to the Lender of the principal of, and interest on, the outstanding Loans accrued to the date of such assignment, and the assumption of such Lender's Total Commitment hereunder, together with any and all other amounts owing to such Lender under any provisions of this Agreement, the Letter of Credit Agreement, or the other Credit Documents accrued to the date of such assignment.

          Section 11.07.  GOVERNING LAW; SUBMISSION TO JURISDICTION.

          (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEOR-GIA.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE LETTER OF CREDIT AGREEMENT, OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR THE SUPERIOR COURT OF COBB COUNTY, GEORGIA, OR IN ANY COURT OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND EACH BORROWER HEREBY IR-REVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

          (c) EACH BORROWER HEREBY IRREVOCABLY DESIGNATES EACH OF G. KIMBROUGH TAYLOR, JR. AND KILPATRICK STOCKTON LLP, EACH OF ATLANTA, GEORGIA, AS ITS DESIGNEE, APPOINTEE AND LOCAL AGENT TO RECEIVE, FOR AND ON BEHALF OF SUCH BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE NOTES OR ANY DOCUMENT RELATED THERETO. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON EITHER SUCH LOCAL AGENT WILL BE PROMPTLY FORWARDED BY MAIL TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, BUT THE FAILURE OF THE BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. IF FOR ANY REASON SERVICE OF PROCESS CANNOT PROMPTLY BE MADE ON EITHER SUCH LOCAL AGENT, EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

          (d) Nothing herein shall affect the right of the Agents, any Lender, any holder of a Note or any Credit Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrowers in any other jurisdiction.

          Section 11.08. INDEPENDENT NATURE OF LENDERS' RIGHTS. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

          Section 11.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different par-ties hereto on separate counterparts, each of which when so ex-ecuted and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          Section 11.10. SURVIVAL. (a) The obligations of the Borrowers under Sections 4.07(b), 4.10, 4.12, 4.13, 4.17, 11.04 and 11.15 hereof shall survive the payment in full of the Notes after the Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement and the Letter of Credit Agreement shall survive the execution and delivery of this Agreement, the Letter of Credit Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, the execution and delivery of the Notes, and the issuance of the Letters of Credit.

          (b) The obligations of the Co-Agents, the Lenders, their assignees and participants under Sections 4.07(b), 7.05 and 11.06(e) hereof shall survive the payment in full of the Notes after the Maturity Date.

          Section 11.11. SEVERABILITY. In case any provision in or obligation under this Agreement, the Letter of Credit Agree-ment, or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the va-lidity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          Section 11.12. INDEPENDENCE OF COVENANTS. All cov-enants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

          Section 11.13. CHANGE IN ACCOUNTING PRINCIPLES, FISCAL YEAR OR TAX LAWS. If (i) any preparation of the financial state-ments referred to in Section 7.07 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a material change in the method of calculation of financial covenants, stan-dards or terms found in this Agreement, (ii) there is any change in Interface's fiscal quarter or fiscal year, or (iii) there is a material change in federal tax laws which materially affects any of the Consolidated Companies' ability to comply with the finan-cial covenants, standards or terms found in this Agreement, the parties agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the de-sired result that the criteria for evaluating any of the Consoli-dated Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

          Section 11.14. HEADINGS DESCRIPTIVE; ENTIRE AGREEMENT. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the Letter of Credit Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement and the Letter of Credit Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

          Section 11.15.  JUDGMENT CURRENCY.

          (a) The Credit Parties' obligations hereunder and under the Letter of Credit Agreement and the other Credit Documents to make payments in a particular Agreed Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery actually results in the effective receipt by the Co-Agents, the Collateral Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Co-Agents, the Collateral Agent or such Lender under this Agreement, the Letter of Credit Agreement, or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Borrower or other Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, and the Agreed Currency equivalent determined, in each case, as on the day immediately preceding the day on which the judgment is given (such Business Day being hereafter referred to as the "Judgment Currency Conversion Date").

          (b) If there is a change in the rate of exchange pre-vailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Credit Parties

covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange quoted by the Multicurrency Agent at its prevailing rate for such Currency exchange on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

          (c) For purposes of determining the Agreed Currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

          Section 11.16. DOLLAR EQUIVALENT COMPUTATIONS. Unless otherwise provided herein, to the extent that the determination of compliance with any requirement of this Agreement requires the conversion to U.S. Dollars of Agreed Currency amounts, such U.S. Dollar amount shall be computed using the Dollar Equivalent of the amount of such Agreed Currency at the time such item is to be calculated or is to be or was incurred, created or suffered or permitted to exist, or assumed or transferred or sold for purposes of this Agreement (except if such item was incurred, created or assumed, or suffered or permitted to exist or transferred or sold prior to the date hereof, such conversion shall be made based on the Dollar Equivalent of the amounts of such Agreed Currency at the date hereof).

          Section 11.17. AMENDMENT AND RESTATEMENT; NO NOVATION. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement effective from and after the Closing Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Co-Agents under the Existing Credit Agreement based on any facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Closing Date, the credit facilities described in the Existing Credit Agreement shall be amended and supplemented by the Facilities described herein, and all loans and other obligations of the Borrowers outstanding as of such date under the Existing Credit Agreement shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without further action by any Person.

          Section 11.18. REFERENCES IN CREDIT DOCUMENTS. On and after the Closing Date, each and every reference in the Credit Documents to this Agreement, and to the capitalized terms as defined in this Agreement (including, without limitation, the terms "Loans", "Obligations", and "Facilities") shall be deemed to refer to and mean this Agreement as herein amended and
restated,   and such capitalized terms as defined and used in
this Agreement as herein amended and restated. The Borrowers further confirm and agree that all such Credit Documents are and shall remain in full force and effect on and after the Closing Date.

          Section 11.19. RELEASE OF PRIOR PLEDGE AGREEMENTS. Upon the effectiveness of this Third Amended and Restated Credit Agreement on the Closing Date, the Pledge Agreements (as defined in the Existing Credit Agreement) and the Agent's and Lenders' Liens thereunder shall automatically terminate and be released, and the Collateral Agent shall, as promptly as practicable after the Closing Date, return to Interface any and all stock certificates representing the Pledged Stock (as defined in the Existing Credit Agreement) and all stock powers for such shares previously delivered to the Agent by the Credit Parties together with termination statements for any and all Uniform Commercial Code financing statements relating to the Pledge Agreements as well as any other documentation which may be reasonably requested by Interface from time to time in order to confirm the termination and release of the Pledge Agreements and the Liens created thereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Atlanta, Georgia, by their duly authorized officers as of the day and year first above written.

Address for Notices:                    INTERFACE, INC.

2859 Paces Ferry Road
Suite 2000
Atlanta, GA 30339                  By: /s/ Daniel T. Hendrix
Attention: Daniel T. Hendrix          Daniel T. Hendrix
                                      Senior Vice President
Telex No.:
Answerback:

Telecopy No.: 404/319-0070

Address for Notices:                    INTERFACE EUROPE B.V.

c/o Interface, Inc.
2859 Paces Ferry Road
Suite 2000
Atlanta, GA 30339                    By:  /s/ Daniel T. Hendrix
Attention: Daniel T. Hendrix             Daniel T. Hendrix
                                         Attorney-in-Fact
Telex No.:
Answerback:

Telecopy No.: 404/319-0070

Address for Notices:                    INTERFACE EUROPE LIMITED

c/o Interface, Inc.
2859 Paces Ferry Road
Suite 2000
Atlanta, GA 30339                  By: /s/ Daniel T. Hendrix
Attention: Daniel T. Hendrix           Daniel T. Hendrix
                                       Attorney-in-Fact
Telex No.:
Answerback:

Telecopy No.: 404/319-0070

Address for Notices:                    SUNTRUST BANK, ATLANTA,
                                     as Domestic Agent and Collateral
Agent
303 Peachtree Street
24th Floor
Atlanta, GA 30303
Attention: Laura Kahn              By: /s/ Bradley J. Staples
                                       Name: Bradley J. Staples
                                       Title: Vice President
Telex No.: 542210
Answerback: TRUSCO INT ATL
                                   By: /s/ Brenda Zino
Telecopy No.: 404/827-6514            Name:  Brenda Zino
                                      Title: Banking Officer

Payment Office:

25 Park Place, N.E.
Atlanta, GA 30303

Address for Notices:                    THE FIRST NATIONAL BANK
                                        OF CHICAGO, as Multicurrency Agent
One First National Plaza
Chicago, Illinois 60670-0324
Attention: Judith L. Cornwell
                                       By: /s/ Judith Cornwell
                                            Name: Judith Cornwell
                                            Title: Vice President
Telex No.:
Answerback:

Telecopy No.: 312/732-5296


Administrative Office:

One First National Plaza
Chicago, Illinois 60670-0324
Attention: Judith L. Cornwell

Payment Offices:

(See Schedule 4.01)

Address for Notices:                    SUNTRUST BANK, ATLANTA

303 Peachtree Street
24rd Floor
Atlanta, GA 30303
Attention: Laura Kahn              By: /s/ Bradley J. Staples
                                      Name: Bradley J. Staples
                                      Title: Vice Presiden
Telex No.: 542210
Answerback: TRUSCO INT ATL
                                   By: /s/ Branda Zino
Telecopy No.: 404/827-6514            Name: Brenda Zino
                                      Title: Banking Officer

Domestic Lending Office:

One Park Place, N.E.
Atlanta, GA 30303

Telex No.: 542210
Answerback: TRUSCO INT ATL

Eurocurrency Lending Office:

One Park Place, N.E.
Atlanta, Georgia 30303

Telex No. 542210
Answerback: TRUSCO INT ATL
                                                       PRO RATA
                                   AMOUNT                SHARE
                                   ------             ---------

DOMESTIC SYNDICATED
LOAN COMMITMENT:                $26,000,000           11.81818%

DOMESTIC SWING LINE
COMMITMENT:                      $5,000,000          100.00000%

DOMESTIC L/C SUBCOMMITMENT:      $4,727,273           11.81818%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                $11,000,000           13.75000%

MULTICURRENCY L/C
SUBCOMMITMENT:                     $6,875,000         13.75000%

TOTAL COMMITMENT                $37,000,000           12.33333%
(EXCLUDING DOMESTIC
SWING LINE):

Address for Notices:         THE FIRST NATIONAL BANK OF CHICAGO

Mail Suite 0324
One First National Plaza
Chicago, Illinois 60670-0324
Attention: Judith L. Cornwell
                              By:  /s/ Judith Cornwell
                                   Name: Judith Cornwell
                                   Title: Vice President
Telex No.:   4330253
Answerback: FNBC UI
Telecopy No.: 312/732-5296

Administrative Office

One First National Plaza
Chicago, Illinois 60670-0324
Attention: Judith L. Cornwell

Payment Offices:

(See Schedule 4.01)
                                                       PRO RATA
                                   AMOUNT               SHARE
                                   ------              -------
DOMESTIC SYNDICATED
LOAN COMMITMENT:                $26,000,000           11.81818%

DOMESTIC L/C SUBCOMMITMENT:      $4,727,273           11.81818%

MULTICURRENCY SYNDICATED LOAN
COMMITMENT:                     $11,000,000           13.75000%

MULTICURRENCY L/C
SUBCOMMITMENT:                   $6,875,000           13.75000%

MULTICURRENCY SWING LINE
COMMITMENT:                      $5,000,000          100.00000%

TOTAL COMMITMENT
(EXCLUDING MULTICURRENCY
SWING LINE):                    $37,000,000           12.33333%

Address for Notices:                      ABN AMRO BANK N.V.

135 South LaSalle Street
Suite 2805
Chicago, IL 60603                        By: /s/ Linda K. Davis
Attention: Credit Administration            Name: Linda K. Davis
                                            Title: Vice President
Telephone: 312/904-8835
Telecopy: 312/904-8840                   By: /s/ Larry Kelley
                                            Name:Larry Kelley
with a copy to:                             Title: Group Vice President

ABN AMRO BANK N.V.
1 Ravinia Drive, Suite 1200
Atlanta, GA 30346
Attention: Mark Clegg

Telephone: 770/399-7399
Telecopy:   770/399-7397

Domestic Lending Office:

135 South LaSalle Street
Suite 625
Chicago, IL 60603
Attention: Loan Administration

Eurocurrency Lending Office:

135 South LaSalle Street
Suite 625
Chicago, IL 60603
Attention: Loan Administration
                                                       PRO RATA
                                   AMOUNT               SHARE
                                   ------              --------
DOMESTIC SYNDICATED
LOAN COMMITMENT:                $22,400,000           10.18182%

DOMESTIC L/C SUBCOMMITMENT:      $4,072,727           10.18182%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                 $9,600,000           12.00000%

MULTICURRENCY L/C
SUBCOMMITMENT:                   $6,000,000           12.00000%

TOTAL COMMITMENT:               $32,000,000           10.66667%

Address for Notices:              THE BANK OF TOKYO-MITSUBISHI,
                                   LTD., ATLANTA AGENCY
133 Peachtree Street, N.E.
4970 Georgia-Pacific Center
Atlanta, GA 30303
Attention: Brandon Meyerson        By: /s/ Brandon A. Meyerson
                                      Name: Brandon A. Meyerson
Telephone: 404/577-2960               Title: Assistant Vice President
Telecopy No.: 404/577-1155

Telex No.: 6827300
Answerback: 6827300BOT ATL

Domestic Lending Office:

4970 Georgia-Pacific Center
133 Peachtree Street, N.E.
Atlanta, Georgia 30303

Eurocurrency Lending Office:

4970 Georgia-Pacific Center
133 Peachtree Street, N.E.
Atlanta, Georgia 30303
                                                       PRO RATA
                                   AMOUNT                SHARE
                                   ------              --------
DOMESTIC SYNDICATED
LOAN COMMITMENT:                $15,000,000            6.81818%

DOMESTIC L/C SUBCOMMITMENT:      $2,727,273            6.81818%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                 $5,000,000            6.25000%

MULTICURRENCY L/C
SUBCOMMITMENT:                   $3,225,000            6.25000%

TOTAL COMMITMENT:               $20,000,000            6.66667%

Address for Notices:                    CIBC INC.

CIBC Oppenheimer
Two Paces West
2727 Paces Ferry Road, Suite 1200       By: /s/ Cyd Petre
Atlanta, Georgia 30339                      Name:Cyd Petre
Attention: Charlene Harris                  Title: Executive Director
                                               CIBC Oppenheimer Corp., AS AGENT
Telephone: 770/319-4999
Telecopy:   770/319-4954

with a copy to:

CIBC Oppenheimer
425 Lexington Avenue
New York, NY 10017
Attention: Cyd D. Petre

Telephone: 212/856-4165
Telecopy No.: 212/856-3991

Domestic Lending Office:

CIBC Oppenheimer
Two Paces West
2727 Paces Ferry Road, Suite 1200
Atlanta, Georgia 30339

Eurocurrency Lending Office:

CIBC Oppenheimer
Two Paces West
2727 Paces Ferry Road, Suite 1200
Atlanta, Georgia 30339


                                                       PRO RATA
                                   AMOUNT               SHARE
                                   ------              -------
DOMESTIC SYNDICATED
LOAN COMMITMENT:                $15,000,000            6.81818%

DOMESTIC L/C SUBCOMMITMENT:      $2,727,273            6.81818%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                 $5,000,000            6.25000%

MULTICURRENCY L/C
SUBCOMMITMENT:                   $3,225,000            6.25000%

TOTAL COMMITMENT:               $20,000,000            6.66667%

Address for Notices:           CREDITANSTALT CORPORATE FINANCE,
                                 INC. (Assignee of Creditanstalt-Bankverein)

Two Ravinia Drive
Suite 1680                       By: /s/ Stephen W. Hipp
Atlanta, Georgia 30346              Name: Stephen W. Hipp
Attention: Stephen W. Hipp          Title: Associate

Telephone: 770/390-1846          By:/s/ Robert M. [unreadable]
Telecopy No.: 770/390-1851          Name: Robert M. [unreadable]
                                    Title: EVP
Domestic Lending Office:

Two Greenwich Plaza
Greenwich, CT 06830-6353
Attn: Lisa Bruno

Eurocurrency Lending Office:

Two Greenwich Plaza
Greenwich, CT 06830-6353

                                                       PRO RATA
                                   AMOUNT                SHARE
                                   ------              -------
DOMESTIC SYNDICATED
LOAN COMMITMENT:                $26,000,000           11.81818%

DOMESTIC L/C SUBCOMMITMENT:      $4,727,272           11.81818%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                          0            0.00000%

MULTICURRENCY L/C
SUBCOMMITMENT:                            0            0.00000%

TOTAL COMMITMENT:               $26,000,000            8.66667%

Address for Notices:                FIRST UNION NATIONAL BANK
                                    (Successor by Merger to First Union National
999 Peachtree Street, N.E.          Bank of Georgia)
9th Floor
Mail Code 9019
Atlanta, GA 30309
Attention: Donald Dalton           By: /s/ Mayla M. Thom
                                      Name: Mayla M. Thom
                                      Title: Vice President
Telephone: 404/225-4004
Telecopy No.: 404/225-4255

Domestic Lending Office:

999 Peachtree Street, N.E.
9th Floor
Atlanta, GA 30309

Eurocurrency Lending Office:

First Union National Bank
3 Bishopsgate
London EC2N 3AB, ENGLAND
                                                       PRO RATA
                                   AMOUNT                SHARE
                                   ------              --------
DOMESTIC SYNDICATED
LOAN COMMITMENT:                $22,400,000           10.18182%

DOMESTIC L/C SUBCOMMITMENT:      $4,072,727           10.18182%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                 $9,600,000           12.00000%

MULTICURRENCY L/C
SUBCOMMITMENT:                   $6,000,000           12.00000%

TOTAL COMMITMENT:               $32,000,000           10.66667%

Address for Notices:                       FLEET NATIONAL BANK


80 Exchange Street                      By: /s/ Neil C. Buitenhuys
Bangor, Maine 04401                        Name: Neil C. Buitenhuys
Attention: Neil C. Buitenhuys              Title:

Telephone: 207/941-6140
Telecopy No.: 207/941-6023

Domestic Lending Office:

511 Congress Street, P. O. Box 1280
Portland, Maine 04104-5006

Eurocurrency Lending Office:

511 Congress Street, P. O. Box 1280
Portland, Maine 04104-5006
                                                       PRO RATA
                                   AMOUNT               SHARE
                                   ------              --------
DOMESTIC SYNDICATED
LOAN COMMITMENT:                $22,400,000           10.18182%

DOMESTIC L/C SUBCOMMITMENT:      $4,072,727           10.18182%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                 $9,600,000           12.00000%

MULTICURRENCY L/C
SUBCOMMITMENT:                   $6,000,000           12.00000%

TOTAL COMMITMENT:               $32,000,000           10.66667%

Address for Notices:      NATIONSBANK, N.A.

100 North Tryon Street
Mail Code NC1-007-08-11                 By: /s/ David H. Dinkins
Charlotte, NC 28255                         Name: David H. Dinkins
Attention: David Dinkins                    Title: Vice President

Telephone: 704/386-2951
Telecopy No.: 704/386-1270

Domestic Lending Office:

One Independence Center
101 North Tryon Street
Mail Code NC1-001-15-03
Charlotte, NC 28255

Eurocurrency Lending Office:

One Independence Center
101 North Tryon Street
Mail Code NC1-001-15-03
Charlotte, NC 28255
                                                       PRO RATA
                                   AMOUNT              SHARE

DOMESTIC SYNDICATED
LOAN COMMITMENT:                $22,400,000           10.18182%

DOMESTIC L/C SUBCOMMITMENT:      $4,072,727           10.18182%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                 $9,600,000           12.00000%

MULTICURRENCY L/C
SUBCOMMITMENT:                   $6,000,000           12.00000%

TOTAL COMMITMENT:               $32,000,000           10.66667%

Address for Notices:           WACHOVIA BANK, N.A.
                               (Successor by Merger to Wachovia Bank
191 Peachtree Street, N.E.     of Georgia, N.A.)
29th Floor                     By: /s/ William B. Nixon
Atlanta, GA 30303                 Name: William B. Nixon
Attention: William B. Nixon       Title: Vice President

Telephone: 404/332-4884
Telecopy No.: 404/332-5016

Domestic Lending Office:

191 Peachtree Street, N.E.
Atlanta, Georgia 30303

Eurocurrency Lending Office:

191 Peachtree Street, N.E.
Atlanta, Georgia 30303
                                                       PRO RATA
                                   AMOUNT                SHARE
                                   ------              -------
DOMESTIC SYNDICATED
LOAN COMMITMENT:                $22,400,000           10.18182%

DOMESTIC L/C SUBCOMMITMENT:      $4,072,727           10.18182%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                 $9,600,000           12.00000%

MULTICURRENCY L/C
SUBCOMMITMENT:                   $6,000,000           12.00000%

TOTAL COMMITMENT:               $32,000,000           10.66667%